FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.:333-190246-14

Dated May 29, 2015		JPMBB 2015-C29
Free Writing Prospectus Structural and Collateral Term Sheet

JPMBB 2015-C29

$984,488,178 (Approximate Mortgage Pool Balance)

$829,499,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2015-C29

JPMorgan Chase Bank, National Association Barclays Bank PLC RAIT Funding, LLC Redwood Commercial Mortgage Corporation Starwood Mortgage Funding II LLC Mortgage Loan Sellers
J.P. Morgan Co-Lead Manager and Joint Bookrunner		Barclays Co-Lead Manager and Joint Bookrunner

Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated May 29, 2015	JPMBB 2015-C29

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”) or Drexel Hamilton, LLC (“Drexel”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 as amended or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / Fitch / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA	$49,025,000	30.000%	2.83	7/15-4/20	45.2%	14.9%
A-2	Aaa(sf) / AAAsf / AAA	$212,993,000	30.000%	4.87	4/20-6/20	45.2%	14.9%
A-3A1	Aaa(sf) / AAAsf / AAA	$60,000,000	30.000%	9.65	11/24-4/25	45.2%	14.9%
A-4	Aaa(sf) / AAAsf / AAA	$222,921,000	30.000%	9.80	4/25-5/25	45.2%	14.9%
A-SB	Aaa(sf) / AAAsf / AAA	$69,203,000	30.000%	7.20	4/20-11/24	45.2%	14.9%
X-A(6)	Aa1(sf) / AAAsf / AAA	$753,133,000	N/A	N/A	N/A	N/A	N/A
X-B(6)	NR / AA-sf / AAA	$54,147,000	N/A	N/A	N/A	N/A	N/A
A-S(7)(8)	Aa2(sf) / AAAsf / AAA	$63,991,000	23.500%	9.88	5/25-5/25	49.4%	13.6%
B(7)(8)	NR / AA-sf / AA-	$54,147,000	18.000%	9.88	5/25-5/25	53.0%	12.7%
C(7)(8)	NR / A-sf / A-	$44,302,000	13.500%	9.92	5/25-6/25	55.9%	12.0%
EC(7)(8)(9)	NR / A-sf / A-	$162,440,000	13.500%	9.89	5/25-6/25	55.9%	12.0%
D	NR / BBB-sf / BBB-	$52,917,000	8.125%	9.96	6/25-6/25	59.4%	11.3%

Privately Offered Certificates(10)
Class	Expected Ratings (Moody’s / Fitch / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-3A2	Aaa(sf) / AAAsf / AAA	$75,000,000	30.000%	9.65	11/24-4/25	45.2%	14.9%
X-C(6)	NR / A-sf / AAA	$44,302,000	N/A	N/A	N/A	N/A	N/A
X-D(6)	NR / BBB-sf / AAA	$52,917,000	N/A	N/A	N/A	N/A	N/A
X-E(6)	NR / BBsf / AAA	$20,920,000	N/A	N/A	N/A	N/A	N/A
X-F(6)	NR / Bsf / AAA	$11,075,000	N/A	N/A	N/A	N/A	N/A
X-NR(6)	NR / NR / AAA	$47,994,178	N/A	N/A	N/A	N/A	N/A
E	NR / BBsf / BB	$20,920,000	6.000%	9.96	6/25-6/25	60.7%	11.1%
F	NR / Bsf / B+	$11,075,000	4.875%	9.96	6/25-6/25	61.5%	10.9%
NR	NR / NR / NR	$47,994,178	0.000%	11.07	6/25-5/30	64.6%	10.4%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a June 30, 2015 closing date. Based on modeling assumptions as described in the Free Writing Prospectus dated May 29, 2015 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Notional Amounts are defined in the Free Writing Prospectus.
(7)
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)
The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(9)
Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(10)
The Class A-3A2, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR and Class R Certificates are not being offered by the Free Writing Prospectus and this Term Sheet. The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Summary of Transaction Terms

Securities Offered:	$829,499,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Co-Manager:	Drexel Hamilton, LLC.

Mortgage Loan Sellers:
JPMorgan Chase Bank, National Association (“JPMCB”) (39.4%), Barclays Bank PLC (“Barclays”) (24.4%), RAIT Funding, LLC (“RAIT”) (13.2%), Redwood Commercial Mortgage Corporation (“RCMC”) (11.7%) and Starwood Mortgage Funding II LLC (“SMF II”) (11.2%).

Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”).

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).

Directing Certificateholder:	An affiliated fund of, or an entity controlled by affiliated funds of, Blackrock Realty Advisors, Inc.

Trustee:	Wilmington Trust, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Morningstar Credit Ratings, LLC (“Morningstar”).

Pricing Date:	On or about June 5, 2015.

Closing Date:	On or about June 30, 2015.

Cut-off Date:
With respect to each mortgage loan, the related due date in June 2015, or with respect to any mortgage loan that has its first due date in July 2015, the date that would otherwise have been the related due date in June 2015.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in July 2015.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in July 2015.

Assumed Final Distribution Date:	The Distribution Date in May 2030, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in May 2048.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3A1, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class EC and Class D Certificates will be offered publicly (the “Publicly Offered Certificates”). The Class A-3A2, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:
On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than the greater of (i) 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, or (ii) the product of (x) a percentage that is calculated by dividing the sum of the outstanding principal balance of the mortgage loans identified on Annex A-1 to the Free Writing Prospectus as “Bridgeway Business Center” and “The Heights” on the date that is the 10-year anniversary from the start-up date of the trust by the aggregate principal balance of the mortgage loans as of the cut-off date and (y) the aggregate principal balance of the mortgage loans as of the cut-off date.

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:
The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management Inc., Interactive Data Corporation and Markit.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$984,488,178
Number of Mortgage Loans:	63
Number of Mortgaged Properties:	85
Average Cut-off Date Balance per Mortgage Loan:	$15,626,796
Weighted Average Current Mortgage Rate:	4.21568%
10 Largest Mortgage Loans as % of IPB:	43.2%
Weighted Average Remaining Term to Maturity:	107 months
Weighted Average Seasoning:	1 months

Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	1.79x
Weighted Average UW NOI Debt Yield(1):	10.4%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	64.6%
Weighted Average Maturity Date LTV(1)(3):	55.6%

Other Statistics
% of Mortgage Loans with Additional Debt:	17.0%
% of Mortgaged Properties with Single Tenants:	1.1%

Amortization
Weighted Average Original Amortization Term(4):	351 months
Weighted Average Remaining Amortization Term(4):	351 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	49.1%
% of Mortgage Loans with Amortizing Balloon:	31.8%
% of Mortgage Loans with Interest-Only:	17.5%
% of Mortgage Loans with Fully Amortizing:	1.5%

Cash Management(5)
% of Mortgage Loans with Springing Lockboxes:	47.7%
% of Mortgage Loans with In-Place, Hard Lockboxes:	30.2%
% of Mortgage Loans with In-Place, CMA Lockboxes:	19.8%
% of Mortgage Loans with In-Place, Soft Lockboxes:	1.8%
% of Mortgage Loans with No Lockbox:	0.6%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	85.6%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	52.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	92.0%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	83.3%

(1)	In the case of Loan Nos. 2, 8, 10 and 12, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(2)
In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the interest-only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

(3)
In the case of Loan No. 21, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	Excludes six mortgage loans that are interest-only for the entire term.
(5)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(6)	CapEx Reserves include FF&E reserves for hotel properties.
(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, industrial, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB	18	22	$387,644,693	39.4%
Barclays	16	32	240,628,182	24.4
RAIT	8	8	130,392,090	13.2
RCMC	13	13	115,541,327	11.7
SMF II	8	10	110,281,886	11.2
Total:	63	85	$984,488,178	100.0%

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF/Units/ Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	2025 M Street	RAIT	1	$63,560,000	6.5%	191,248	Office	1.43x	8.8%	57.8%	50.3%
2	One City Centre	JPMCB	1	$60,000,000	6.1%	602,122	Office	2.04x	9.1%	61.7%	61.7%
3	400 Poydras	JPMCB	1	$55,756,339	5.7%	595,566	Mixed Use	1.60x	11.1%	72.7%	58.7%
4	Cole IV Retail Portfolio - Pool I	Barclays	6	$50,000,000	5.1%	680,486	Retail	3.30x	13.4%	48.1%	48.1%
5	Cole IV Retail Portfolio - Pool II	Barclays	6	$50,000,000	5.1%	551,854	Retail	3.27x	13.4%	48.4%	48.4%
6	Alta Woodlake Square	JPMCB	1	$31,000,000	3.1%	256	Multifamily	1.34x	8.0%	77.0%	70.1%
7	Little Palm Island Resort	Barclays	1	$30,963,678	3.1%	30	Hotel	1.90x	11.7%	56.1%	51.5%
8	JAGR Portfolio	JPMCB	3	$30,000,000	3.0%	721	Hotel	1.78x	11.4%	64.6%	61.7%
9	Lenox Towers	JPMCB	1	$27,500,000	2.8%	378,838	Office	1.56x	11.1%	55.0%	49.9%
10	Horizon Outlet Shoppes Portfolio	SMF II	3	$26,675,000	2.7%	555,682	Retail	1.42x	9.6%	62.6%	53.4%

	Top 3 Total/Weighted Average		3	$179,316,339	18.2%			1.69x	9.6%	63.7%	56.7%
	Top 5 Total/Weighted Average		15	$279,316,339	28.4%			2.26x	11.0%	58.2%	53.7%
	Top 10 Total/Weighted Average		24	$425,455,018	43.2%			2.03x	10.8%	59.9%	55.0%
(1)	In the case of Loan Nos. 2, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans.

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut- off Date Balance	Pari Passu Loan Cut-off Date Balance	Total Mortgage Loan Cut- off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
2	One City Centre	$60,000,000	$40,000,000	$100,000,000	JPMBB 2015-C29	Wells Fargo	Midland	JPMBB 2015-C29
8	JAGR Portfolio	$30,000,000	$17,500,000	$47,500,000	JPMBB 2015-C29	Wells Fargo	Midland	JPMBB 2015-C29
10	Horizon Outlet Shoppes Portfolio	$26,675,000	$28,000,000	$54,675,000	JPMBB 2015-C28	Wells Fargo	Midland	JPMBB 2015-C28
12	Marriott - Pittsburgh	$25,000,000	$19,060,000	$44,060,000	JPMBB 2015-C29	Wells Fargo	Midland	JPMBB 2015-C29

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Collateral Characteristics

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)(3)	Total Debt UW NCF DSCR(3)	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
3	400 Poydras	$55,756,339	$7,000,000	$62,756,339	1.60x	1.32x	72.7%	81.8%	11.1%	9.9%
6	Alta Woodlake Square	$31,000,000	$4,000,000	$35,000,000	1.34x	1.10x	77.0%	86.9%	8.0%	7.1%
8	JAGR Portfolio	$30,000,000	$7,500,000	$55,000,000	1.78x	1.41x	64.6%	74.8%	11.4%	9.8%
11	Aspen Heights - Texas A&M University Corpus Christi	$26,000,000	$4,380,000	$30,380,000	1.54x	1.20x	66.3%	77.5%	9.0%	7.7%
12	Marriott - Pittsburgh	$25,000,000	$7,140,000	$51,200,000	1.78x	1.40x	68.8%	80.0%	10.9%	9.3%
(1)	In the case of Loan Nos. 3, 6, 8, 11 and 12, subordinate debt represents mezzanine loans.
(2)	In the case of Loan Nos. 8 and 12, Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI Debt Yield and Mortgage Loan Cut-off Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of Loan No. 11, the Mortgage Loan UW NCF DSCR and Total Debt UW NCF DSCR are calculated using the average of principal and interest payments over the first 12 months following the interest-only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Collateral Characteristics

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Office	CBD	5	$170,431,534	17.3%	89.5%	1.66x	9.3%	60.2%	55.3%
	Suburban	7	43,947,105	4.5	82.4%	1.71x	11.5%	72.0%	60.7%
	Medical	4	24,468,000	2.5	98.2%	1.44x	8.9%	73.8%	65.1%
	Subtotal:	16	$238,846,639	24.3%	89.1%	1.65x	9.7%	63.8%	57.3%

Retail	Anchored	17	$142,138,912	14.4%	96.7%	2.76x	12.8%	53.0%	45.2%
	Unanchored	2	35,000,000	3.6	100.0%	1.56x	9.5%	61.1%	53.0%
	Outlet Center	3	26,675,000	2.7	86.7%	1.42x	9.6%	62.6%	53.4%
	Shadow Anchored	2	14,150,000	1.4	87.9%	1.71x	10.8%	65.8%	55.7%
	Freestanding	3	10,910,000	1.1	100.0%	1.76x	8.1%	64.8%	59.7%
	Subtotal:	27	$228,873,912	23.2%	95.6%	2.31x	11.6%	56.7%	48.7%

Hotel	Full Service	7	$124,300,322	12.6%	72.9%	1.82x	11.2%	63.7%	56.6%
	Limited Service	5	54,686,298	5.6	75.1%	1.93x	11.5%	62.9%	49.5%
	Extended Stay	2	18,033,970	1.8	82.0%	1.57x	10.2%	69.6%	50.8%
	Subtotal:	14	$197,020,590	20.0%	74.3%	1.83x	11.2%	64.0%	54.1%

Multifamily	Garden	6	$80,301,930	8.2%	96.0%	1.39x	8.5%	73.6%	64.6%
	Student	4	64,950,000	6.6	98.2%	1.42x	8.8%	69.4%	63.0%
	Subtotal:	10	$145,251,930	14.8%	97.0%	1.41x	8.7%	71.7%	63.9%

Mixed Use	Office/Retail/Parking	1	$55,756,339	5.7%	85.2%	1.60x	11.1%	72.7%	58.7%
	Retail/Office	2	42,125,000	4.3	85.1%	1.35x	8.7%	73.8%	63.5%
	Office/Retail	2	8,100,000	0.8	94.1%	1.79x	11.8%	67.0%	56.9%
	Subtotal:	5	$105,981,339	10.8%	85.9%	1.52x	10.2%	72.7%	60.5%

Self Storage	Self Storage	10	$42,564,184	4.3%	82.5%	1.53x	9.0%	73.3%	63.9%

Industrial	Warehouse	1	$15,958,634	1.6%	98.2%	2.03x	17.0%	50.7%	17.3%
	Flex	2	$9,990,950	1.0	93.2%	1.60x	11.3%	67.6%	55.3%
	Subtotal:	3	$25,949,584	2.6%	96.3%	1.87x	14.8%	57.2%	31.9%

Total / Weighted Average:		85	$984,488,178	100.0%	88.4%	1.79x	10.4%	64.6%	55.6%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 2, 8, 10 and 12, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the interest-only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

(4)
In the case of Loan No. 21, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Texas	9	$145,810,000	14.8%	90.8%	1.80x	9.1%	66.4%	62.9%
Florida	10	128,443,193	13.0	84.0%	1.60x	9.9%	66.6%	57.7%
California	7	80,336,644	8.2	90.8%	2.18x	11.1%	61.6%	53.8%
Georgia	10	73,207,806	7.4	85.0%	2.03x	11.1%	58.1%	51.7%
Washington, D.C.	1	63,560,000	6.5	99.5%	1.43x	8.8%	57.8%	50.3%
Louisiana	1	55,756,339	5.7	85.2%	1.60x	11.1%	72.7%	58.7%
Pennsylvania	4	49,300,000	5.0	83.1%	2.00x	11.3%	65.2%	56.8%
Virginia	5	45,158,634	4.6	87.8%	1.68x	13.5%	66.5%	45.8%
South Carolina	7	42,720,261	4.3	91.8%	2.09x	11.4%	63.8%	52.2%
North Carolina	3	38,965,422	4.0	93.4%	1.51x	9.4%	69.6%	59.1%
Maryland	3	32,138,158	3.3	73.0%	1.64x	10.4%	64.5%	58.4%
Mississippi	2	31,506,632	3.2	84.8%	1.53x	10.0%	67.0%	63.9%
Indiana	5	30,176,768	3.1	89.8%	1.81x	10.5%	66.7%	55.8%
Michigan	3	29,968,654	3.0	83.6%	1.61x	12.7%	59.1%	30.4%
Tennessee	2	26,118,640	2.7	76.9%	2.32x	12.5%	57.8%	48.9%
Ohio	1	17,200,000	1.7	100.0%	3.30x	13.4%	48.1%	48.1%
Wisconsin	1	15,453,692	1.6	90.4%	1.42x	9.6%	62.6%	53.4%
Alabama	1	13,700,000	1.4	100.0%	1.30x	8.5%	72.5%	63.5%
Connecticut	2	12,968,000	1.3	98.9%	1.38x	8.3%	74.8%	68.1%
Arizona	2	11,297,105	1.1	85.6%	1.42x	9.2%	72.4%	60.6%
Massachusetts	1	10,471,534	1.1	91.8%	1.37x	9.5%	71.2%	57.0%
Oregon	1	8,900,000	0.9	98.1%	1.35x	8.9%	70.6%	61.6%
New Mexico	1	6,950,000	0.7	98.1%	3.30x	13.4%	48.1%	48.1%
Washington	1	6,391,267	0.6	77.3%	1.42x	9.6%	62.6%	53.4%
Illinois	1	4,000,000	0.4	92.1%	1.53x	9.9%	68.4%	58.2%
South Dakota	1	3,989,430	0.4	98.5%	1.48x	9.2%	74.7%	60.0%
Total / Weighted Average:	85	$984,488,178	100.0%	88.4%	1.79x	10.4%	64.6%	55.6%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 2, 8, 10 and 12, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the interest-only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

(4)
In the case of Loan No. 21, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$2,497,105	-	$9,999,999	33	$202,744,045	20.6%	4.22147%	119	1.66x	10.1%	69.8%	58.8%
$10,000,000	-	$19,999,999	13	191,977,471	19.5	4.28236%	119	1.58x	10.7%	64.5%	49.7%
$20,000,000	-	$24,999,999	5	113,311,644	11.5	4.13269%	119	1.51x	9.7%	71.2%	59.9%
$25,000,000	-	$49,999,999	7	197,138,678	20.0	4.42239%	91	1.62x	10.2%	64.4%	58.2%
$50,000,000	-	$63,560,000	5	279,316,339	28.4	4.05344%	97	2.26x	11.0%	58.2%	53.7%
Total / Weighted Average:			63	$984,488,178	100.0%	4.21568%	107	1.79x	10.4%	64.6%	55.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
3.76800%	-	4.40000%	49	$771,232,303	78.3%	4.09937%	111	1.84x	10.5%	64.2%	55.0%
4.40001%	-	4.60000%	10	159,517,819	16.2	4.53309%	100	1.56x	10.1%	66.6%	57.7%
4.60001%	-	4.80000%	2	7,988,055	0.8	4.62937%	119	1.54x	11.2%	65.8%	50.1%
4.80001%	-	5.07000%	2	45,750,000	4.6	4.99754%	59	1.76x	11.3%	62.4%	59.0%
Total / Weighted Average:			63	$984,488,178	100.0%	4.21568%	107	1.79x	10.4%	64.6%	55.6%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	7	$221,463,678	22.5%	4.24190%	59	2.41x	12.1%	54.7%	52.5%
120	54	731,877,422	74.3	4.21978%	118	1.60x	9.7%	68.1%	58.5%
180	2	31,147,077	3.2	3.93298%	179	1.78x	15.8%	50.7%	9.0%
Total / Weighted Average:	63	$984,488,178	100.0%	4.21568%	107	1.79x	10.4%	64.6%	55.6%

Remaining Term to Maturity in Months

						Weighted Average
Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
58	-	60	7	$221,463,678	22.5%	4.24190%	59	2.41x	12.1%	54.7%	52.5%
61	-	120	54	731,877,422	74.3	4.21978%	118	1.60x	9.7%	68.1%	58.5%
121	-	180	2	31,147,077	3.2	3.93298%	179	1.78x	15.8%	50.7%	9.0%
Total / Weighted Average:			63	$984,488,178	100.0%	4.21568%	107	1.79x	10.4%	64.6%	55.6%
(1)	In the case of Loan Nos. 2, 8, 10 and 12, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(2)
In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the interest-only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

(3)
In the case of Loan No. 21, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	6	$172,760,000	17.5%	3.86533%	84	2.80x	11.7%	53.9%	53.9%
180	1	15,188,444	1.5	3.76800%	179	1.51x	14.6%	50.6%	0.3%
240	1	15,958,634	1.6	4.09000%	179	2.03x	17.0%	50.7%	17.3%
300	5	39,757,334	4.0	4.36933%	119	1.52x	10.2%	69.4%	50.8%
360	50	740,823,767	75.2	4.30103%	109	1.57x	9.9%	67.4%	58.2%
Total / Weighted Average:	63	$984,488,178	100.0%	4.21568%	107	1.79x	10.4%	64.6%	55.6%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only			6	$172,760,000	17.5%	3.86533%	84	2.80x	11.7%	53.9%	53.9%
179	-	240	2	31,147,077	3.2	3.93298%	179	1.78x	15.8%	50.7%	9.0%
241	-	300	5	39,757,334	4.0	4.36933%	119	1.52x	10.2%	69.4%	50.8%
301	-	360	50	740,823,767	75.2	4.30103%	109	1.57x	9.9%	67.4%	58.2%
Total / Weighted Average:			63	$984,488,178	100.0%	4.21568%	107	1.79x	10.4%	64.6%	55.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
IO-Balloon	33	$483,628,000	49.1%	4.31376%	112	1.48x	9.3%	68.3%	60.2%
Balloon	23	312,911,735	31.8	4.27927%	108	1.71x	11.4%	65.2%	52.0%
Interest Only	6	172,760,000	17.5	3.86533%	84	2.80x	11.7%	53.9%	53.9%
Fully Amortizing	1	15,188,444	1.5	3.76800%	179	1.51x	14.6%	50.6%	0.3%
Total / Weighted Average:	63	$984,488,178	100.0%	4.21568%	107	1.79x	10.4%	64.6%	55.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)

						Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.30x	-	1.35x	6	$113,450,000	11.5%	4.36841%	110	1.33x	8.4%	72.9%	65.3%
1.36x	-	1.45x	11	171,324,534	17.4	4.23769%	118	1.40x	8.9%	65.8%	56.2%
1.46x	-	1.55x	17	184,027,699	18.7	4.20365%	124	1.50x	10.1%	69.3%	55.0%
1.56x	-	1.65x	9	135,997,758	13.8	4.20859%	107	1.59x	10.7%	66.4%	55.7%
1.66x	-	1.80x	4	77,326,163	7.9	4.78609%	81	1.77x	11.2%	65.1%	58.3%
1.81x	-	2.00x	6	81,269,020	8.3	4.28014%	96	1.90x	11.2%	63.8%	54.5%
2.01x	-	3.30x	10	221,093,003	22.5	3.91145%	96	2.64x	12.3%	54.3%	50.0%
Total / Weighted Average:			63	$984,488,178	100.0%	4.21568%	107	1.79x	10.4%	64.6%	55.6%
(1)	In the case of Loan Nos. 2, 8, 10 and 12, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(2)
In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the interest-only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

(3)
In the case of Loan No. 21, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(2)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
48.1%	-	59.9%	11	$310,865,941	31.6%	4.09223%	91	2.20x	11.9%	53.4%	45.3%
60.0%	-	64.9%	7	137,264,184	13.9	4.29272%	105	1.91x	10.2%	62.5%	59.1%
65.0%	-	69.9%	16	164,274,943	16.7	4.32864%	111	1.60x	9.9%	67.7%	57.4%
70.0%	-	77.0%	29	372,083,110	37.8	4.24053%	119	1.48x	9.5%	73.3%	62.1%
Total / Weighted Average:			63	$984,488,178	100.0%	4.21568%	107	1.79x	10.4%	64.6%	55.6%

LTV Ratios as of the Maturity Date(1)(2)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
0.3%	-	44.9%	2	$31,147,077	3.2%	3.93298%	179	1.78x	15.8%	50.7%	9.0%
45.0%	-	49.9%	8	178,725,319	18.2	3.90571%	76	2.63x	12.5%	52.0%	48.2%
50.0%	-	54.9%	12	193,990,136	19.7	4.41215%	104	1.57x	10.0%	61.3%	51.7%
55.0%	-	59.9%	11	171,033,215	17.4	4.28602%	118	1.67x	10.6%	70.2%	57.5%
60.0%	-	64.9%	23	317,264,430	32.2	4.24131%	113	1.62x	9.5%	69.3%	62.1%
65.0%	-	70.1%	7	92,328,000	9.4	4.27994%	108	1.41x	8.6%	73.8%	67.8%
Total / Weighted Average:			63	$984,488,178	100.0%	4.21568%	107	1.79x	10.4%	64.6%	55.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	45	$531,607,550	54.0%	4.26886%	115	1.59x	9.8%	66.7%	57.2%
Yield Maintenance	17	$435,630,628	44.2	4.13558%	99	2.04x	11.4%	61.8%	53.2%
None	1	17,250,000	1.8	4.60000%	58	1.32x	8.8%	69.0%	65.7%
Total / Weighted Average:	63	$984,488,178	100.0%	4.21568%	107	1.79x	10.4%	64.6%	55.6%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	43	$621,859,144	63.2%	4.27485%	111	1.68x	10.6%	65.7%	55.0%
Acquisition	18	322,529,034	32.8	4.09293%	97	2.03x	10.4%	61.8%	56.3%
Refinance/Acquisition	1	21,500,000	2.2	4.15000%	119	1.53x	9.3%	65.5%	55.5%
Recapitalization	1	18,600,000	1.9	4.44200%	120	1.34x	8.9%	74.1%	63.2%
Total / Weighted Average:	63	$984,488,178	100.0%	4.21568%	107	1.79x	10.4%	64.6%	55.6%
(1)	In the case of Loan Nos. 2, 8, 10 and 12, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(2)
In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the interest-only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

(3)
In the case of Loan No. 21, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
2	One City Centre	Houston, TX	Office	GCCFC 2005-GG5
4.02	Marketplace at the Lakes	West Covina, CA	Retail	GSMS 2007-GG10
7	Little Palm Island Resort	Little Torch Key, FL	Hotel	GSMS 2012-GCJ7
8.02	Doubletree Grand Rapids	Grand Rapids, MI	Hotel	CSMC 2006-C1
8.03	Doubletree Annapolis	Annapolis, MD	Hotel	CSMC 2006-C1
10	Horizon Outlet Shoppes Portfolio	Various, Various	Retail	WBCMT 2006-C23
12	Marriott – Pittsburgh	Pittsburgh, PA	Hotel	GCCFC 2005-GG5
19.01	Assured Self Storage	Altamonte, FL	Self Storage	BACM 2006-1
19.03	United Self Storage	Valrico, FL	Self Storage	BSCMS 2006-PW14
19.04	Gordon Highway Self Storage	Augusta, GA	Self Storage	GSMS 2012-GC6
24	The Heights	Dearborn Heights, MI	Retail	JPMCC 2005-CB12
25	Garden District Apartments	Auburn, AL	Multifamily	BSCMS 2006-PW13
26	El Paseo Collection South	Palm Desert, CA	Retail	JPMCC 2005-LDP3
29	Chestnut Place	Worcester, MA	Office	BACM 2005-3
34	The Weatherly	Portland, OR	Office	MLCFC 2006-3
36	Fairfield Inn Destin	Destin, FL	Hotel	GSMS 2005-GG4
40	Windwood Centre	Virginia Beach, VA	Office	CD 2005-CD1
47	Cavalier Building	Nashville, TN	Office	MLMT 2005-LC1
52	14001 Weston Parkway	Cary, NC	Industrial	BSCMS 2005-PWR8
53	Rockmead Professional Center	Kingwood, TX	Office	GMACC 2005-C1
61	AAA Storage City	Ridgeland, SC	Self Storage	BACM 2005-4
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date LTV Ratio
4	Cole IV Retail Portfolio - Pool I	Various, Various	$50,000,000	5.1%	$50,000,000	23.5%	60	59	3.30x	13.4%	48.1%	48.1%
5	Cole IV Retail Portfolio - Pool II	Various, Various	50,000,000	5.1%	50,000,000	23.5	60	59	3.27x	13.4%	48.4%	48.4%
7	Little Palm Island Resort	Little Torch Key, FL	30,963,678	3.1%	28,407,158	13.3	60	59	1.90x	11.7%	56.1%	51.5%
8	JAGR Portfolio	Various, Various	30,000,000	3.0%	28,663,111	13.5	60	58	1.78x	11.4%	64.6%	61.7%
9	Lenox Towers	Atlanta, GA	27,500,000	2.8%	24,952,041	11.7	60	60	1.56x	11.1%	55.0%	49.9%
21	Eagles Trail	Hattiesburg, MS	17,250,000	1.8%	16,427,597	7.7	60	58	1.32x	8.8%	69.0%	65.7%
23	Doubletree Baltimore Airport	Linthicum Heights, MD	15,750,000	1.6%	14,543,166	6.8	60	60	1.73x	11.2%	58.3%	53.9%
Total / Weighted Average:			$221,463,678	22.5%	$212,993,074	100.0%	60	59	2.41x	12.1%	54.7%	52.5%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.

■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates on each Distribution Date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates.

The pass-through rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B Certificates for that Distribution Date.

The pass-through rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C Certificates for that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class D Certificates for that Distribution Date.

The pass-through rate for the Class X-E Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class E Certificates for that Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for that Distribution Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Structural Overview

The pass-through rate for the Class X-NR certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class NR certificates for that Distribution Date.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related Distribution Date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3A1 and Class A-3A2 Certificates, pro rata based on the respective Certificate Balances, until the Certificate Balances of such Classes are reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan) to such Classes on or prior to such date). If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates)), the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balance of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Class C Certificates (determined without giving effect to any exchange and conversion of any Class C Certificates for Class EC Certificates)), the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-D Certificates’ notional amount (the Certificate Balance of the Class D Certificates), the notional amount of the Class X-E Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-E Certificates’ notional amount (the Certificate Balance of the Class E Certificates), the notional amount of the Class X-F Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-F Certificates’ notional amount (the Certificate Balance of the Class F Certificates) and the notional amount of the Class X-NR Certificates will be reduced by the aggregate amount of principal distribution, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-NR Certificates’ notional amount (the Certificate Balance of the Class NR Certificates).

■	Exchangeable Certificates and the Class EC Certificates:
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

■	Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between four groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class X-A and Class A-S Certificates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Structural Overview

(calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”), (b) the Class B and Class X-B Certificates (calculated without giving effect to any exchange and conversion of Class B Certificates for Class EC Certificates) (“YM Group B”), (c) the Class C and Class X-C Certificates (calculated without giving effect to any exchange and conversion of Class C Certificates for Class EC Certificates) (“YM Group C”) and (d) the Class D and Class X-D Certificates (“YM Group D”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

		YM Charge	X	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
				Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR or Class R Certificates. Once the Certificate Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-C Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

■	Realized Losses:
Realized losses on the mortgage loans (exclusive of losses on any related companion loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates, respectively.

Realized losses on each whole loan will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

With respect to the Horizon Outlet Shoppes Portfolio mortgage loan, any Appraisal Reduction will be similarly determined pursuant to the JPMBB 2015-C28 pooling and servicing agreement under which it is serviced.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each whole loan, the Appraisal Reduction amount is notionally allocated first to the related subordinate companion loan(s), if any (until the principal balance of such subordinate companion loan is notionally reduced to zero by such Appraisal Reductions), and then, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

■	Whole Loans:
Four mortgage loans are each evidenced by one or more separate notes and are each, together with one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property or portfolio of related mortgaged properties. Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of these Whole Loans, referred to as the “One City Centre Whole Loan”, the “JAGR Portfolio Whole Loan”, the “Horizon Outlet Shoppes Portfolio Whole Loan” and the “Marriott - Pittsburgh Whole Loan”, a related Companion Loan is pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Companion Loans”). The One City Centre Pari Passu Companion Loan, the JAGR Portfolio Pari Passu Companion Loan and the Marriott - Pittsburgh Pari Passu Companion Loan are referred to as “Serviced Companion Loans”.

The One City Centre Whole Loan, the JAGR Portfolio Whole Loan and the Marriott-Pittsburgh Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMBB 2015-C29 transaction (the “Pooling and Servicing Agreement”).

The Horizon Outlet Shoppes Portfolio Whole Loan will be serviced pursuant to the JPMBB 2015-C28 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—Horizon Outlet Shoppes Portfolio Whole Loan” in the Free Writing Prospectus.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Pari Passu Companion Loan, as a collective whole, taking into account the pari passu nature of any Pari Passu Companion Loan), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Defaulted Loan Purchase Price”) except as described in the Free Writing Prospectus.

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future) the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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If the Special Servicer does not receive an offer at least equal to the Defaulted Loan Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, provided that the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan (but only with respect to the related Serviced Whole Loan) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any defaulted mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Defaulted Loan Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to a Serviced Whole Loan, the holder of any related Pari Passu Companion Loan, as a collective whole, so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to the Horizon Outlet Shoppes Portfolio Whole Loan, if the special servicer under the JPMBB 2015-C28 pooling and servicing agreement determines to sell the related Pari Passu Companion Loan as described above, then the JPMBB 2015-C28 special servicer will be required to sell the related Whole Loan, including the related mortgage loan included in the JPMBB 2015-C29 trust (the “JPMBB 2015-C29 Trust”) and the related Pari Passu Companion Loan, as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Classes E, F and NR.

■	Control Rights:
The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan. With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the Horizon Outlet Shoppes Portfolio mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the JPMBB 2015-C28 pooling and servicing agreement.

With respect to each of the One City Centre Whole Loan, the JAGR Portfolio Whole Loan and the Marriott - Pittsburgh Whole Loan, direction, consent and consultation rights of the Directing Certificateholder, with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the `related intercreditor agreement.

■	Directing Certificateholder:	BlackRock Realty Advisors, Inc. on behalf of one or more managed funds or accounts is expected to be appointed the initial Directing Certificateholder.

■	Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Event:
A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority Controlling Class Certificateholder and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■	Consultation Termination Event:
A “Consultation Termination” Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the only Class of Control Eligible Certificates that have a then-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance of such Class, and the then-Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:
The Senior Trust Advisor will initially be Pentalpha Surveillance LLC. The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced mortgage loans. The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced mortgage loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the specially serviced mortgage loans. The Senior Trust Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Horizon Outlet Shoppes Portfolio Whole Loan. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB Commercial Mortgage Securities Trust 2015-C28 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Horizon Outlet Shoppes Portfolio Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Senior Trust Advisor will be responsible for:

●
after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

●
after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with due consideration to (and as limited by) the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Senior Trust Advisor by the Special Servicer with respect to the specially serviced mortgage loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

●
prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the Senior Trust Advisor after such calculations have been finalized. The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

●
after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons (as defined in the Free Writing Prospectus) on the Certificate Administrator’s website related to specially serviced mortgage loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the One City Centre Whole Loan, the JAGR Portfolio Whole Loan and the Marriott - Pittsburgh Whole Loan, the holder of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the special servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to the Horizon Outlet Shoppes Portfolio Whole Loan, the JPMBB 2015-C29 Trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the JPMBB 2015-C28 pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Event. However, the successor special servicer will be selected pursuant to the JPMBB 2015-C28 pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

■	Master Servicer and Special Servicer Compensation:
The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan (including any non-serviced mortgage loan), REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced mortgage loan and REO loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loan) or Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected mortgage loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected mortgage loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected mortgage loan that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any corrected mortgage loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including any related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected mortgage loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including any Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Similar fees to those described above will be payable to the special servicer for the Horizon Outlet Shoppes Portfolio Whole Loan under the JPMBB 2015-C28 pooling and servicing agreement. See “Servicing of the Mortgage Loans—Servicing of the Horizon Outlet Shoppes Portfolio Mortgage Loan” in the Free Writing Prospectus.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced mortgage loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
		■	special notices
		■	summaries of asset status reports
		■	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		■	an “Investor Q&A Forum”
		■	a voluntary investor registry
		■	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

2025 M Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

2025 M Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

2025 M Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

2025 M Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RAIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$63,560,000	Title:	Fee
Cut-off Date Principal	$63,560,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	6.5%	Net Rentable Area (SF):	191,248
Loan Purpose:	Acquisition	Location:	Washington, DC
Borrower:	Mikeone EK M Street Holdings,	Year Built / Renovated:	1971 / 1995
	LLC	Occupancy(1):	99.5%
Sponsors:	EK 2013 Family Trust and Michael	Occupancy Date:	2/11/2015
	Klein	Number of Tenants:	7
Interest Rate:	4.25000%	2012 NOI:	$6,807,959
Note Date:	3/13/2015	2013 NOI:	$5,206,586
Maturity Date:	4/1/2025	2014 NOI:	$5,107,614
Interest-only Period:	36 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$9,882,877
Original Amortization:	360 months	UW Expenses:	$4,278,934
Amortization Type:	IO-Balloon	UW NOI(1):	$5,603,943
Call Protection:	L(26),Def(90),O(4)	UW NCF(1):	$5,358,823
Lockbox:	Springing	Appraised Value / Per SF:	$110,000,000 / $575
Additional Debt:	N/A	Appraisal Date:	2/11/2015
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$332
Taxes:	$369,150	$147,660	N/A	Maturity Date Loan / SF:	$289
Insurance:	$21,945	$7,315	N/A	Cut-off Date LTV:	57.8%
Replacement Reserves:	$0	$4,489	N/A	Maturity Date LTV:	50.3%
TI/LC:	$2,328,880	$80,065	N/A	UW NCF DSCR:	1.43x
Other:	$888,242	$0	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$63,560,000	56.2%	Purchase Price	$105,944,200	93.7%
Sponsor Equity	49,518,994	43.8	Upfront Reserves	3,608,217	3.2
			Closing Costs	3,526,577	3.1
Total Sources	$113,078,994	100.0%	Total Uses	$113,078,994	100.0%
(1)
Occupancy, UW NOI and UW NCF include a newly executed lease to American-Mideast Educational and Training Services, Inc. totaling 20,404 square feet, for which the tenant is not yet in occupancy or paying rent. The tenant is expected to take occupancy on or about July 1, 2015. American-Mideast Educational and Training Services, Inc.’s first year base rent is $816,160. Current occupancy as of February 11, 2015 excluding this tenant is 88.8%.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 2025 M Street loan has an outstanding principal balance of $63.56 million and is secured by a first mortgage lien on the borrower’s fee interest on a 191,248 square foot office building located in Washington, D.C. The 2025 M Street loan has a 10-year term and, subsequent to an initial three-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity is Mikeone EK M Street Holdings, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The sponsors and nonrecourse carve-out guarantors of the loan are Michael Klein, a Brazilian citizen who primarily resides in Brazil, and the EK 2013 Family Trust, a Florida trust (the EK 2013 Family Trust was established by Samuel Klein for the benefit of his daughter, Eva Klein, and her children). Michael Klein is the son of Samuel Klein, who was the founder of Casas Bahia, a large Brazilian retail chain that recently merged with a competitor and was taken public in 2013. The Kleins are a high-net worth family.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

2025 M Street

The Property. 2025 M Street is a 191,248 square foot, mid-rise, Class B office building built in 1971, renovated in 1995, and located on a 0.63-acre parcel in the central business district of Washington, D.C. The eight-story, “L” shaped building consists of primarily office space, with a ground-floor retail component. Amenities include a rooftop terrace with tables, chairs, and a shade canopy, and a terrace on the second floor level with tables and chairs. In addition, parking is available in a 242-space (approximately 1.3 spaces per 1,000 square feet) underground garage directly beneath the building.

As of February 11, 2015, the property was 99.5% leased by seven tenants, with two vacant spaces, one of which is currently undergoing tenant fit-out for July 2015 occupancy (occupancy as of February 11, 2015 is 88.8% without the leased but not yet occupied space). The largest tenant at the property, Radio Free Asia, leases 72,748 square feet (approximately 38.0% of the net rentable area) through March 2024 with two five-year renewal options, and has been a tenant at the property since 1996. Radio Free Asia is a private, non-profit corporation that broadcasts and publishes news to Asian countries where full, accurate and timely news reports may be unavailable. The second largest tenant at the property, Smith Bucklin, leases 71,389 square feet (approximately 37.3% of the net rentable area) through June 2020 with one, five-year renewal option, and has been a tenant at the property since 1999. Smith Bucklin is a large association management and professional services company, providing full-service management and outsourcing services to trade associations, professional societies, and public, private and non-profit corporations. Smith Bucklin subleases (i) approximately 9,059 square feet of its leased space (representing approximately 4.7% of the net rentable area of the property) to Young Women’s Christian Association of the United States of America, Inc., a non-profit corporation (“YWCA”), and (ii) approximately 4,721 square feet of its leased space (representing approximately 2.5% of the net rentable area of the property) to the Asian & Pacific Islander Scholarship Fund, a non-profit corporation (“APISF”). The third largest tenant at the property, American-Mideast Educational and Training Services, Inc. (“AMID”), recently executed a lease for 20,404 square feet (approximately 10.7% of the net rentable area) through June 2026 with one five-year renewal option, and is scheduled to take occupancy on or about July 1, 2015. AMID is a non-profit organization engaged in international education, training and development activities in the Middle East and North Africa.

The property is located in the “Golden Triangle” area of the central business district submarket of Washington, D.C., on the north side of M Street NW between its intersections with 20th Street NW and 21st Street NW, just east of New Hampshire Avenue NW. According to a third party research firm, this area encompasses 43 blocks and includes approximately 3,000 businesses, 500 retail shops and restaurants and seven luxury hotels containing approximately 2,000 rooms. The property’s location is served by the Washington Metropolitan Transportation Authority’s Metrorail, which has four stations near the property that provide transportation throughout Washington, D.C. and connect to Northern Virginia and Maryland suburban areas. According to the appraisal, the central business district office submarket contains over 33 million square feet of available office space with a direct vacancy rate of 10.5% as of the fourth quarter of 2014, which is down from 12.5% in 2013. The direct average asking rental rate for all classes of office buildings in the submarket increased by 3.3% year-over-year to $53.23 per square foot on a full service basis, which the appraisal reports is due to fewer immediate, large options available in the vicinity. The 2014 Class A office building direct weighted asking rent at $63.93 per square foot, full service, increased at a higher rate than the overall submarket, 4.5%, due in part to the higher asking rents advertised at buildings currently under construction and/or renovation. According to a marketing report, the central business district Class B office submarket contains approximately 11.8 million square feet of available office space with a direct vacancy rate of 11.1%, as of the first quarter of 2015. The direct average asking rental rate for Class B office space in the central business district office submarket is $53.10 per square foot, full service, as of the first quarter of 2015.

Historical and Current Occupancy (1)
2012	2013	2014	Current (2)
88.9%	88.2%	98.6%	99.5%
(1)	Historical Occupancies are as of December 31 of each year.
(2)
Current Occupancy as of February 11, 2015. Includes one tenant who has signed a lease but is not yet in occupancy. The tenant is expected to take occupancy on or about July 1, 2015. Current occupancy as of February 11, 2015 excluding this tenant is 88.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

2025 M Street

Tenant Summary(1)

Tenant	Tenant Type	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Radio Free Asia(3)	Office	NA / NA / NA	72,748	38.0%	$25.48	3/31/2024
Smith Bucklin(4)	Office	NA / NA / NA	71,389	37.3%	$59.21	6/30/2020
AMID(5)	Office	NA / NA / NA	20,404	10.7%	$40.00	6/30/2026
Kaplan(6)	Retail	NA / NA / NA	14,177	7.4%	$39.46	10/31/2019
Destination Marketing	Office	NA / NA / NA	7,599	4.0%	$42.73	3/31/2020
Salon Prestige	Retail	NA / NA / NA	2,709	1.4%	$30.00	2/28/2025
University of Pittsburgh	Office	NA / NA / NA	1,235	0.6%	$45.00	8/31/2018
(1)	Based on the underwritten rent roll dated February 11, 2015.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
If the U.S. government (1) fails to renew tenant’s annual broadcasting grant or (2) reduces tenant’s annual broadcasting grant by 50% or more, the tenant has the one-time right to terminate its lease with respect to either (A) the entire premises or (B) up to 50% of the premises, in either case effective March 31, 2018 with one year’s prior notice. Such termination is subject to the tenant’s payment of a termination fee equal to the aggregate of (i) rent payments that would have been due but for the termination event for the four month period following the termination, and (ii) the unamortized cost of tenant improvements at the rate of 6.5% per annum.

(4)
Smith Bucklin subleases approximately (i) 9,059 square feet of its space (or 4.7% of the property’s net rentable area) to YWCA, and (ii) 4,721 square feet of its space (or 2.5% of the property’s net rentable area) to APISF.

(5)
Assumes a July 1, 2015 lease commencement date and that AMID is paying base rent. Tenant’s lease has been executed and commences on the earlier of (i) July 1, 2015 or (ii) the date that tenant commences business operations at the property.

(6)
Kaplan has a one-time right to terminate its lease effective September 30, 2016 with one year’s prior notice, which is subject to the payment of a termination fee equal to any unamortized cost of the aggregate of tenant improvements, brokerage commissions, rent abatement and legal costs at the rate of 8.0% per annum.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	987	0.5%	NAP	NAP	987	0.5%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	0	0.5%	$0	0%
2016	0	0	0.0	0	0.0	0	0.5%	$0	0%
2017	0	0	0.0	0	0.0	0	0.5%	$0	0%
2018	1	1,235	0.6	55,575	0.7	1,235	1.2%	$55,575	0.7%
2019	1	14,177	7.4	559,424	7.0	15,412	8.6%	$614,999	7.7%
2020	2	78,988	41.3	4,551,983	57.0	94,400	49.9%	$5,166,982	64.6%
2021	0	0	0.0	0	0.0	94,400	49.9%	$5,166,982	64.6%
2022	0	0	0.0	0	0.0	94,400	49.9%	$5,166,982	64.6%
2023	0	0	0.0	0	0.0	94,400	49.9%	$5,166,982	64.6%
2024	1	72,748	38.0	1,927,948	24.1	167,148	87.9%	$7,094,930	88.8%
2025	1	2,709	1.4	81,270	1.0	169,857	89.3%	$7,176,200	89.8%
2026 & Beyond	1	20,404	10.7	816,160	10.2	190,261	100.0%	$7,992,360	100.0%
Total	7	191,248	100.0%	$7,992,360	100.0%
(1)	Based on the underwritten rent roll dated February 11, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

2025 M Street

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$6,896,384	$6,600,389	$6,916,353	$7,992,360	41.79	83.4%
Vacant Income	0	0	0	19,740	0.10	0.2
Gross Potential Rent	$6,896,384	$6,600,389	$6,916,353	$8,012,100	$41.89	83.6%
Total Reimbursements	1,035,555	1,661,143	1,257,619	1,567,632	8.20	16.4
Net Rental Income	$7,931,939	$ 8,261,532	$ 8,173,972	$ 9,579,732	$ 50.09	100.0%
(Vacancy/Credit Loss)	0	0	0	(478,987)	(2.50)	(5.0)
Other Income(3)	2,113,782	364,421	67,430	2,000	0.01	0.0
Submetered Elec. & OT HVAC	348,666	398,927	474,176	459,600	2.40	4.8
Parking	280,571	295,483	308,046	320,531	1.68	3.3
Effective Gross Income	$10,674,958	$9,320,363	$9,023,624	$9,882,877	$51.68	103.2%

Total Expenses	$3,866,999	$4,113,777	$3,916,010	$4,278,934	$22.37	43.3%

Net Operating Income	$6,807,959	$5,206,586	$5,107,614	$5,603,943	$29.30	56.7%

Total TI/LC, Capex/RR	0	0	0	245,120	1.28	2.5
Net Cash Flow	$6,807,959	$5,206,586	$5,107,614	$5,358,823	$28.02	54.2%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
The increase in Underwritten Rents in Place from 2014 is primarily due to a new 20,404 square foot AMID lease, which has been executed and is expected to commence on or about July 1, 2015. AMID’s first year base rent is $816,160.

(3)	2012 Other Income includes a $2,002,822 termination fee paid by then-tenant Arqiva.

Property Management. The property is managed by Carr Properties Services Subsidiary Corporation, which was the manager of the property prior to the acquisition and is not affiliated with the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $2,328,880 for outstanding tenant improvements and leasing commissions associated with five tenants, $888,242 for future rent credits and abatements, $369,150 for real estate taxes and $21,945 for insurance premiums.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $147,660.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premiums, which currently equates to $7,315.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $4,489 (approximately $0.28 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, during the interest-only period, the excess cash flow after payment of the monthly debt service is required to be escrowed for tenant improvements and leasing commissions and as of the Cut-off Date, the amount is $80,065 (approximately $5.02 per square foot annually). After the interest-only period, the required monthly deposit is $15,937 (approximately $1.00 per square foot annually).

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the loan documents require the borrower to establish a lender-controlled lockbox account into which all revenue generated by the property is required to be deposited thereafter. Upon the first occurrence of a Trigger Period, a cash management account is also required to be established in the name of the borrower for the sole and exclusive benefit of the lender. The funds on deposit in the lockbox account are required to be deposited on each business day to or at the direction of the borrower, unless a Trigger Period exists, in which case, funds are required to be transferred on each business day to the cash management account. So long as no event of default has occurred and is continuing, on each monthly payment date, the lender is required to disburse all funds on deposit in the cash management account to pay required reserves, debt service, approved operating expenses and all other amounts then due and payable under the loan documents, with any remaining amounts (“Excess Cash”) to be disbursed to the borrower unless a Tenant Trigger Period (as defined below) exists. During a Tenant Trigger Period, all Excess Cash will be deposited into a lender-controlled excess cash flow account to be disbursed to the borrower for payment of approved tenant improvements and approved leasing commissions associated with the applicable tenant’s premises unless an event of default has occurred and is continuing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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2025 M Street

A “Trigger Period” means a period commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the loan documents, (ii) the date on which the debt service coverage ratio (as calculated under the loan documents) is less than 1.10x, and (iii) the occurrence of a Tenant Trigger Period.

A “Tenant Trigger Period” means a period commencing upon the first to occur of (i) Smith Bucklin defaulting under its lease, (ii) Smith Bucklin “going dark” in its premises, (iii) Smith Bucklin giving notice that it is terminating its lease for all or any portion of its premises, (iv) any termination or cancellation of Smith Bucklin’s lease and/or Smith Bucklin’s lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Smith Bucklin and (vi) Smith Bucklin failing to extend or renew its lease on or prior to December 31, 2018, but not earlier than June 30, 2018 on terms acceptable to the lender in its sole but reasonable discretion; and expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (i) the satisfaction of the Tenant Cure Conditions (as defined below) or (ii) (x) the entirety of Smith Bucklin’s space is leased to a replacement tenant pursuant to a lender-approved lease, and (y) the replacement tenant under such replacement lease (I) is in actual, physical occupancy of, and open to the public for business in, the leased space, (II) is paying the full unabated rent under its lease and (III) has unconditionally accepted its leased premises.

The “Tenant Cure Conditions” mean, as applicable, (i) Smith Bucklin has cured all defaults under its lease, (ii) Smith Bucklin is no longer “dark”, (iii) Smith Bucklin has revoked or rescinded all termination or cancellation notices and has reaffirmed its lease as being in full force and effect, (iv) with respect to any event specified in clause (vi) of the definition of “Tenant Trigger Period”, Smith Bucklin has renewed or extended its lease on terms that are acceptable to the lender in its sole but reasonable discretion, (v) with respect to any event specified in clause (v) of the definition of “Tenant Trigger Period”, Smith Bucklin is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) Smith Bucklin is paying full, unabated rent under its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

One City Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

One City Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

One City Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

One City Centre

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	6.1%	Net Rentable Area (SF):	602,122
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	BRI 1850 Houston OCC, LLC	Year Built / Renovated:	1961 / 2010
Sponsor:	Accesso Partners, LLC	Occupancy(2):	82.6%
Interest Rate:	3.95000%	Occupancy Date:	2/28/2015
Note Date:	3/25/2015	Number of Tenants:	18
Maturity Date:	4/1/2025	2012 NOI(3):	$7,911,764
Interest-only Period:	120 months	2013 NOI:	$9,740,131
Original Term:	120 months	2014 NOI:	$9,107,191
Original Amortization:	None	TTM NOI (as of 2/2015):	$9,377,052
Amortization Type:	Interest Only	UW Economic Occupancy:	81.6%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$19,305,498
Lockbox:	Hard	UW Expenses:	$10,216,109
Additional Debt:	Yes	UW NOI:	$9,089,389
Additional Debt Balance:	$40,000,000	UW NCF:	$8,176,746
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$162,000,000 / $269
		Appraisal Date:	2/20/2015

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$166
Taxes:	$954,924	$318,308	N/A	Maturity Date Loan / SF:	$166
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.7%
Replacement Reserves:	$10,036	$10,036	N/A	Maturity Date LTV:	61.7%
TI/LC:	$62,500	$62,500	$2,250,000	UW NCF DSCR:	2.04x
Other:	$6,625,904	Springing	$1,500,000	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$100,000,000	100.0%	Payoff Existing Debt	$70,840,321	70.8%
			Return of Equity	20,382,129	20.4
			Upfront Reserves	7,653,364	7.7
			Closing Costs	1,124,186	1.1
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%
(1)
One City Centre is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $100.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $100.0 million One City Centre Whole Loan.

(2)	Occupancy does not include a 21,103 square foot space for which Waste Management has notified the borrower of its plans to vacate at the end of December 2015.
(3)	2012 NOI represents annualized Q4 figures, as the property was acquired in September 2012.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The One City Centre loan is secured by a first mortgage lien on a 29-story, 602,122 square foot office building located in Houston, Texas. The whole loan has an outstanding principal balance as of the Cut-off Date of $100.0 million (the “One City Centre Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the JPMBB 2015-C29 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $40.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C29 Trust. The trustee of the JPMBB 2015-C29 Trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the One City Centre Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The One City Centre Whole Loan has a 10-year term and will be interest-only for the entire term of the loan. The previously existing debt was securitized in 2005 as part of the GCCFC 2005-GG5 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

One City Centre

The Borrower. The borrowing entity for the One City Centre loan is BRI 1850 Houston OCC, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor is Accesso Partners, LLC (“Accesso”). The nonrecourse carve-out guarantors are Dalet Investment Properties (US), LLLP and Dalet Investment Properties, LLLP, both Florida limited liability limited partnerships and affiliates of the loan sponsor. Accesso is a real estate investment and property development group based in Hallandale Beach, Florida, with additional offices in Houston, Texas, Dallas, Texas, Atlanta, Georgia and Minneapolis, Minnesota. Accesso was established in 2003 and has sponsored six closed-end real estate funds and separate accounts with an aggregate capital raise of approximately $500.0 million. Through these funds Accesso has acquired over $1.0 billion worth of commercial and residential real estate. Accesso’s current commercial real estate portfolio includes 38 assets totaling more than of 8.5 million square feet of office, retail, and industrial properties located throughout Texas, Pennsylvania, Florida, North Carolina and the Midwest. Accesso has 11 assets that are located in the Houston market totaling 2.7 million square feet and approximately $416.0 million of total capital.

Accesso acquired the property in 2012 from Behringer Harvard for approximately $131.0 million and assumed the existing debt on the property in order to avoid an estimated prepayment penalty of over $10.0 million. The sponsor is utilizing the loan proceeds to pay off the existing assumed debt. Prior to the acquisition, the property underwent substantial renovations from 2008-2010, including completely renovated common areas and lobby, new mechanicals, upgrades to the exterior and an elevator modernization.

The Property. One City Centre is a LEED Gold-certified Class A office building located at 1021 Main Street in Houston, Texas. The property was constructed in 1961 and renovated in 2010.  The 29-story property totals 602,122 square feet of gross leasable area and consists of office space and two adjacent seven-level parking garages totaling 1,369 spaces (approximately 2.3 spaces per 1,000 square feet which is the highest ratio in the Houston central business district according to the appraisal).  The property is connected to other Class A office buildings in the Houston central business district by a privately-owned, climate controlled seven-mile pedestrian tunnel system. One City Centre is located in front of the Main Street Square Light Rail Station, providing mass-transit access within the Houston area.

As of February 28, 2015, the property was 82.6% leased by 18 tenants. The largest tenant at the property, Waste Management, has been a tenant since 2000 and currently leases 40.5% of the net rentable area through December 2020. Waste Management utilizes the property as part of its downtown Houston headquarters. Waste Management also leases a smaller space in a nearby building and according to the loan sponsor is in discussions to relocate the space to One City Centre. As part of the potential relocation, Waste Management has informed the borrower that it intends to vacate its ninth floor space (21,103 square feet) on December 31, 2015, which was underwritten as vacant. Waste Management is a provider of comprehensive waste management services in North America, servicing more than 20 million customers in the United States and Canada, as well as over 100 Fortune 500 companies as of 2012. The company is rated Baa2/A-/BBB by Moody’s, S&P, and Fitch, respectively. The second largest tenant, Energy XXI (NASDAQ: EXXI), leases 28.4% of the net rentable area through December 2022, has been in occupancy at the property since 2005 and utilizes One City Centre as its headquarters. Initially occupying 13,288 square feet, Energy XXI has expanded its space at the property on several occasions, adding 86,228 square feet between 2006 and 2011 and an additional 71,500 from 2013 to 2014 for a total area leased of 171,016 square feet. Energy XXI is an independent oil and natural gas exploration and production company with a strategy emphasizing acquisitions enhanced by the implementation of value-added drilling programs that provide for organic growth. Since 2005, Energy XXI has completed five acquisitions totaling approximately $2.5 billion, most recently acquiring 130,000 acres from Exxon, essentially doubling Energy XXI’s land holdings. The third largest tenant, Ballard Exploration (“Ballard”), leases 3.1% of the net rentable area through August 2017.  Ballard has been a tenant at the property since January 1999. Ballard provides an extensive range of natural gas and crude oil marketing and field services designed to meet the unique needs of independent producers operating along the onshore Texas and Louisiana Gulf. More specifically, Ballard builds and installs natural gas and crude oil production facilities and pipelines, as well as purchases, markets, transports, and balances natural gas and crude oil production.

One City Centre is located in the heart of the Houston central business district office submarket and is less than one mile from several key Houston demand drivers, such as Main Street Square, the Toyota Center, Bayou Place and Minute Maid Park. Per the appraisal, 26 Fortune 500 companies are headquartered in Houston, 10 of which are based in the Houston central business district submarket. Although known as the “Energy Capital of the World,” several non-energy companies, such as Bank of America, Deloitte & Touche, and JP Morgan Chase also maintain a presence in downtown Houston. One City Centre is located in front of the Main Street Square light rail station, part of a newly constructed seven mile light rail system that provides for transportation throughout the Houston central business district. The appraisal notes that, since 1990, approximately $5.5 billion has been invested in major residential development, infrastructure, hotels and office buildings. According to the appraisal, the Houston central business district office submarket contained approximately 57.6 million square feet of existing supply with an overall vacancy rate of 9.2% as of year-end 2014. The Class A office property vacancy rate for the Houston central business district submarket over the same time period was 8.7% with asking rents of $36.78 and $41.96 per square foot for general office properties and Class A office space, respectively. The appraisal identified four properties that are directly competitive with One City Centre. The properties range in size from 372,757 to 1,061,351 square feet and occupancy from 83.0% to 95.0%. The weighted average occupancy of the group is 89.1% and the average rental rate is $23.25 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

One City Centre

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
86.5%	82.3%	82.2%	82.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 28, 2015.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	Lease Expiration Date
Waste Management(3)(4)	Baa2 / A- / BBB	243,628	40.5%	$4,595,568	$18.86	12/31/2020
Energy XXI(5)	NA / B- / CCC	171,016	28.4%	$3,154,271	$18.44	12/31/2022
Ballard Exploration	NA / NA / NA	18,518	3.1%	$333,324	$18.00	8/31/2017
Wells Fargo Bank	A2 / A+ / AA-	13,136	2.2%	$203,608	$15.50	4/30/2016
Stone Bond Technologies	NA / NA / NA	8,823	1.5%	$136,757	$15.50	5/31/2016
Paloma Resources	NA / NA / NA	7,354	1.2%	$147,080	$20.00	1/31/2016
CT Corporation Systems	NA / NA / NA	7,071	1.2%	$141,420	$20.00	12/31/2015
McCord Development(6)	NA / NA / NA	6,843	1.1%	$136,860	$20.00	12/31/2016
Rivington Capital Advisors	NA / NA / NA	5,214	0.9%	$97,763	$18.75	2/28/2019
Wynne & Wynne LLP	NA / NA / NA	2,992	0.5%	$53,856	$18.00	7/31/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	The Waste Management lease has two five-year extension options.
(4)
Waste Management has several options to contract its space: (i) approximately 880 square feet in the lower tunnel of the building any time on or after the last day of the 72nd month after lease commencement with respect to this particular space, with 12 months’ prior notice; and (ii) all of the space (but not less than all) either on the 12th floor (9,625 square feet) or the 17th floor (21,266 square feet), as of June 30, 2019, with prior written notice by October 31, 2018. In addition, Waste Management executed a contraction option earlier this year and plans to vacate the space it currently occupies on the 9th floor of the property (21,103 square feet) on December 31, 2015. According to the borrower, Waste Management is in the process of consolidating its Houston office footprint and is in discussions to expand the current lease. The ninth floor give-back is part of this long term strategy.

(5)	The Energy XXI lease has one five-year extension option.
(6)	McCord Development has the right to terminate its lease with 30 days’ notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	104,612	17.4%	NAP	NAP	104,612	17.4%	NAP	NAP
2015 & MTM	1	7,071	1.2	$141,420	1.5%	111,683	18.5%	$141,420	1.5%
2016	7	39,421	6.5	689,752	7.4	151,104	25.1%	$831,172	9.0%
2017	4	24,097	4.0	438,299	4.7	175,201	29.1%	$1,269,471	13.7%
2018	0	0	0.0	0	0.0	175,201	29.1%	$1,269,471	13.7%
2019	1	5,214	0.9	97,763	1.1	180,415	30.0%	$1,367,233	14.7%
2020	1	243,628	40.5	4,595,568	49.5	424,043	70.4%	$5,962,801	64.2%
2021	1	2,848	0.5	51,264	0.6	426,891	70.9%	$6,014,065	64.8%
2022	1	171,016	28.4	3,154,271	34.0	597,907	99.3%	$9,168,336	98.8%
2023	0	0	0.0	0	0.0	597,907	99.3%	$9,168,336	98.8%
2024	0	0	0.0	0	0.0	597,907	99.3%	$9,168,336	98.8%
2025	0	0	0.0	0	0.0	597,907	99.3%	$9,168,336	98.8%
2026 & Beyond	2	4,215	0.7	115,653	1.2	602,122	100.0%	$9,283,989	100.0%
Total	18	602,122	100.0%	$9,283,989	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes 21,103 square feet of space that Waste Management indicated it will vacate on December 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

One City Centre

Operating History and Underwritten Net Cash Flow
	2012(1)	2013	2014	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$7,817,405	$8,844,687	$8,858,616	$9,170,042	$9,283,989	$15.42	46.2%
Vacant Income	0	0	0	0	2,087,620	3.47	10.4
Gross Potential Rent	$7,817,405	$8,844,687	$8,858,616	$9,170,042	$11,371,609	$18.89	56.6%
Total Reimbursements	5,157,272	6,701,914	7,084,849	7,030,988	8,732,769	14.50	43.4
Net Rental Income	$12,974,677	$15,546,601	$15,943,465	$16,201,029	$20,104,378	$33.39	100.0%
(Vacancy/Credit Loss)	0	0	(360,886)	(541,420)	(3,690,797)	(6.13)	(18.4)
Other Income(5)	1,818,819	3,352,968	2,780,759	2,706,353	2,891,917	4.80	14.4
Effective Gross Income	$14,793,495	$18,899,569	$18,363,338	$18,365,962	$19,305,498	$32.06	96.0%

Total Expenses	$6,881,731	$9,159,438	$9,256,147	$8,988,910	$10,216,109	$16.97	52.9%

Net Operating Income	$7,911,764	$9,740,131	$9,107,191	$9,377,052	$9,089,389	$15.10	47.1%

Total TI/LC, Capex/RR	0	0	0	0	912,642	1.52	4.7

Net Cash Flow	$7,911,764	$9,740,131	$9,107,191	$9,377,052	$8,176,746	$13.58	42.4%
(1)	2012 NOI represents annualized fourth quarter financials, as the property was acquired in September 2012.
(2)	TTM column represents the trailing 12-month period ending on February 28, 2015.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place consist of in-place rents as of February 28, 2015 including rent steps through March 2016.
(5)
Other Income consists primarily of income from the parking garages, totaling 1,369 spaces. The increase in 2013 Other Income is attributed to the lease termination penalty paid by Electronic Data Systems which had occupied 62,000 square feet at the property. Electronic Data Systems was acquired by Hewlett Packard in 2008 and as part of consolidation, exercised a termination option in 2013 resulting in approximately $1.0 million in termination fees.

Property Management. The property is managed by Accesso Services, LLC, a Florida limited liability company and an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $4,000,000 for an Energy XXI Reserve (as defined below), $2,104,333 for outstanding tenant improvements associated with leases in effect at closing, $954,924 for real estate taxes, $361,070 for outstanding free rent, rent abatements and tenant reimbursements associated with leases in effect at closing, $160,501 for a deferred maintenance reserve, $62,500 for future tenant improvements and leasing commissions and $10,036 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $318,308.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as (i) no event of default exists and (ii) either the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents or the property maintains a debt service coverage ratio greater than 1.75x.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $10,036 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $62,500 (approximately $1.25 per square foot annually) into the TI/LC escrow. The reserve is subject to a cap of $2,250,000 (approximately $3.74 per square foot).

Energy XXI Reserve - At origination of the loan, $4,000,000 was reserved for re-leasing costs in the event Energy XXI contracts or vacates its space. Provided no event of default is continuing and the lender receives evidence that (i) there is no default under the Energy XXI lease, (ii) Energy XXI is in physical occupancy of the space covered by the lease and (iii) Energy XXI is open for business and is paying full contractual rent, the funds in this reserve will be released into the general TI/LC reserve in three installments: (a) $2,000,000 on April 1, 2017, (b) $1,000,000 on April 1, 2018 and (c) all funds remaining on deposit in the reserve account that may be used for general re-leasing costs on April 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

One City Centre

Waste Management Reserve - On each payment date following a Waste Management Trigger Event (as defined below) the borrower is required to deposit (a) all excess cash flows and (b) any termination deposit in connection with the Waste Management lease to be held for tenant improvements and leasing commissions pursuant to the terms more fully described in the loan agreement. The Waste Management Reserve is subject to a cap of (i) $30.00 per square foot of gross leasable space demised to Waste Management as of the origination date if triggered by clauses (i) or (ii) of the Waste Management Trigger Event or (ii) $30.00 per square foot of the leasable space demised to Waste Management as of the origination date not physically occupied by Waste Management or a replacement tenant if triggered by clause (iii).

Waste Management Sublease Reserve - On each payment date following a Waste Management Sublease Trigger Event (as defined below), the borrower is required to deposit $41,667 to be held as additional security for the loan. The Waste Management Sublease Reserve is subject to an initial cap of $1,500,000 (approximately $6.16 per square foot).

A “Waste Management Trigger Event” means the occurrence of any of the following: (i) Waste Management becomes the subject of a bankruptcy, insolvency or similar action, (ii) Waste Management goes dark or (iii) the borrower fails to satisfy the renewal criteria as described in the loan documents at least 12 months prior to expiration of the Waste Management lease.

A “Waste Management Sublease Trigger Event” means Waste Management subleasing more than 25% of the space demised to Waste Management under its lease as of the origination date.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) there is an event of default under the loan documents, (ii) the debt service coverage ratio (as calculated in the loan documents) based on the immediately preceding trailing three-month period falls below 1.55x or (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan. To the extent that there is a Waste Management Trigger Event, all excess cash flow after the payment of debt service and required reserves shall be swept into a Waste Management reserve subaccount.

Permitted Mezzanine Debt. Future mezzanine debt is permitted in connection with a bona fide sale to a third party and consequent assumption of the loan by a lender-approved borrower, provided, among other things as detailed in the loan agreement, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 70.0%, (iii) the aggregate debt service coverage ratio including the mezzanine loan is no less than 1.55x, and (iv) an acceptable intercreditor agreement has been executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

400 Poydras

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

400 Poydras

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

400 Poydras

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

400 Poydras

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$55,900,000	Title:	Fee
Cut-off Date Principal Balance:	$55,756,339	Property Type - Subtype:	Mixed Use - Office/Retail/Parking
% of Pool by IPB:	5.7%	Net Rentable Area (SF)(1):	595,566
Loan Purpose:	Refinance	Location:	New Orleans, LA
Borrower:	Hertz Texaco Center, LLC	Year Built / Renovated:	1983 / N/A
Sponsors:	William Z. Hertz, Isaac Hertz	Occupancy:	85.2%
	and Sarah Hertz	Occupancy Date:	2/25/2015
Interest Rate:	4.38984%	Number of Tenants:	73
Note Date:	3/20/2015	2012 NOI:	$5,109,642
Maturity Date:	4/1/2025	2013 NOI(2):	$5,188,598
Interest-only Period:	None	2014 NOI(2):	$5,708,029
Original Term:	120 months	TTM NOI (as of 3/2015)(3):	$5,778,132
Original Amortization:	360 months	UW Economic Occupancy:	88.6%
Amortization Type:	Balloon	UW Revenues:	$11,390,127
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$5,176,925
Lockbox:	Hard	UW NOI(3):	$6,213,202
Additional Debt:	Yes	UW NCF:	$5,379,409
Additional Debt Balance:	$7,000,000	Appraised Value / Per SF:	$76,700,000 / $129
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	1/23/2015

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$94
Taxes:	$336,644	$84,200	N/A	Maturity Date Loan / SF:	$76
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.7%
Replacement Reserves:	$9,925	$9,925	N/A	Maturity Date LTV:	58.7%
TI/LC:	$1,500,000	$59,557	N/A	UW NCF DSCR:	1.60x
Other:	$551,842	$0	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,900,000	88.9%	Payoff Existing Debt	$46,241,666	73.5%
Mezzanine Loan	7,000,000	11.1	Return of Equity	13,854,425	22.0
			Upfront Reserves	2,398,411	3.8
			Closing Costs	405,497	0.7
Total Sources	$62,900,000	100.0%	Total Uses	$62,900,000	100.0%
(1)
Net Rentable Area (SF) excludes 11,042 square feet of structurally vacant space located at the top of the Office Property. For the purpose of underwriting, the space has been removed from any underwriting consideration.

(2)
The increase in 2014 NOI from 2013 NOI is primarily driven by 20 tenants that either renewed or signed new leases at the Office Property in 2014. The 20 tenants account for 124,824 square feet of net rentable area and pay approximately $2.2 million in annual rent.

(3)
The increase in UW NOI from TTM NOI is due to rent escalations underwritten through April 1, 2016 totaling $120,526, as well as 12 new tenants which took occupancy between October 2014 and February 2015. The 12 tenants account for 35,359 square feet of net rentable area and pay $596,155 in annual rent and the burning off of concessions from leases signed in 2014.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 400 Poydras loan has an outstanding principal balance of approximately $55.8 million and is secured by a first mortgage lien on a 585,639 square foot Class A office tower and a 766 space parking structure with 9,927 square feet of ground floor retail space, located in New Orleans, Louisiana. The loan has a 10-year term and will amortize on a 30-year schedule. The previously existing debt of approximately $46.2 million was originally issued by Wells Fargo Bank.

The Borrower. The borrowing entity for the 400 Poydras loan is Hertz Texaco Center, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

400 Poydras

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of the Hertz Investment Group, LLC. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. Hertz Investment Group focuses its acquisition strategy toward secondary central business districts and state capitals in an effort to control the market. Since its founding in 1979 by Judah Hertz, the company has grown to own and manage approximately 12.2 million square feet, with an aggregate portfolio market value of approximately $1.2 billion. Currently, the Hertz Investment Group owns four other commercial real estate assets, totaling approximately 1.9 million square feet, in New Orleans.

The sponsors purchased the property for approximately $49.0 million in July 2005, at a point when occupancy was dwindling and the largest tenant, Texaco, had announced its intentions to vacate its space. Although the sponsors were able to retain a majority of the sublet space, occupancy proceeded to drop to approximately 63.3% after Texaco vacated its space.

The Property. The 400 Poydras property consists of a 33-story building with 585,639 square feet of Class A office space and adjoining parking garage (the “400 Poydras Office Property” or the “Office Property”) and a separate 766-space parking facility located across the street from the 400 Poydras Office Property (the “Tchoupitoulas Parking Garage”). Both the 400 Poydras Office Property and the Tchoupitoulas Parking Garage were constructed in 1983 and are situated on approximately 1.2 acres and 0.7 acres, respectively. The 400 Poydras Office Property was originally designed by architectural firm Skidmore, Owings & Merrill. The lobby features 20 foot ceilings and serves as a gallery for a collection of regional artwork. Additionally, a majority of the floors offer unobstructed views of the Mississippi River, French Quarter, Warehouse District and central business district skyline. Office tenants at the property also benefit from the adjoining parking garage that offers 251 spaces allocated solely for tenant use. As of February 25, 2015, all 251 spaces were contracted on a monthly basis by tenants at the 400 Poydras Office Property. The adjoining parking garage also contains several ground floor retail spaces consisting of, among other tenants, a Regions Bank, Subway and Green to Go, a local restaurant offering an organic alternative to traditional fast food. Access to the 400 Poydras Office Property is provided by Poydras Street, Magazine Street, Constance Street and Lafayette Street. US Highway 90 is located approximately 0.6 miles south of the office property and provides regional access, as well as direct access to Interstate Highway 10.

As of February 25, 2015, the property was 85.2% occupied by 73 tenants and, since the beginning of 2014, the loan sponsors have executed 25 new or renewal leases. The largest tenant at the property, CACI, Inc. - Commercial (“CACI”), leases 7.6% of the net rentable area through June 2016 and has occupied the space since November 2007. CACI is a multinational professional services and information technology company headquartered in Arlington, Virginia. CACI is currently a member of the Fortune 1000 Largest Companies, the Russell 2000 Index and the S&P SmallCap 600 Index and in 2014 was named by Fortune as one of the World’s Most Admired Companies in the information technology services industry. CACI operates on a year-to-year basis which is consistent across their 111 office locations totaling approximately 2.4 million square feet nationwide and accounts for approximately 10.4% of the in-place base rent at the office property. The second largest tenant, Irwin Fritchie Urquhart & Moore (“IFUM”), leases approximately 7.4% of the net rentable area through December 2019 and has occupied the space since April 2001. IFUM serves as local, regional and national counsel for public companies, privately owned businesses, governmental entities, non-profit organizations, individuals and insurers. IFUM is currently headquartered at the Office Property and accounts for 8.4% of the in-place base rent. The third largest tenant, Fowler Rodriguez (“Fowler”), leases approximately 5.6% of the net rentable area through February 2019 and has occupied the space since September 2003. Additionally, the tenant most recently renewed its lease in September 2013. Fowler is an international law firm with eight offices located in the United States and South America. Fowler accounts for approximately 6.4% of the in-place base rent at the property.

The Tchoupitoulas Parking Garage, currently under a management contract with Central Parking, is located across the street from the 400 Poydras Office Property and contains 766 parking spaces, of which 434 spaces are contracted to 400 Poydras Office Property tenants on a monthly basis. The remaining spaces are allocated for transient use and cater to the surrounding office buildings, hotels, special event facilities and the French Quarter. Access to the parking garage is provided via a single point of entry on Tchoupitoulas Street, a north and south one-way street that runs perpendicular to Poydras Street. The parking garage benefits from its automatic payment systems, which allow for reduced personnel costs and a more efficient parking system. The Tchoupitoulas Parking Garage benefits from contracts with the Social Security Administration, Louisiana Department of Justice, Harrah’s Hotel and Casino and Barcadia Bar and Grill. The parking garage also contains 9,927 square feet of ground floor retail space that is currently leased to Barcadia Bar and Grill through June 2024, who accounts for approximately 2.0% of the in-place base rent.

The properties are located in the heart of the New Orleans central business district and many demand drivers lie within walking distance of the property, including the French Quarter, Mercedes-Benz Superdome, City Hall, Port of New Orleans and six casinos. The properties also benefit from their proximity to major public transportation lines, including the Poydras Station, which is located three blocks east, and the Canal Street Station, which is located four blocks northeast. Additionally, the property is located approximately 14.9 miles east of Louis Armstrong New Orleans International Airport and approximately 4.2 miles east of Tulane University.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

400 Poydras

According to the appraisal, the property is located in the New Orleans central business district submarket of the New Orleans / Metairie / Kenner market. As of the fourth quarter of 2014, the submarket consisted of 144 buildings totaling approximately 9.2 million square feet of office space with an overall vacancy rate of 15.3% and average rents of $16.22 per square foot, compared to 17.5% and $13.90 per square foot, respectively, from the fourth quarter of 2013. The appraisal identified four directly comparable office properties built between 1983 and 1987 and ranging in size from approximately 453,255 to 757,275 square feet. The comparable properties reported occupancies ranging from 72.0% to 95.0% with a weighted average of 87.4%. Asking rents for the comparable properties range from $17.00 to $18.50 per square foot. The appraisal concluded an office market rent of $16.00 per square foot for the Office Property’s low-rise floors (5 through 18) and $17.00 per square foot for the Office Property’s high-rise floors (19 through 31). The average in-place rents for the Office Property’s low-rise and high-rise floors are $18.53 per square foot and $16.73 per square foot, respectively, which is in line with the appraisal’s concluded office market rents. Additionally, the appraisal identified five comparable parking garage properties ranging in size from 450 spaces to 825 spaces. The daily rates at the comparable garages ranged from $20 to $30 per space with monthly rates ranging from $175 to $250 for unreserved spaces and $225 to $270 for reserved spaces.

Historical and Current Occupancy(1)

2012	2013	2014	Current(2)
79.8%	80.9%	82.8%	85.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 25, 2015.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
CACI, Inc. – Commercial(3)	Ba2 / BB+ / NA	45,188	7.6%	$20.00	6/30/2016
Irwin Fritchie Urquhart & Moore	NA / NA / NA	44,317	7.4%	$16.50	12/31/2019
Fowler Rodriguez(4)	NA / NA / NA	33,534	5.6%	$17.00	2/28/2019
Regions Bank	Ba1 / BBB / BBB	28,625	4.8%	$18.42	12/31/2021
Entercom New Orleans, LLC	NA / NA / NA	22,169	3.7%	$18.50	2/28/2023
Krebs Farley & Pelleteri	NA / NA / NA	17,203	2.9%	$17.00	7/31/2017
Social Security Administration	NA / NA / NA	15,927	2.7%	$27.99	1/11/2024
GHS-400, LLC	NA / NA / NA	15,276	2.6%	$19.80	12/31/2020
Degan Blanchard & Nash	NA / NA / NA	14,201	2.4%	$16.75	2/28/2020
Louisiana Department of Justice	NA / NA / NA	12,709	2.1%	$17.23	2/24/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	CACI has the one-time option to terminate its lease on December 31, 2015 with 60 days’ prior written notice.
(4)
Fowler Rodriguez occupies two suites at the property, 19,880 square feet and 13,654 square feet, respectively. The $17.00 per square foot Base Rent PSF represents a weighted average of the underwritten base rent on Fowler’s two suites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

400 Poydras

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	88,366	14.8%	NAP	NAP	88,366	14.8%	NAP	NAP
2015 & MTM	3	17,279	2.9	$289,384	3.3%	105,645	17.7%	$289,384	3.3%
2016	19	114,404	19.2	2,077,738	23.7	220,049	36.9%	$2,367,122	27.0%
2017	11	56,451	9.5	957,321	10.9	276,500	46.4%	$3,324,443	37.9%
2018	8	36,061	6.1	639,499	7.3	312,561	52.5%	$3,963,942	45.2%
2019	15	130,034	21.8	2,160,380	24.6	442,595	74.3%	$6,124,322	69.8%
2020	10	51,542	8.7	920,865	10.5	494,137	83.0%	$7,045,187	80.3%
2021	2	35,735	6.0	658,542	7.5	529,872	89.0%	$7,703,729	87.8%
2022	0	0	0.0	0	0.0	529,872	89.0%	$7,703,729	87.8%
2023	1	22,169	3.7	410,127	4.7	552,041	92.7%	$8,113,855	92.5%
2024	3	27,492	4.6	641,619	7.3	579,533	97.3%	$8,755,474	99.8%
2025	0	0	0.0	0	0.0	579,533	97.3%	$8,755,474	99.8%
2026 & Beyond(2)	1	16,033	2.7	17,556	0.2	595,566	100.0%	$8,773,030	100.0%
Total	73	595,566	100.0%	$8,773,030	100.0%
(1)	Based on the underwritten rent roll as of February 25, 2015.
(2)
2026 & Beyond includes a building parking office totaling 585 square feet, a building storage space totaling 8,242 square feet, a Hertz Investment Group, Inc. storage space totaling 736 square feet and the Hertz Investment Group, Inc. management office totaling 4,342 square feet, none of which have income associated with their respective spaces. The spaces are not considered vacant as they contribute to building amenities and services.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$7,630,122	$7,716,120	$8,157,547	$8,222,481	$8,773,030	$14.73	68.5%
Vacant Income	0	0	0	0	1,458,039	2.45	11.4
Gross Potential Rent	$7,630,122	$7,716,120	$8,157,547	$8,222,481	$10,231,069	$17.18	79.8%
Parking Income	1,906,092	1,939,325	2,137,077	2,256,840	2,137,077	3.59	16.7
Total Reimbursements	337,786	506,056	457,447	498,063	445,640	0.75	3.5
Net Rental Income	$9,874,000	$10,161,501	$10,752,071	$10,977,384	$12,813,786	$21.52	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,458,038)	(2.45)	(11.4)
Other Income	33,176	21,306	34,379	34,419	34,379	0.06	0.3
Effective Gross Income	$9,907,176	$10,182,807	$10,786,450	$11,011,803	$11,390,127	$19.12	88.9%

Total Expenses	$4,797,534	$4,994,209	$5,078,421	$5,233,671	$5,176,925	$8.69	45.5%

Net Operating Income	$5,109,642	$5,188,598	$5,708,029	$5,778,132	$6,213,202	$10.43	54.5%

Total TI/LC, Capex/RR	0	0	0	0	833,792	1.40	7.3
Net Cash Flow	$5,109,642	$5,188,598	$5,708,029	$5,778,132	$5,379,409	$9.03	47.2%
(1)	TTM column represents the trailing 12-month period ending on March 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)
The increase in 2014 Rents in Place from 2013 Rents in Place is primarily driven by 20 tenants that either renewed or signed new leases at the Office Property in 2014. The 20 tenants account for 124,824 square feet of net rentable area and pay approximately $2.2 million in annual rent.

(4)
The increase in Underwritten Rents in Place from TTM Rents in Place is due to rent escalations underwritten through April 1, 2016 totaling $120,526, as well as 12 new tenants which took occupancy between October 2014 and February 2015. The 12 tenants account for 35,359 square feet of net rentable area and pay $596,155 in annual rent.

Property Management. The 400 Poydras Office Property is managed by Hertz Investment Group, LLC, an affiliate of the sponsor. The current management agreement commenced on March 16, 2015 and has a three-year term and will automatically renew for two consecutive periods of three years unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 5.0% of the gross income, payable on a monthly basis. The management fees related to the 400 Poydras loan are subordinate to the liens and interests of the 400 Poydras loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

400 Poydras

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $1.5 million for future tenant improvements and leasing commission reserves, $450,223 for outstanding tenant improvements and leasing commissions, $336,644 for real estate taxes, $73,494 for free rent reserves related to seven tenants, $28,125 for engineering reserves and $9,925 for capital expenditure reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $84,200.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $9,925 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $59,557 (approximately $1.20 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the properties instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, or (iii) the date on which the debt service coverage ratio based on a trailing three months of gross income from operations and a 12 month operating expense calculation is less than 1.10x.

Additional Debt. The $7.0 million mezzanine loan is secured by direct equity interests in the borrower and is coterminous with the mortgage loan. The mezzanine loan was sold to a third party investor. The mezzanine loan is interest-only for the entire term of the loan and has a 10.25000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 81.8%, the UW NCF DSCR is 1.32x and the UW NOI Debt Yield is 9.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$50,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	5.1%	Net Rentable Area (SF):	680,486
Loan Purpose(1):	Acquisition	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / N/A
Sponsor:	Cole Operating Partnership IV, LP	Occupancy:	99.6%
Interest Rate:	3.80300%	Occupancy Date:	2/10/2015
Note Date:	4/9/2015	Number of Tenants:	36
Maturity Date:	5/6/2020	2012 NOI(3):	N/A
Interest-only Period:	60 months	2013 NOI(3):	N/A
Original Term:	60 months	2014 NOI(4):	$7,244,804
Original Amortization:	None	TTM NOI (as of 2/2015)(5)(6):	$7,434,168
Amortization Type:	Interest Only	UW Economic Occupancy:	95.1%
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Revenues:	$9,818,217
Lockbox:	Hard	UW Expenses:	$3,098,492
Additional Debt:	N/A	UW NOI(6):	$6,719,726
Additional Debt Balance:	N/A	UW NCF:	$6,389,112
Additional Debt Type:	N/A	Appraised Value / Per SF:	$103,900,000 / $153
		Appraisal Date(7):	Various

Escrows and Reserves(8)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$73
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$73
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	48.1%
Replacement Reserves:	$0	$5,671	N/A	Maturity Date LTV:	48.1%
TI/LC:	$0	$28,354	N/A	UW NCF DSCR:	3.30x
Other:	$0	$0	N/A	UW NOI Debt Yield:	13.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	51.3%	Purchase Price(1)	$96,511,983	99.0%
Sponsor Equity	47,528,127	48.7	Closing Costs	1,016,144	1.0
Total Sources	$97,528,127	100.0%	Total Uses	$97,528,127	100.0%
(1)	A portion of the mortgage loan proceeds were used to remove four of the six properties that served as collateral under the loan sponsor’s line of credit facilities.
(2)	For a full description of the borrowing entities, please refer to “The Borrowers” below.
(3)
Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsor between March 2013 and September 2014 for a combined purchase price of $96,511,983.

(4)
2014 NOI encompasses the year-end 2014 period for four of the six properties, the trailing seven-month period annualized for Plaza San Mateo and the trailing four-month period for annualized Village at Hereford Farms, as these properties were acquired in May 2014 and September 2014, respectively.

(5)
TTM NOI encompasses the trailing 12-month period for four of the six properties, the trailing nine-month period annualized for Plaza San Mateo and the trailing six-month period annualized for Village at Hereford Farms, as these properties were acquired in May 2014 and September 2014, respectively.

(6)	The portfolio was 99.6% occupied as of February 10, 2015. As such, the decrease from TTM NOI to UW NOI is primarily due to the inclusion of a $504,555 vacancy adjustment.
(7)	The appraisals are dated as of February 12, 2015 through February 27, 2015.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Cole IV Retail Portfolio – Pool I loan has an outstanding principal balance of $50.0 million and is secured by a first mortgage lien on the borrowers’ fee simple interests in a portfolio of six multi-tenant retail anchored properties totaling 680,486 square feet located across six states. The loan has a five-year term and is interest-only for the entire term. The properties were acquired by the loan sponsor between March 2013 and September 2014, and at origination of the mortgage loan, two of the six assets were unencumbered (Plaza San Mateo and Village at Hereford Farms). The other four assets served as collateral under the loan sponsor’s line of credit facilities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

The Borrowers. The borrowing entities for the loan are Cole MT West Covina (Lakes) CA, LP, ARCP MT Grovetown GA, LLC, Cole MT Albuquerque (San Mateo) NM, LLC, Cole MT Beavercreek OH, LLC, Cole MT Greenwood SC, LLC and Cole MT Marion IN, LLC. Each entity is a single purpose entity and is either a Delaware limited liability company or Delaware limited partnership.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Cole Operating Partnership IV, LP. The sole general partner of Cole Operating Partnership IV, LP is Cole Credit Property Trust IV, Inc. (“CCPT”), a Maryland corporation formed in July 2010. CCPT is externally managed by Cole REIT Advisors IV, LLC, an affiliate of Cole Capital, which is the trade name used to refer to a group of affiliated entities directly or indirectly controlled by American Realty Capital Properties, Inc. See “Risk Factors-Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in the Free Writing Prospectus. CCPT primarily invests in power retail centers leased to creditworthy tenants under long-term net leases. As of December 31, 2014, CCPT owned 759 properties comprised of 20.2 million square feet located in 45 states that were 99.0% leased in the aggregate. As of December 31, 2014, CCPT had total assets equal to approximately $4.04 billion and a net worth of approximately $2.33 billion.

The Properties. Cole IV Retail Portfolio – Pool I is comprised of six anchored retail properties totaling 680,486 square feet located in six different states. The Cole IV Retail Portfolio – Pool I properties were constructed between 1994 and 2014 and, as of February 10, 2015, had a combined occupancy of 99.6%. There are seven investment grade rated tenants (anchors and majors) at the properties which collectively occupy 224,666 square feet (33.0% of the net rentable area) and comprise approximately $2,179,369 (28.5%) of the total underwritten rent. The credit rated tenants include Bed Bath & Beyond, Food Lion, HomeGoods, Kohl’s, Ross, Starbucks and TJ Maxx. The weighted average remaining lease term for the portfolio is approximately 9.3 years. Approximately, 85.7% of the net rentable area and 87.5% of the underwritten base rent expire after the loan maturity date. Additionally, 19 of the 36 tenants have renewal options.

Portfolio Summary

Property	Location	Year Built	Net Rentable Area (SF)	Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Beavercreek Shopping Center	Beavercreek, OH	1995, 2009, 2013	278,112	$17,200,000	$35,700,000	$2,255,795	35.3%
Marketplace at the Lakes	West Covina, CA	1994	95,628	11,300,000	23,500,000	1,416,057	22.2
Plaza San Mateo	Albuquerque, NM	2014	63,286	6,950,000	14,450,000	865,576	13.6
Emerald Place	Greenwood, SC	2012	107,628	6,250,000	13,000,000	697,366	10.9
Village at Hereford Farms	Grovetown, GA	2009	49,608	4,250,000	8,850,000	666,185	10.4
University Marketplace	Marion, IN	2012	86,224	4,050,000	8,400,000	488,134	7.6
Total			680,486	$50,000,000	$103,900,000	$6,389,112	100.0%

Beavercreek Shopping Center. The property is a 278,112 square foot anchored retail center located on approximately 30.4 acres in Beavercreek, Ohio. The property was originally built in 1995 with outlot buildings built in 2009 and 2013. The property is anchored by Gabriel Brothers (49,853 square feet), LA Fitness (49,776 square feet) and Toys R Us (49,000 square feet) and also includes several junior anchors such as Kings Furniture (30,724 square feet), HomeGoods (28,487 square feet), PetSmart (25,760 square feet) and Michaels (22,447 square feet). Other notable tenants include Five Below and Vitamin Shoppe. Gabriel Brothers has two five-year extension options remaining, LA Fitness has three five-year extension options remaining and Toys R Us has eight five-year extension options remaining. As of February 10, 2015, the property was 100.0% occupied by 11 tenants. The property benefits from being located directly across the street from Fairfield Commons Mall, a demand generator within the neighborhood. The property also benefits from its location approximately seven miles east of the Dayton central business district and less than one mile from Interstate Highway 675, which provides regional access through the Dayton area. The 2015 estimated population within a one-, three- and five-mile radius of the property is 6,832, 52,154 and 115,466, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $76,151, $55,384 and $50,361, respectively. The appraisal concluded per square foot market rents of $8.00 (anchor), $9.00 (junior anchor), $11.00 (large in-line), $30.00 (outlot) and $15.00 (fitness center) at the property. According to the appraisal, the property is located within the Dayton retail market and Greene County submarket which had vacancy rates of approximately 16.8% and 14.8%, respectively, as of the fourth quarter of 2014.

Marketplace at the Lakes. The property is a 95,628 square foot anchored retail center located in West Covina, California. The property was built in 1994 and is located on approximately 7.1 acres. As of February 10, 2015, the property was 100.0% occupied by Toys R Us / Babies R Us (65,027 square feet) and Michaels (30,601 square feet). Both tenants have leases that expire after the mortgage loan maturity date and both tenants have four five-year extension options remaining. The property is located proximate to the West Covina shopping mall, a 1.2 million square foot regional shopping mall. Marketplace at the Lakes is also located near Interstate 10, a major east-west arterial connecting Santa Monica in the west to Phoenix in the east. The 2015 estimated population within a one-, three- and five-mile radius of the property is 6,685, 62,287 and 130,671, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $66,581, $60,800 and $60,598, respectively. The appraisal concluded per square foot market rent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Cole IV Retail Portfolio – Pool I

of $18.00 at the property. According to the appraisal, the property is located within the Greater Los Angeles retail market and San Gabriel Valley submarket which had vacancy rates of approximately 5.3% and 5.0%, respectively, as of the fourth quarter of 2014.

Plaza San Mateo. The property is a 63,286 square foot anchored retail center located in Albuquerque, New Mexico. The property was built in 2014 and is located on approximately 4.5 acres. The property is anchored by an investment grade tenant, Bed Bath & Beyond (58,001 square feet), who shares its space with a buybuy BABY and whose lease expires in 2025, approximately 4.5 years past the mortgage loan maturity date. The property also has a 5,285 pad retail building with Starbucks (1,779 square feet), Subway (1,219 square feet) and Keva Juice (1,068 square feet). As of February 10, 2015, the property was 98.1% occupied by four tenants. Plaza San Mateo is located on a main thoroughfare, San Mateo Boulevard NE, and benefits from the daily traffic of approximately 40,000 vehicles. The subject property is located four miles northeast of the Albuquerque central business district and directly across from Interstate 40 west, the main east-west arterial connecting Texas to Arizona. The 2015 estimated population within a one-, three- and five-mile radius of the property is 13,315, 123,639 and 299,043, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $43,770, $35,300 and $39,063, respectively. The appraisal concluded per square foot market rents of $14.00 (anchor) and $29.00 (pad retail) at the property. According to the appraisal, the property is located within the Albuquerque retail market and Northeast Heights submarket which had vacancy rates of approximately 11.7% and 10.8%, respectively, as of the fourth quarter of 2014.

Emerald Place. The property is a 107,628 square foot anchored retail center located in Greenwood, South Carolina. The property was built in 2012 and is located on approximately 12.2 acres. The property is anchored by Kohl’s (55,459 square feet) and junior anchored by Ross (22,012 square feet), PetSmart (12,157 square feet) and Shoe Carnival (10,000 square feet). The four largest tenants, which account for 81.3% of the underwritten rent, have leases that expire after the mortgage loan maturity date and each has multiple extension options. As of February 10, 2015, the property was 100.0% occupied by eight tenants, two of which, Kohl’s and Ross, are investment grade. Emerald Place benefits from its proximity to a Wal-Mart supercenter anchored retail center to the north and Lowe’s as a shadow anchor to the east. The property is also located along a primary corridor and features high accessibility and visibility. The subject property is located approximately 50 miles south of Greenville, South Carolina and 50 miles north of Augusta, Georgia. The 2015 estimated population within a one-, three- and five-mile radius of the property is 3,031, 27,575 and 44,195, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $52,794, $37,558 and $34,626, respectively. The appraisal concluded per square foot market rents of $14.00 (anchor) and $20.00 (in-line) at the property. Per the appraisal, the property is located within the Greenville/Spartanburg retail market and Greenwood County submarket which had vacancy rates of approximately 6.7% and 15.3%, respectively, as of the fourth quarter of 2014.

Village at Hereford Farms. The property is a 49,608 square foot anchored retail center located in Grovetown, Georgia. The property was built in 2009 and is located on approximately 8.6 acres. Village at Hereford Farms is anchored by Food Lion (34,928 square feet), with in-line tenants such as Georgia Lottery (5,600 square feet), Pizza Guys Augusta (1,650 square feet) and State Farm (1,354 square feet). Food Lion, which has an investment grade rating from Moody’s, S&P and Fitch, accounts for 69.1% of the underwritten rent and has a lease that expires more than nine years after the mortgage loan maturity date. As of February 10, 2015, the property was 96.4% occupied by eight tenants. Village at Hereford Farms benefits from being proximate to several upscale housing divisions in the area, including Tudor Branch and River Birch Landing. The subject is located approximately 135 miles east of Atlanta, Georgia and approximately 84 miles southwest of Columbia, South Carolina. The 2015 estimated population within a one-, three- and five-mile radius of the property is 1,103, 22,243 and 75,828, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $80,711, $77,655 and $69,539, respectively. The appraisal concluded per square foot market rents of $14.50 (anchor) and $18.00 (in-line) at the property. According to the appraisal, the property is located within the Augusta retail market and Columbia County submarket which had vacancy rates of approximately 10.2% and 1.8%, respectively, as of the fourth quarter of 2014.

University Marketplace. The property is a 86,224 square foot anchored retail center located in Marion, Indiana. The property was built in 2012 and is located on approximately 6.8 acres. As of February 10, 2015, the property was 100.0% occupied by Hobby Lobby (50,000 square feet), TJ Maxx (24,000 square feet) and PetSmart (12,224 square feet). All three tenants have leases that expire after the mortgage loan maturity date and each has multiple extension options. University Marketplace is shadow anchored by Kohl’s and Meijer grocery store, which has a gas station. University Marketplace is located less than one mile east of Indiana Wesleyan University, which has enrollment exceeding 15,000 students, making it one of the largest private universities in Indiana. The property is located in the southwestern portion of the city of Marion and is approximately 25 miles east of the city of Kokomo and approximately 25 miles northwest of the city of Muncie. The 2015 estimated population within a one-, three- and five-mile radius of the property is 6,014, 23,522 and 43,792, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $31,605, $32,294 and $35,770, respectively. The appraisal concluded per square foot market rents of $6.00 (anchor), $8.00 (junior anchor) and $13.00 (large in-line) at the property. According to the appraisal, as of the fourth quarter of 2014, direct vacancy in the lifestyle, power center and neighborhood shopping center inventory is reported to be 1.3% within the overall Marion, Indiana community.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

Reporting Tenant Sales Summary

Tenant	Property Name	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Gross Sales ($ Million)(2)	Sales Per Square Foot
Toys R Us / Babies R Us	Marketplace at the Lakes	Caa2 / B- / CC	65,027	9.6%	$9.1	$140
Bed Bath & Beyond(3)	Plaza San Mateo	Baa1 / A- / NA	58,001	8.5%	$2.6	$113
Kohl’s	Emerald Place	Baa1 / BBB / BBB+	55,459	8.1%	$16.9	$305
Hobby Lobby	University Marketplace	NA / NA / NA	50,000	7.3%	$6.5	$130
Toys R Us	Beavercreek Shopping Center	NA / NA / NA	49,000	7.2%	$9.1	$186
Food Lion(4)(5)	Village at Hereford Farms	Baa3 / BBB- / NA	34,928	5.1%	$8.5	$242
Kings Furniture(4)(6)	Beavercreek Shopping Center	NA / NA / NA	30,724	4.5%	$1.6	$52
Michaels	Marketplace at the Lakes	NA / B+ / NA	30,601	4.5%	$4.7	$153
HomeGoods(4)	Beavercreek Shopping Center	A3 / A+ / NA	28,487	4.2%	$5.3	$187
PetSmart	Beavercreek Shopping Center	NA / B+ / NA	25,760	3.8%	$5.2	$202
TJ Maxx(4)	University Marketplace	A3 / A+ / NA	24,000	3.5%	$3.4	$140
Michaels(4)(7)	Beavercreek Shopping Center	NA / B+ / NA	22,447	3.3%	$4.3	$192
Five Below(4)(8)	Beavercreek Shopping Center	NA / NA / NA	10,000	1.5%	$1.0	$101
(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(2)	Gross Sales are third party service estimates as of March 19, 2015, unless otherwise noted.
(3)	Gross Sales for Bed Bath & Beyond are only for the buybuy BABY portion of the store. Sales Per Square Foot are based on the portion occupied by buybuy BABY, 23,000 square feet.
(4)	Gross Sales are as reported per the loan sponsor.
(5)	Food Lion Gross Sales are as of year-end 2013.
(6)	Kings Furniture Gross Sales are for the 11-month period ending in November 2014.
(7)	Michaels, located at the Beavercreek Shopping Center, Gross Sales are as of year-end 2012.
(8)	Five Below Gross Sales are for the eight-month period ending in August 2013.

Historical and Current Occupancy(1)

2012(2)	2013(2)	2014	Current(3)
88.6%	99.7%	100.0%	99.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	2012 Historical Occupancy and 2013 Historical Occupancy exclude Plaza San Mateo as it was built in 2014.
(3)	Current Occupancy is as of February 10, 2015.

Top 10 Tenant Summary(1)

Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Toys R Us(3)	Various	Caa2 / B- / CC	114,027	16.8%	$14.13	Various
Bed Bath & Beyond	Plaza San Mateo	Baa1 / A- / NA	58,001	8.5%	$14.00	1/31/2025
Kohl’s	Emerald Place	Baa1 / BBB / BBB+	55,459	8.1%	$2.70	1/31/2033
Michaels(4)	Various	NA / B+ / NA	53,048	7.8%	$12.74	Various
PetSmart(5)	Various	NA / B+ / NA	50,141	7.4%	$11.55	Various
Hobby Lobby	University Marketplace	NA / NA / NA	50,000	7.3%	$5.50	9/30/2027
Gabriel Brothers	Beavercreek Shopping Center	NA / NA / NA	49,853	7.3%	$5.25	11/30/2018
LA Fitness	Beavercreek Shopping Center	NA / NA / NA	49,776	7.3%	$14.75	5/31/2024
Food Lion	Village at Hereford Farms	Baa3 / NA / NA	34,928	5.1%	$14.52	10/20/2029
Kings Furniture	Beavercreek Shopping Center	NA / NA / NA	30,724	4.5%	$6.10	9/30/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Toys R Us / Babies R Us at the Marketplace at the Lakes property (65,027 square feet) has a lease expiration of January 31, 2027 and a rent of $17.65 per square foot. Toys R Us at the Beavercreek Shopping Center property (49,000 square feet) has a lease expiration of January 31, 2024 and a rent of $9.45 per square foot.

(4)
Michaels at the Marketplace at the Lakes property (30,601 square feet) has a lease expiration of February 28, 2022 and a rent of $16.77 per square foot. Michaels at the Beavercreek Shopping Center property (22,447 square feet) has a lease expiration of September 30, 2018 and a rent of $7.25 per square foot.

(5)
PetSmart at the Beavercreek Shopping Center property (25,760 square feet) has a lease expiration of January 31, 2021 and a rent of $9.00 per square foot. PetSmart at the University Marketplace property (12,224 square feet) has a lease expiration of January 31, 2023 and a rent of $12.50 per square foot. PetSmart at the Emerald Place property (12,157 square feet) has a lease expiration of January 31, 2023 and a rent of $16.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	2,994	0.4%	NAP	NAP	2,994	0.4%	NAP	NAP
2015 & MTM	1	1	0.0	$9,450	0.1%	2,995	0.4%	$9,450	0.1%
2016	2	2,954	0.4	52,625	0.7	5,949	0.9%	$62,075	0.8%
2017	2	2,800	0.4	46,480	0.6	8,749	1.3%	$108,555	1.4%
2018	5	78,750	11.6	546,869	7.2	87,499	12.9%	$655,424	8.7%
2019	1	1,600	0.2	32,000	0.4	89,099	13.1%	$687,424	9.1%
2020	3	8,482	1.2	233,107	3.1	97,581	14.3%	$920,531	12.2%
2021	1	25,760	3.8	231,840	3.1	123,341	18.1%	$1,152,371	15.2%
2022	2	59,088	8.7	765,252	10.1	182,429	26.8%	$1,917,623	25.3%
2023	8	126,717	18.6	1,281,128	16.9	309,146	45.4%	$3,198,752	42.3%
2024	5	106,857	15.7	1,449,437	19.1	416,003	61.1%	$4,648,189	61.4%
2025	1	58,001	8.5	812,014	10.7	474,004	69.7%	$5,460,203	72.1%
2026 & Beyond	5	206,482	30.3	2,110,319	27.9	680,486	100.0%	$7,570,522	100.0%
Total	36	680,486	100.0%	$7,570,522	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	2014(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Rents in Place	$7,746,978	$7,772,379	$7,570,522	$11.13	73.3%
Vacant Income	0	0	67,301	0.10	0.7
Gross Potential Rent	$7,746,978	$7,772,379	$7,637,823	$11.22	74.0%
Total Reimbursements	2,101,485	2,145,545	2,684,949	3.95	26.0
Net Rental Income	$9,848,464	$9,917,923	$10,322,772	$15.17	100.0%
(Vacancy/Credit Loss)	0	0	(504,555)	(0.74)	(4.9)
Other Income	24,079	123,304	0	0.00	0.0
Effective Gross Income	$9,872,543	$10,041,227	$9,818,217	$14.43	95.1%

Total Expenses	$2,627,738	$2,607,059	$3,098,492	$4.55	31.6%

Net Operating Income(5)	$7,244,804	$7,434,168	$6,719,726	$9.87	68.4%

Total TI/LC, Capex/RR	0	0	330,613	0.49	3.4
Net Cash Flow	$7,244,804	$7,434,168	$6,389,112	$9.39	65.1%

(1)
Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsor between March 2013 and September 2014 for a combined purchase price of $96,511,983.

(2)
2014 NOI encompasses the year-end 2014 period for four of the six properties, the trailing seven-month period annualized for Plaza San Mateo and the trailing four-month period annualized for Village at Hereford Farms, as these properties were acquired in May 2014 and September 2014, respectively.

(3)
TTM encompasses the trailing 12-month period ending February 28, 2015 for four of the six properties, trailing nine-month period annualized for Plaza San Mateo and the trailing six-month period annualized for Village at Hereford Farms, as these properties were acquired in May 2014 and September 2014, respectively.

(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	The portfolio was 99.6% occupied as of February 10, 2015. As such the decrease from TTM NOI to UW NOI is primarily due to the inclusion of a $504,555 vacancy adjustment.

Property Management. The properties are managed by CREI Advisors, LLC, an affiliate of the loan sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived with respect to any portion of any property leased to a tenant required to pay taxes directly pursuant to the terms of its lease.

Insurance Escrows - The requirement for the borrowers to make monthly deposits into the insurance escrow is waived so long as the borrowers provide satisfactory evidence that the properties are insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow approximately $5,671 (approximately $0.10 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow approximately $28,354 (approximately $0.50 per square foot annually) for TI/LC reserves.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrowers were required to send tenant direction letters to tenants instructing them to deposit all rents and payments directly to the lockbox account controlled by the lender. All funds in the lockbox account are swept on the 5th, 12th, 19th and 26th of each month to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the loan in accordance with the loan documents. Upon the occurrence of an Excess Cash Sweep Event (as defined below), the borrowers will deposit with the lender all excess cash into the cash management account, which will be held by the lender as additional security for the mortgage loan.

An “Excess Cash Sweep Event” means any period during which (i) an event of default occurs or (ii) the debt service coverage ratio at the end of a fiscal quarter is less than or equal to 1.75x.

Release of Individual Properties. Following the lockout period, the borrowers are permitted to sell one or more of the properties to a bona fide third party purchaser who is not a restricted party or an affiliate of a restricted party with the payment of the applicable yield maintenance premium if prior to the permitted par prepayment date, provided that, among other things (i) no event of default exists, (ii) the borrowers make a payment of 125.0% of the allocated loan amount applicable to such property, (iii) the debt service coverage ratio will not be less than the greater of (a) the debt service coverage ratio, as calculated in the loan documents, for all properties in effect as of the origination date and (b) the debt service coverage ratio in effect immediately prior to the property sale and (iv) the loan-to-value ratio then remaining will not be greater than the loan-to-value ratio for all properties in effect as of the origination date.

Condominium. The University Marketplace property within the portfolio is part of a condominium regime. The borrower owns three units of a total 14 units. A condominium declaration outlines the rights, responsibilities and obligations of each owner and outlines each unit’s proportional share of various expenses related to the common elements and management of common areas. Once 75.0% of the undivided common ownership interest in the condominium has been sold and conveyed by the declarant, all unit owners will elect the initial board of managers consisting of not less than five members, at least three of whom shall be unit owners.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$50,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	5.1%	Net Rentable Area (SF):	551,854
Loan Purpose(1):	Acquisition	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Cole Operating Partnership IV, LP	Occupancy:	96.9%
Interest Rate:	3.80300%	Occupancy Date:	2/10/2015
Note Date:	4/9/2015	Number of Tenants:	47
Maturity Date:	5/6/2020	2012 NOI(3):	N/A
Interest-only Period:	60 months	2013 NOI(3):	N/A
Original Term:	60 months	2014 NOI(4):	$6,387,484
Original Amortization:	None	TTM NOI (as of 2/2015)(5):	$6,649,019
Amortization Type:	Interest Only	UW Economic Occupancy:	94.0%
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Revenues:	$8,984,006
Lockbox:	Hard	UW Expenses:	$2,285,884
Additional Debt:	N/A	UW NOI:	$6,698,122
Additional Debt Balance:	N/A	UW NCF:	$6,329,251
Additional Debt Type:	N/A	Appraised Value / Per SF:	$103,370,000 / $187
		Appraisal Date(6):	Various

Escrows and Reserves(7)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$91
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$91
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	48.4%
Replacement Reserves:	$0	$4,599	N/A	Maturity Date LTV:	48.4%
TI/LC:	$0	$22,994	N/A	UW NCF DSCR:	3.27x
Other:	$0	$0	N/A	UW NOI Debt Yield:	13.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	50.5%	Purchase Price(1)	$98,225,000	99.1%
Sponsor Equity	49,101,303	49.5	Closing Costs	876,303	0.9
Total Sources	$99,101,303	100.0%	Total Uses	$99,101,303	100.0%
(1)	A portion of the mortgage loan proceeds were used to remove two of the six properties that served as collateral under the loan sponsor’s line of credit facilities.
(2)	For a full description of the borrowing entities, please refer to “The Borrowers” below.
(3)
Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsor between December 2012 and September 2014 for a combined purchase price of $98,225,000.

(4)
2014 NOI encompasses the year-end period for three of the six properties, the trailing eleven-month period annualized for Terrell Mill Village, the trailing nine-month period annualized for Target Center and the trailing four-month period annualized for Inglewood Plaza, as these properties were acquired in January 2014, March 2014 and September 2014, respectively.

(5)
TTM NOI encompasses the trailing 12-month period for four of the six properties, the trailing 11-month period annualized for Target Center and the trailing six-month period annualized for Inglewood Plaza, as these properties were acquired in March 2014 and September 2014, respectively.

(6)	The appraisals are dated as of February 15, 2015 through February 25, 2015.
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Cole IV Retail Portfolio – Pool II loan has an outstanding principal balance of $50.0 million and is secured by a first mortgage lien on the borrowers’ fee simple interests in a portfolio of six multi-tenant retail anchored properties totaling 551,854 square feet located in five states. The loan has a five-year term and is interest-only for the entire term. The properties were acquired by the loan sponsor between December 2012 and September 2014. At origination of the mortgage loan, four of the six assets, East Manchester Village, Target Center, Terrell Mill Village and Westover Marketplace, were unencumbered. The other two assets served as collateral under the loan sponsor’s line of credit facilities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Cole IV Retail Portfolio – PooI II

The Borrowers. The borrowing entities for the loan are ARCP MT Inglewood CA, LP, Cole MT Canton GA, LLC, Cole MT Columbia SC, LLC, Cole MT East Manchester, PA, LLC, Cole MT Marietta GA, LLC and Cole MT San Antonio (Highway 151) TX, LLC. Each entity is a single purpose entity and is either a Delaware limited liability company or Delaware limited partnership.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Cole Operating Partnership IV, LP. The sole general partner of Cole Operating Partnership IV, LP is Cole Credit Property Trust IV, Inc. (“CCPT”), a Maryland corporation formed in July 2010. CCPT is externally managed by Cole REIT Advisors IV, LLC, an affiliate of Cole Capital, which is the trade name used to refer to a group of affiliated entities directly or indirectly controlled by American Realty Capital Properties, Inc. See “Risk Factors-Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in the Free Writing Prospectus. CCPT primarily invests in power retail centers leased to creditworthy tenants under long-term net leases. As of December 31, 2014, CCPT owned 759 properties comprised of 20.2 million square feet located in 45 states that were 99.0% leased in the aggregate. As of December 31, 2014, CCPT had total assets equal to approximately $4.04 billion and a net worth of approximately $2.33 billion.

The Properties. Cole IV Retail Portfolio – Pool II is comprised of six anchored retail properties totaling 551,854 square feet located in five different states. The portfolio properties were constructed between 1974 and 2013 and had a combined physical occupancy of 96.9% as of February 10, 2015. There are six investment grade tenants in the portfolio which collectively occupy 158,322 square feet (28.7% of the net rentable area) and comprise approximately $1,904,129 of the underwritten rent. The credit rated tenants include Kroger, Giant, CVS, T-Mobile (a subsidiary of Deutsche Telekom AG), Verizon Wireless and Starbucks. The weighted average remaining lease term for the portfolio is approximately 9.2 years, and 67.2% of the net rentable area and 61.4% of underwritten base rent expire after the loan maturity date. Additionally, 12 of the 47 tenants have renewal options, comprising 52.5% of the portfolio’s net rentable area.

Portfolio Summary
Property	Location	Year Built / Year Renovated	Net Rentable Area (SF)	Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Inglewood Plaza	Inglewood, CA	2008 / N/A	96,919	$12,700,000	$26,200,000	$1,604,041	25.3%
Hickory Flat Commons	Canton, GA	2008 / N/A	114,830	9,850,000	20,400,000	1,037,339	16.4
East Manchester Village Centre	Manchester, PA	1995, 2009 / 2008	120,584	8,300,000	17,200,000	1,092,834	17.3
Terrell Mill Village	Marietta, GA	1974 / 2012	75,184	7,500,000	15,500,000	1,060,878	16.8
Westover Marketplace	San Antonio, TX	2013 / N/A	60,646	6,200,000	12,770,000	789,151	12.5
Target Center	Columbia, SC	2001 / 2012	83,691	5,450,000	11,300,000	745,008	11.8
Total			551,854	$50,000,000	$103,370,000	$6,329,251	100.0%

Inglewood Plaza. The property is a 96,919 square foot anchored retail center located on approximately 6.0 acres in Inglewood, California. The property was built in 2008. The property is anchored by Burlington Coat Factory (80,000 square feet) and includes one junior anchor, CVS (12,900 square feet). The property’s additional in-line tenants are T-Mobile (3,019 square feet) and Louisiana Fried Chicken (1,000 square feet). Burlington Coat Factory has four five-year extension options remaining and CVS has seven five-year extension options remaining. As of February 10, 2015, the property was 100.0% occupied by the four tenants. The property is located on the southwest corner of Crenshaw Boulevard and Imperial Highway, less than one mile from the Glenn Anderson (105) Freeway, which provides regional access through the greater Los Angeles area. Inglewood Plaza is approximately 10 miles southwest of downtown Los Angeles. The 2015 estimated population within a one-, three- and five-mile radius of the property is 30,643, 359,848 and 872,652, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $44,209, $40,873 and $43,426, respectively. The appraisal concluded per square foot market rents of $15.60 (anchor), $30.00 (junior anchor) and $51.00 (in-line) at the property. According to the appraisal, the property is located within the Greater Los Angeles retail market and South Bay submarket which had vacancy rates of approximately 5.3% and 3.1%, respectively, as of the fourth quarter of 2014.

Hickory Flat Commons. The property is a 114,830 square foot anchored retail center located in Canton, Georgia. The property was built in 2008 and is located on approximately 18.5 acres. The property is anchored by Kroger (78,846 square feet). The space at the property is also occupied by 14 in-line tenants, including Verizon Wireless, Great Clips, Little Caesars and Dos Margaritas. As of February 10, 2015, the property was 91.6% occupied by 15 tenants. Kroger, the largest tenant at the property, has six five-year extension options remaining. Hickory Flat Commons is located proximate to Harmony on the Lakes, a 630-acre master planned development. The property is located near Hickory Flat Highway (Georgia Highway 140), which provides the neighborhood access to I-575. Hickory Flat Commons is located in the northern part of the Atlanta metro area, approximately five miles southeast of Canton and 25 miles north of the Atlanta central business district. The 2015 estimated population within a one-, three- and five-mile radius of the property is 648, 19,356 and 56,434, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $97,085, $88,832 and $80,204, respectively. The appraisal concluded per square foot market rents of $9.50 (grocery

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

anchor) and $20.00 (inline) at the property. According to the appraisal, the property is located within the Atlanta market and North Cobb submarket which had vacancy rates of approximately 8.4% and 7.5%, respectively, as of the fourth quarter of 2014.

East Manchester Village Centre. The property is a 120,584 square foot anchored retail center located on approximately 15.8 acres in Manchester, Pennsylvania. The property was built in 1995, renovated in 2008 and expanded in 2009. The property is anchored by a Giant Food Store (59,063 square feet), which also has a gas station component occupying 2,400 square feet, collectively (“Giant”). The property also has two junior anchors, Gold’s Gym (19,105 square feet) and Dollar Tree (14,000 square feet). The space at the property is also occupied by 12 in-line tenants, including Dunkin Donuts, Subway and Fastenal. As of February 10, 2015, the property was 96.0% occupied by 14 tenants. Each of East Manchester Village Centre’s three largest tenants have extension options. Giant has eight five-year extension options remaining, and Gold’s Gym and Dollar Tree each have two five-year extension options remaining. The subject property is located in York County, Pennsylvania and is located two miles southwest of Interstate 83, an arterial connecting the area to Harrisburg to the north and Baltimore to the south. Additionally, Interstate 83 connects to the Pennsylvania Turnpike (Interstate 76), connecting the area to Philadelphia to the east and Pittsburgh to the west. The 2015 estimated population within a one-, three- and five-mile radius of the property is 2,317, 21,083 and 54,448, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $70,568, $66,317 and $61,286, respectively. The appraisal concluded per square foot market rents of $11.00 (grocery), $8.00 (anchor) and $18.00 (in-line) at the property. According to the appraisal, the property is located within the Central Pennsylvania market and York County submarket which had vacancy rates of approximately 5.7% and 6.6%, respectively, as of the fourth quarter of 2014.

Terrell Mill Village. The property is a 75,184 square foot anchored retail center located on approximately 8.5 acres in Marietta, Georgia. The property was built in 1974 and renovated in 2012. The property is anchored by LA Fitness (45,000 square feet) and junior anchored by Dollar Tree (12,000 square feet). The remaining space at the property is occupied by in-line tenants such as Starbucks, Animal Dermatology Clinic and Ruby Nails. LA Fitness and Dollar Tree each have three five-year extension options remaining. As of February 10, 2015, the property was 100.0% occupied by 10 tenants, of which two are investment grade. Terrell Mill Village benefits from its proximity to large commercial developments in the neighborhood, Cumberland Mall and Galleria Specialty Mall, and is located close to Market Village, a mixed use space comprised of 16 townhomes, over 40,000 square feet of retail, approximately 18,000 square feet of office and seven restaurants. The property is considered to be a suburban location and is situated in southeastern Cobb County, approximately 15 miles northwest of the Atlanta central business district. The 2015 estimated population within a one-, three- and five-mile radius of the property is 15,296, 79,235 and 200,362, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $41,904, $48,727 and $53,524, respectively. The appraisal concluded per square foot market rents of $17.00 (gym), $11.50 (junior anchor) and $19.00 (in-line) at the property. Per the appraisal, the property is located within the Atlanta market and South Cobb submarket which had vacancy rates of approximately 8.4% and 7.7%, respectively, as of the fourth quarter of 2014.

Westover Marketplace. The property is a 60,646 square foot anchored retail center located in San Antonio, Texas. The property was built in 2013 and is located on approximately 5.5 acres. As of February 10, 2015, the property was 100.0% occupied by Toys R Us (50,646 square feet) and a junior anchor, Dollar Tree (10,000 square feet). Toys R Us has five five-year extension options remaining and Dollar Tree has three five-year extension options remaining. The property is located approximately nine miles west of the San Antonio central business district and approximately 11 miles southwest of San Antonio International Airport. The 2015 estimated population within a one-, three- and five-mile radius of the property is 7,376, 115,031 and 293,232, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $40,527, $50,087 and $51,643, respectively. The appraisal concluded per square foot market rents of $16.00 (big box) and $14.00 (large in-line) at the property. According to the appraisal, the property is located within the San Antonio Area market and NW County submarket which had vacancy rates of approximately 5.3% and 5.4%, respectively, as of the fourth quarter of 2014.

Target Center. The property is a 83,691 square foot anchored retail center located on approximately 12.3 acres in Columbia, South Carolina. The property was built in 2001 and renovated in 2012. Target Center is shadow-anchored by Target (not collateral for the mortgage loan) and anchored by Dick’s Sporting Goods (47,511 square feet) and Michaels (23,396 square feet). The property also includes two in-line tenants, Kirkland’s (8,684 square feet) and Sport Clips (1,600 square feet). As of February 10, 2015, the property was 97.0% occupied by the four tenants. Dick’s Sporting Goods and Michaels each have four five-year extension options remaining. Target Center is located approximately half a mile northeast of Village at Sandhill, a 1.4 million square foot lifestyle center anchored by JCPenney, Home Depot, Bi-Lo, Rooms to Go, hhgregg, Books-a-Million and numerous other retail tenants. The property is located in the northeastern portion of the Columbia metropolitan statistical area and is approximately 12 miles northeast of the Columbia central business district. The 2015 estimated population within a one-, three- and five-mile radius of the property is 5,432, 54,391 and 103,255, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $71,446, $66,810 and $61,974, respectively. The appraisal concluded per square foot market rents of $12.00 (anchor), $17.00 (in-line) and $21.00 (outbuilding) at the property. According to the appraisal, the property is located within the Columbia market and the Northeast submarket which had vacancy rates of approximately 7.6% and 7.4%, respectively, as of the fourth quarter of 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

Reporting Tenant Sales Summary
Tenant	Property Name	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Gross Sales ($ Million)(2)	Sales Per Square Foot
Burlington Coat Factory(3)(4)	Inglewood Plaza	B3 / NA / NA	80,000	14.5%	$11.1	$139
Kroger(3)(4)	Hickory Flat Commons	Baa2 / BBB / BBB	78,846	14.3%	$35.3	$448
Giant(5)	East Manchester Village Center	Baa3 / BBB / BBB	59,063	10.7%	$33.8	$572
Toys R Us	Westover Marketplace	Caa2 / B- / CC	50,646	9.2%	$9.1	$180
Michaels	Target Center	NA / B+ / NA	23,396	4.2%	$3.1	$133
Dollar Tree	East Manchester Village Center	Ba2 / BB / NA	14,000	2.5%	$1.3	$93
Dollar Tree	Terrell Mill Village	Ba2 / BB / NA	12,000	2.2%	$1.3	$108
CVS	Inglewood Plaza	Baa1 / BBB+ / NA	12,900	2.3%	$10.4	$806
(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(2)	Gross Sales are third party service estimates as of March 19, 2015, unless otherwise noted.
(3)	Gross Sales are as reported per the loan sponsor.
(4)	Burlington Coat Factory Gross Sales and Kroger Gross Sales are as of year-end 2014.
(5)	Giant Gross Sales figures exclude any income derived from the gas station portion of the tenant.

Historical and Current Occupancy(1)
2012(2)	2013	2014	Current(3)
89.5%	98.4%	97.7%	96.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	2012 historical occupancy excludes the Westover Marketplace property, as it was built in 2013.
(3)	Current Occupancy is as of February 10, 2015.

Top 10 Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Burlington Coat Factory	Inglewood Plaza	B3 / NA / NA	80,000	14.5%	$15.60	1/31/2019
Kroger	Hickory Flat Commons	Baa2 / BBB / BBB	78,846	14.3%	$8.18	11/30/2028
Giant(3)	East Manchester Village Center	Baa3 / BBB / BBB	61,463	11.1%	$11.34	9/30/2029
Toys R Us	Westover Marketplace	Caa2 / B- / CC	50,646	9.2%	$16.00	1/31/2029
Dick’s Sporting Goods	Target Center	NA / NA / NA	47,511	8.6%	$12.00	1/31/2023
LA Fitness	Terrell Mill Village	NA / NA / NA	45,000	8.2%	$17.00	7/31/2027
Dollar Tree(4)	Various	Ba2 / BB / NA	36,000	6.5%	$9.65	Various
Michaels	Target Center	NA / B+ / NA	23,396	4.2%	$4.88	3/31/2022
Gold’s Gym	East Manchester Village Center	NA / NA / NA	19,105	3.5%	$6.50	1/31/2026
CVS	Inglewood Plaza	Baa1 / BBB+ / NA	12,900	2.3%	$28.47	1/31/2035
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Giant is comprised of the Giant Food Store (59,063 square feet) with a lease expiration of September 30, 2029 and a rent of $10.95 per square foot and Giant Food Gas Station (2,400 square feet) with a lease expiration of September 30, 2029 and a rent of $20.83 per square foot.

(4)
Dollar Tree at the East Manchester Village Center property (14,000 square feet) has a lease expiration of January 31, 2019 and a rent of $6.43 per square foot. Dollar Tree at the Terrell Mill Village property (12,000 square feet) has a lease expiration of July 31, 2017 and a rent of $11.25 per square foot. Dollar Tree at the Westover Marketplace property (10,000 square feet) has a lease expiration of June 30, 2018 and a rent of $12.25 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	17,044	3.1%	NAP	NAP	17,044	3.1%	NAP	NAP
2015 & MTM	2	2,900	0.5	$54,575	0.8%	19,944	3.6%	$54,575	0.8%
2016	1	1,600	0.3	28,800	0.4	21,544	3.9%	$83,375	1.2%
2017	6	19,430	3.5	269,160	3.7	40,974	7.4%	$352,535	4.9%
2018	9	29,460	5.3	421,436	5.8	70,434	12.8%	$773,971	10.7%
2019	9	110,789	20.1	1,813,682	25.1	181,223	32.8%	$2,587,653	35.8%
2020	0	0	0.0	0	0.0	181,223	32.8%	$2,587,653	35.8%
2021	1	3,796	0.7	37,200	0.5	185,019	33.5%	$2,624,853	36.3%
2022	2	24,996	4.5	139,772	1.9	210,015	38.1%	$2,764,625	38.2%
2023	5	54,370	9.9	711,852	9.8	264,385	47.9%	$3,476,477	48.1%
2024	3	12,009	2.2	216,403	3.0	276,394	50.1%	$3,692,880	51.1%
2025	0	0	0.0	0	0.0	276,394	50.1%	$3,692,880	51.1%
2026 & Beyond	9	275,460	49.9	3,536,604	48.9	551,854	100.0%	$7,229,484	100.0%
Total	47	551,854	100.0%	$7,229,484	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	2014(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Rents in Place	$7,371,429	$7,438,488	$7,229,484	$13.10	75.6%
Vacant Income	0	0	333,660	0.60	3.5
Gross Potential Rent	$7,371,429	$7,438,488	$7,563,144	$13.70	79.1%
Total Reimbursements	1,101,194	1,318,938	1,997,628	3.62	20.9
Net Rental Income	$8,472,624	$8,757,426	$9,560,772	$17.32	100.0%
(Vacancy/Credit Loss)	0	0	(576,766)	(1.05)	(6.0)
Other Income	21,187	25,283	0	0.00	0.0
Effective Gross Income	$8,493,811	$8,782,710	$8,984,006	$16.28	94.0%

Total Expenses	$2,106,327	$2,133,691	$2,285,884	$4.14	25.4%

Net Operating Income	$6,387,484	$6,649,019	$6,698,122	$12.14	74.6%

Total TI/LC, Capex/RR	0	0	368,871	0.67	4.1
Net Cash Flow	$6,387,484	$6,649,019	$6,329,251	$11.47	70.5%

(1)
Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsor between December 2012 and September 2014 for a combined purchase price of $98,225,000.

(2)
2014 NOI encompasses the year-end period for three of the six properties, the trailing eleven-month period annualized for Terrell Mill Village, the trailing nine-month period annualized for Target Center and the trailing four-month period annualized for Inglewood Plaza, as these properties were acquired in January 2014, March 2014 and September 2014, respectively.

(3)
TTM encompasses the trailing 12-months ending February 28, 2015 for four of the six properties, the trailing 11-month period annualized for Target Center and the trailing six-month period annualized for Inglewood Plaza, as these properties were acquired in March 2014 and September 2014, respectively.

(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties are managed by CREI Advisors, LLC, an affiliate of the loan sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived with respect to any portion of any property leased to a tenant required to pay taxes directly pursuant to the terms of its lease.

Insurance Escrows - The requirement for the borrowers to make monthly deposits into the insurance escrow is waived so long as the borrowers provide satisfactory evidence that the properties are insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow approximately $4,599 (approximately $0.10 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers will be required to escrow approximately $22,994 (approximately $0.50 per square foot annually) for TI/LC reserves.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrowers were required to send tenant direction letters to tenants instructing them to deposit all rents and payments directly to the lockbox account controlled by the lender. All funds in the lockbox account are swept on the 5th, 12th, 19th and 26th of the month to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the loan in accordance with the loan documents. Upon the occurrence of an Excess Cash Sweep Event (as defined below), the borrowers shall deposit with the lender all excess cash into the cash management account, which will be held by the lender as additional security for the mortgage loan.

An “Excess Cash Sweep Event” means any period during which there is (i) an event of default or (ii) the debt service coverage ratio at the end of a fiscal quarter is less than or equal to 1.75x.

Release of Individual Properties. Following the lockout period, the borrowers are permitted to sell one or more of the properties to a bona fide third party purchaser who is not a restricted party or an affiliate of a restricted party with the payment of the applicable yield maintenance premium if prior to the permitted par prepayment date, provided that, among other things (i) no event of default exists, (ii) the borrowers make a payment of 125.0% of the allocated loan amount applicable to such property, (iii) the debt service coverage ratio shall not be less than the greater of (a) the debt service coverage ratio, as calculated in the loan documents, for all properties in effect as of the origination date and (b) the debt service coverage ratio in effect immediately prior to the property sale and (iv) the loan-to-value ratio then remaining shall not be greater than the loan-to-value ratio for all properties in effect as of the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Alta Woodlake Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Alta Woodlake Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Alta Woodlake Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.1%	Net Rentable Area (Units):	256
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	Elite Street Alta Woodlake	Year Built / Renovated:	2013 / N/A
	Square, LLC	Occupancy:	93.4%
Sponsor:	Yehonatan Sade	Occupancy Date:	4/28/2015
Interest Rate:	4.18600%	Number of Tenants:	N/A
Note Date:	5/18/2015	2012 NOI(1):	N/A
Maturity Date:	6/1/2025	2013 NOI(1):	N/A
Interest-only Period:	60 months	2014 NOI(1):	N/A
Original Term:	120 months	TTM NOI (as of 4/2015)(2):	$1,376,182
Original Amortization:	360 months	UW Economic Occupancy:	88.3%
Amortization Type:	IO-Balloon	UW Revenues:	$4,171,728
Call Protection:	L(25),Grtr1%orYM(93),O(2)	UW Expenses:	$1,692,641
Lockbox:	Springing	UW NOI(2):	$2,479,086
Additional Debt:	Yes	UW NCF:	$2,427,886
Additional Debt Balance:	$4,000,000	Appraised Value / Per Unit:	$40,280,000 / $157,344
Additional Debt Type:	Mezzanine Loan / Permitted Mezzanine	Appraisal Date:	4/8/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$121,094
Taxes:	$367,577	$61,263	N/A	Maturity Date Loan / Unit:	$110,242
Insurance:	$22,936	$7,645	N/A	Cut-off Date LTV:	77.0%
Replacement Reserves:	$4,267	$4,267	N/A	Maturity Date LTV:	70.1%
TI/LC	$0	$0	N/A	UW NCF DSCR:	1.34x
Other:	$33,000	$0	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000	75.7%	Purchase Price	$40,150,000	98.1%
Mezzanine Loan	4,000,000	9.8	Upfront Reserves	427,780	1.0
Sponsor Equity	5,936,672	14.5	Closing Costs	358,892	0.9
Total Sources	$40,936,672	100.0%	Total Uses	$40,936,672	100.0%
(1)	Historical NOI is not available as the property was built in 2013.
(2)	Increase from TTM NOI to UW NOI is due to the lease up of residential units from occupancy of approximately 65.0% in May 2014 to 93.4% as of April 2015.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Alta Woodlake Square loan has an outstanding principal balance of $31.0 million and is secured by a first mortgage lien on a newly constructed, Class A multifamily property totaling 256 units located in Houston, Texas. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Elite Street Alta Woodlake Square, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor of the mortgage loan is Yehonatan Sade, the founder of Elite Street Capital, LLC, and formerly of Sun Holdings Group. Elite Street Capital, LLC is a newly formed investment vehicle. During his tenure at Sun Holdings Group, Yehonatan Sade oversaw the acquisition of more than 5,000 multifamily units in 2013 and 2014. The sponsor will contribute approximately $6.0 million in equity in connection with the acquisition of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Alta Woodlake Square

The Property. Alta Woodlake Square is a 256-unit Class A multifamily complex built in 2013 and situated on 4.78 acres. Despite the property being completed in 2013, it has already achieved an occupancy of 93.4% as of April 28, 2015. The property consists primarily of four three-story garden apartment buildings with a unit-mix consisting of 30 studio units, 162 one-bedroom units and 64 two-bedroom units. The apartments feature finishes including nine to ten-foot ceilings, washers/dryers, and private balconies for a majority of units. Amenities at the property include a community pool, cabana and grilling areas, fitness center and business center, as well as a structured parking facility, storage closet area, mailroom and leasing office/clubhouse. The three-story structured parking garage has 385 parking spaces, in addition to 42 indoor storage units available to tenants.

The Alta Woodlake Square property is located in Houston, Texas, approximately 10 miles west of the Houston central business district and provides convenient access to primary Houston roadways Katy Freeway, US-59, the Westpark Tollway, Beltway 8 and 610 Loop. The property is located within the Westchase Business District neighborhood. The Westchase Business District was created by the State of Texas to promote economic development, mobility, higher level of services and a long-term thriving community on Houston’s west side. Approximately 81,000 people work within the Westchase Business District and the district has some of the state’s most educated workforce with 42% of the residents having a college degree compared to 28% for the City of Houston as a whole. Major employers with operations in the Westchase Business District include Honeywell, Cardtronics, Metlife, Microsoft, Samsung Engineering and Xerox. Additionally, the property benefits from its close proximity to Houston Galleria and the Energy Corridor. Houston Galleria is a 2.4 million square foot super-regional mall owned and operated by Simon Property Group and is amongst the largest mall in the United States. The Energy Corridor is home to approximately 300 companies, some of which include British Petroleum, ConocoPhillips, Sysco and Shell Oil. The property also benefits from its proximity to the various universities that are affiliated with the University of Houston system and University of Texas system. The property is also approximately 1.0 mile from the new Phillips 66 campus, a 1.1 million square foot development that will serve as the company’s new headquarters. Upon completion, the new campus will employ approximately 1,800 people.

As of April 2015, the Woodlake/Westheimer submarket Class A occupancy rate was 83.5% with 3,363 total units. The appraisal identified six competitive properties that were built between 2003 and 2014 and range in size from 133 to 376 units. The occupancy for the rent comparables ranged from 91.0% to 98.0%, which excludes one property that is currently in a lease-up period. The average rent at the competitive properties ranged from $1,237 to $2,091 per unit or $1.34 to $1.73 per square foot. By comparison, the property’s average monthly rent is $1,454 per unit or $1.65 per square foot. The appraisal points to the property’s extensive amenities, age and higher quality as reasons for its higher rents. Within the Woodlake/Westheimer submarket there are two properties comprised of 714 units currently under construction. Despite low barriers to entry in the Houston market, the property is a well positioned Class A property in an area with substantial opportunity for commercial growth.

Historical and Current Occupancy(1)
TTM	T-6	T-3	Current(2)
83.9%	91.9%	94.6%	93.4%
(1)	Historical occupancies represent the average occupancies for the trailing twelve-, six- and three-month periods ended April 28, 2015.
(2)	Current occupancy is as of April 28, 2015.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Square Feet)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
Studio	30	11.7%	30	100.0%	696	$1,303	$1.87
1 Bedroom	162	63.3	152	93.8%	806	$1,404	$1.74
2 Bedroom	64	25.0	57	89.1%	1,159	$1,801	$1.55
Total / Wtd. Avg.	256	100.0%	239	93.4%	881	$1,492	$1.69
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Alta Woodlake Square

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	T-6(2)(3)	T-3(2)(3)	Underwritten	Per Unit	%(4)
Rents in Place	$4,416,860	$4,392,240	$4,392,240	$4,262,715	$16,651	90.4%
Vacant Income	0	0	0	319,841	1,249	6.8
Gross Potential Rent	$4,416,860	$4,392,240	$4,392,240	$4,582,556	$17,901	97.2%
Reimbursements	117,447	128,630	138,184	132,976	519	2.8
Net Rental Income	$4,534,307	$4,520,870	$4,530,424	$4,715,532	$18,420	100.0%
(Vacancy/Credit Loss/Concessions)(5)	(1,062,028)	(729,842)	(561,248)	(550,284)	(2,150)	(11.7)
Other Income	6,144	0	0	6,480	25	0.1
Effective Gross Income	$3,478,423	$3,791,028	$3,969,176	$4,171,728	$16,296	88.5%

Total Expenses(5)	$2,102,241	$2,054,680	$1,831,696	$1,692,641	$6,612	40.6%

Net Operating Income	$1,376,182	$1,736,348	$2,137,480	$2,479,086	$9,684	59.4%

Replacement Reserves	14,004	13,310	19,856	51,200	200	1.2
Net Cash Flow(6)	$1,362,178	$1,723,038	$2,117,624	$2,427,886	$9,484	58.2%
(1)	No historical cash flows are available as the property was constructed in late 2013.
(2)	T3, T6 and TTM columns represent the trailing twelve-, six- and three-month periods, respectively, each as of April 30, 2015.
(3)	T3 and T6 columns represent annualized figures.
(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)
The decrease in Underwritten Vacancy/Credit Loss/Concessions and Total Expenses from TTM Vacancy/Credit Loss/Concessions and Total Expenses is due to concessions offered in connection with the lease up of the property and the related payroll and marketing expenses.

(6)	The increase from TTM Net Cash Flow to Underwritten Net Cash Flow is due to the lease up of residential units during the latter half of 2014 and early 2015.

Property Management. The Alta Woodlake Square apartment community is managed by Elite Street Capital, LLC. The current management agreement commenced on May 15, 2015 and has a 12-month term and will automatically renew each month unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of the gross income, payable on a monthly basis. The management fees related to the Alta Woodlake Square property are subordinate to the liens and interests of the Alta Woodlake Square loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $367,577 for tax reserves, $33,000 for deferred maintenance, $22,936 for insurance reserves and $4,267 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $61,263 (approximately $2,872 per unit annually).

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premium payments, which currently equates to $7,645 (approximately $358 per unit annually).

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $4,267 (approximately $200 per unit annually) for replacement reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon the occurrence of a Cash Sweep Event (as defined below), the borrower is required to establish the lockbox account and deposit all rents and payments into the lockbox account. During a Cash Sweep Event, all funds in the lockbox account are swept within two business days to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) the date on which the debt service coverage ratio based on a trailing six months of gross income from operations is less than 1.05x, (iv) an event of default under the mezzanine loan documents or (v) failure of the mezzanine borrower to pay the mezzanine loan in full on or prior to the related anticipated repayment date under the mezzanine loan documents.

Additional Debt. The $4.0 million mezzanine loan is secured by direct equity interests in the borrowers and is coterminous with the Alta Woodlake Square loan. The mezzanine loan is interest-only for the term of the loan and has a 9.50000% coupon through December 31, 2015, and 12.50000% coupon thereafter. Including the mezzanine loan, the Cut-off Date LTV is 86.9%, the UW NCF DSCR is 1.10x and the UW NOI Debt Yield is 7.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Alta Woodlake Square

Permitted Mezzanine Debt. In connection with the prepayment in full and refinancing of the existing mezzanine loan, the mezzanine borrower will be permitted to obtain a mezzanine loan secured by the ownership interest in the borrower, subject to the terms and conditions of the loan documents, which include, without limitation, the following: (i) the aggregate combined loan-to-value ratio is not greater than 87.0%, (ii) the aggregate debt service coverage ratio (as calculated in the loan documents) is not less than 1.10x; (iii) the maturity date of the mezzanine loan is not earlier than the maturity date of the mortgage loan; and (iv) the lender of the mezzanine loan enters into an intercreditor agreement satisfactory to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Little Palm Island Resort

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Little Palm Island Resort

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Little Palm Island Resort

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title(1):	Fee
Cut-off Date Principal Balance:	$30,963,678	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	3.1%	Net Rentable Area (Rooms):	30
Loan Purpose:	Refinance	Location:	Little Torch Key, FL
Borrower:	Little Palm Island Associates, Ltd.	Year Built / Renovated:	1988 / 2009
Sponsors(2):	Various	Occupancy / ADR / RevPAR:	75.5% / $1,135.05 / $857.15
Interest Rate:	4.57600%	Occupancy / ADR / RevPAR Date:	3/31/2015
Note Date:	4/23/2015	Number of Tenants:	N/A
Maturity Date:	5/6/2020	2012 NOI:	$1,979,512
Interest-only Period:	None	2013 NOI:	$2,933,157
Original Term:	60 months	2014 NOI:	$3,354,724
Original Amortization:	360 months	TTM NOI (as of 3/2015):	$3,547,169
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	75.5% / $1,135.19 / $857.15
Call Protection:	L(25),Def(31),O(4)	UW Revenues:	$17,410,213
Lockbox:	CMA	UW Expenses:	$13,800,756
Additional Debt:	N/A	UW NOI:	$3,609,457
Additional Debt Balance:	N/A	UW NCF:	$3,609,457
Additional Debt Type:	N/A	Appraised Value / Per Room:	$55,200,000 / $1,840,000
		Appraisal Date:	1/27/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$1,032,123
Taxes:	$59,523	$11,905	N/A	Maturity Date Loan / Room:	$946,905
Insurance:	$168,661	$60,475	N/A	Cut-off Date LTV:	56.1%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	51.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.90x
Other:	$1,650,000	Springing	N/A	UW NOI Debt Yield:	11.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000	100.0%	Payoff Existing Debt	$22,915,988	73.9%
			Return of Equity	5,558,717	17.9
			Upfront Reserves	1,878,184	6.1
			Closing Costs	647,111	2.1
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%
(1)	The property also consists of an access lease and a submerged land lease. For a full description, please refer to “Shore Station Access Agreement” and “Submerged Land Lease” below.
(2)	For a full description of Sponsors, please refer to “The Sponsors” below.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Little Palm Island Resort loan has an outstanding principal balance of approximately $31.0 million and is secured by a first mortgage lien on the borrower’s interests in a 30-room full service luxury resort hotel located in Little Torch Key, Florida. The loan has a five-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in 2004 and 2012 as a part of the WBCMT 2004-C10 and GSMS 2012-GCJ7 securitizations, respectively.

The Borrower. The borrowing entity for the loan is Little Palm Island Associates, Ltd., a Florida limited partnership and a special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Little Palm Island Resort

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are The Colee Family Trust Under Agreement and Declaration of Trust dated December 20, 1997, Patrick R. Colee and Diane F. Colee. Patrick R. Colee is the founder and chairman of Noble House Hotels & Resorts (“Noble”), a hotel ownership and management company comprised of 18 hotels and resorts located throughout the United States. Noble has received various awards and accolades for their hotel portfolio, such as Fodor’s “100 Hotel Awards List” and Condé Nast Traveler’s “Gold List” and “Reader’s Choice”.

The Property. Little Palm Island Resort (“Little Palm”) is a 30-room, full service luxury boutique hotel located on its own private island, Munson Island in the Florida Keys. Munson Island is located approximately three miles offshore from Little Torch Key. The property was built in 1988 and extensively renovated in 2009. Following Noble’s acquisition of the hotel in 1996 for approximately $12.6 million, the loan sponsors invested approximately $8.1 million on capital improvements throughout the resort, since 2001. Additionally, the loan sponsors plan to spend approximately $1.3 million on additional improvements over the next six months, 125.0% of which was reserved at origination (approximately $1.7 million).

Little Palm features 30 guestrooms, including 15 cottages/villas, as well as a freeform pool, a poolside bar, a restaurant with an indoor dining area and outdoor private tables, a lounge, a library, a beauty salon, a spa, massage rooms, a retail and rental store and marina facilities. Each of the guest suites are equipped with king-sized beds, arm chairs, end tables, coffee makers, a mini-bar, binoculars and a local bird guide. Additionally, complimentary Wi-Fi access is provided throughout the resort.

Little Palm is situated on a private island known as Munson Island, approximately three miles offshore from Little Torch Key, Florida, which is along the south side of U.S. Highway 1. U.S. Highway 1, also known as the Overseas Highway, is the main thoroughfare into the Florida Keys. Access to Munson Island is provided by private seaplane or yacht ferry made from the Dolphin Marina & Cottages property located on Little Torch Key, operated under an access agreement. For a full description of the access agreement, please refer to “Shore Station Access Agreement” below.

Due to the unique nature of the hotel, there are no true direct competitors within the Florida Keys hotel submarket. Statistics from a third party vendor show that the Florida Keys submarket ranks among the top five United States submarkets in terms of occupancy, room rate growth and ADR. The hotel caters predominantly to leisure travelers, given its location and amenities. In addition, there are several areas in the resort that are utilized for private events such as weddings and retreats.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Little Palm Island Resort(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	53.0%	$843.86	$447.31	68.2%	$947.98	$646.32	128.7%	112.3%	144.5%
2013	54.9%	$876.18	$481.34	74.1%	$1,050.62	$778.61	135.0%	119.9%	161.8%
2014	56.9%	$903.49	$513.70	74.1%	$1,127.51	$835.29	130.2%	124.8%	162.6%
TTM(4)	55.0%	$937.93	$515.54	75.5%	$1,135.05	$857.15	137.3%	121.0%	166.3%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Elbow Beach Bermuda, One & Only Ocean Club, Rosewood Jumby Bay Resort, Boutique Peter Island Resort, Rosewood Little Dix Bay, Cotton House Hotel, Cap Juluca Hotel and CuisinArt Resort & Spa.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and operating statements for the property provided by the borrower.
(4)	TTM represents trailing 12-month period ending on March 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Little Palm Island Resort

Competitive Hotels Profile(1)

				2014 Market Mix		2014 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Little Palm Island Resort	30	1988	0	8%	92%	76.7%	$1,088.60	$835.29
Cheeca Lodge & Spa	214	1988	5,400	12%	88%	85.0%	$370.00	$314.50
Westin Sunset Key	40	1997	0	5%	95%	74.0%	$942.00	$697.08
Waldorf Astoria Casa Marina Resort	311	1920, 1977	11,400	20%	80%	89.0%	$356.00	$316.84
Ocean Key Resort	100	1983	870	10%	90%	91.0%	$437.00	$396.80
Waldorf Astoria The Reach Resort	150	1985	4,800	5%	95%	87.0%	$322.00	$280.14
Pier House Resort	142	1967	4,600	10%	90%	87.0%	$386.00	$334.08
Westin Key West Resort	178	1996	10,000	20%	80%	88.0%	$341.00	$300.08
Hyatt Key West	118	1988	2,400	10%	90%	96.0%	$372.00	$357.86
Total(2)	1,253
(1)	Based on the appraisal.
(2)	Excludes the Little Palm Island Resort property.

Operating History and Underwritten Net Cash Flow(1)
	2012	2013	2014	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	68.2%	74.1%	74.1%	75.5%	75.5%
ADR	$947.98	$1,050.62	$1,127.51	$1,135.05	$1,135.19
RevPAR	$646.32	$778.61	$835.29	$857.15	$857.15

Room Revenue	$7,096,584	$8,525,801	$9,146,398	$9,385,754	$9,385,754	$312,858	53.9%
Food and Beverage Revenues	4,051,363	4,196,933	4,394,916	4,457,782	4,457,782	148,593	25.6
Other Departmental Revenues	3,321,133	3,346,949	3,612,720	3,566,677	3,566,677	118,889	20.5
Total Revenue	$14,469,080	$16,069,683	$17,154,034	$17,410,213	$17,410,213	$580,340	100.0%

Room Expense	$1,308,086	$1,350,383	$1,438,506	$1,417,882	$1,417,882	$47,263	15.1%
Food and Beverage Expenses	2,940,398	3,174,693	3,144,286	3,160,993	3,160,993	105,366	70.9
Other Departmental Expenses	2,297,387	2,273,131	2,605,258	2,562,510	2,562,510	85,417	71.8
Departmental Expenses	$6,545,871	$6,798,207	$7,188,050	$7,141,385	$7,141,385	$238,046	41.0%

Departmental Profit	$7,923,209	$9,271,476	$9,965,984	$10,268,828	$10,268,828	$342,294	59.0%

Operating Expenses	$3,804,704	$4,078,530	$4,195,843	$4,314,637	$4,314,637	$143,821	24.8%
Gross Operating Profit	$4,118,505	$5,192,946	$5,770,141	$5,954,191	$5,954,191	$198,473	34.2%

Management Fee	$578,763	$642,787	$750,857	$762,184	$696,409	$23,214	4.0%
Fixed Expenses	981,467	975,238	978,399	951,916	951,916	31,731	5.5
FF&E	578,763	641,764	686,161	692,922	696,409	23,214	4.0
Total Other Expenses	$2,138,993	$2,259,789	$2,415,417	$2,407,022	$2,344,734	$78,158	13.5%

Net Operating Income	$1,979,512	$2,933,157	$3,354,724	$3,547,169	$3,609,457	$120,315	20.7%
Net Cash Flow	$1,979,512	$2,933,157	$3,354,724	$3,547,169	$3,609,457	$120,315	20.7%
(1)	The information provided in the table reflects the cash flow from operations of the hotel.
(2)	TTM column represents the trailing 12-month period ending on March 31, 2015.
(3)	Per Room values are based on 30 guest rooms.
(4)	% of Total Revenue column for Room Expense, Food and Beverage Expenses and Other Departmental Expenses is based on their corresponding revenue line item.

Property Management. The property is managed by Noble House Little Palm Island, Ltd., an affiliate of the loan Sponsors. The management agreement commenced October 18, 1996 and has a 30-year term with four five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Little Palm Island Resort

Escrows and Reserves. At origination, the borrower deposited into escrow $1,650,000 for a suite capital upgrade reserve that will be used to convert and upgrade certain suites, $168,661 for insurance reserves and $59,523 for real estate tax reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $11,905.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance payments monthly, which currently equates to $60,475.

FF&E Reserves - On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of 4.0% of gross revenues from the hotel operations from the prior year to such payment date for FF&E.

Access Lease Agreement Reserve - Upon the borrower’s failure to pay the access lease agreement rent, the borrower will be required to pay to the lender, together with the monthly debt service payment amount, an amount that is estimated by the lender to be due and payable by the borrower under the access lease agreement for all rent and any and all other charges which may be due.

Seasonality Reserve - During the first two years of the loan term, the borrower will provide evidence satisfactory to the lender that on May 31 of each respective year, the seasonality reserve, a borrower-controlled account (the “Seasonality Reserve”), has an annual balance of $250,000. During the remaining three years of the loan term, the borrower will provide evidence satisfactory to the lender that on May 31 of each respective year, the Seasonality Reserve has an annual balance of $350,000. In the event that the debt service coverage ratio, as calculated in the loan documents, falls below 1.30x at any time during the loan term, the funds in the Seasonality Reserve shall be transferred to an account held by the lender. The funds will be drawn upon as necessary to cover debt service shortfalls.

Upon the expiration of the period commencing with and including the month of May of each calendar year and continuing through the month of October of the following calendar year, if the funds on deposit in the Seasonality Reserve are less than the required deposit amount, the borrower will be required thereafter on each payment date commencing and including the month of November through and including the payment date in the month of April of each calendar year, to deposit with the lender or the bank holding the Seasonality Reserve, monthly deposits in an amount equal to the difference between the required deposit amount and the amount of funds on deposit in the Seasonality Reserve divided by six.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and property manager are required to deposit all revenues into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Triggering Event (as defined below). During a Triggering Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account, and all excess cash flows after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the loan.

A “Triggering Event” means a period commencing upon the earliest of (i) an event of default under the loan documents and (ii) the debt service coverage ratio, as calculated in the loan documents, falls below 1.20x.

Shore Station Access Agreement. The property relies on access to dock space, a welcome center and a lobby building in order to receive guests in Little Torch Key for transport to the resort on Munson Island. The main access is provided by Dolphin Marina and Cottages (not collateral for the loan), which is also owned by Noble, but is controlled via a lease that has been assigned as collateral for the loan. The access lease commenced on April 29, 1997 and will expire April 30, 2037 with five five-year options remaining. The tenant under the access lease, Little Palm Island Associates Ltd., is responsible for funding all operating and maintenance expenses, inclusive of property taxes for the leased premises.

Submerged Land Lease. Portions of the submerged land area around Munson Island are leased from the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida for use as a docking facility to receive and transport guests, and other related uses. The submerged land lease was executed in October 1996 and expires on January 26, 2029. The submerged land lease cannot be leased to anyone who does not have sufficient interest in the upland parcel, and as such, only the borrower can be the lessee of the submerged lands. According to the lease, provided that the lessee is not in default of the existing lease, the lessee may apply for a renewal of the lease no earlier than 120 days from and no later than 30 days prior to the expiration date of the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

JAGR Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

JAGR Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

JAGR Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.0%	Net Rentable Area (Rooms):	721
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsors(3):	Various	Occupancy / ADR / RevPAR:	64.2% / $116.23 / $74.62
Interest Rate:	4.95950%	Occupancy / ADR / RevPAR Date:	2/28/2015
Note Date:	3/3/2015	Number of Tenants:	N/A
Maturity Date:	4/1/2020	2012 NOI:	$4,027,349
Interest-only Period:	24 months	2013 NOI(4):	$4,301,723
Original Term:	60 months	2014 NOI(4):	$5,072,210
Original Amortization:	360 months	TTM NOI (as of 2/2015):	$5,227,459
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	64.2% / $116.23 / $74.62
Call Protection:	L(6),Grtr1%orYM(18),O(36)	UW Revenues:	$35,641,818
Lockbox:	Hard	UW Expenses:	$30,231,368
Additional Debt:	Yes	UW NOI:	$5,410,450
Additional Debt Balance:	$17,500,000 / $7,500,000	UW NCF:	$5,410,450
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraised Value / Per Room:	$73,500,000 / $101,942
		Appraisal Date:	1/1/2015

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$65,881
Taxes:	$375,291	$78,882	N/A	Maturity Date Loan / Room:	$62,945
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.6%
FF&E Reserves:	$116,939	4% of Gross Revenues	N/A	Maturity Date LTV:	61.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.78x
Other:	$1,586,174	Springing	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)		$47,500,000	86.4%	Payoff Existing Debt	$41,423,800	75.3%
Mezzanine Loan		7,500,000	13.6	Return of Equity	10,465,785	19.0
				Upfront Reserves	2,078,404	3.8
				Closing Costs	1,032,012	1.9
Total Sources		$55,000,000	100.0%	Total Uses	$55,000,000	100.0%
(1)
JAGR Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $47.5 million.  The Financial Information presented in the chart above reflects the Cut-off Date balance of the $47.5 million JAGR Portfolio Whole Loan.

(2)	For a full description of the Borrowers, please refer to “The Borrowers” below.
(3)	For a full description of the Sponsors, please refer to “The Sponsors” below.
(4)
The increase from 2013 NOI to 2014 NOI is primarily due to the opening of the Drago’s Seafood Restaurant at the Hilton Jackson property in 2014, as well as increased occupancy across all three JAGR Portfolio properties.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

JAGR Portfolio

The Loan. The JAGR Portfolio loan is secured by a first mortgage lien on the fee interests in three full service hotels totaling 721 rooms located in Mississippi, Michigan and Maryland. The whole loan has an outstanding principal balance as of the Cut-off Date of $47.5 million (the “JAGR Portfolio Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $30.0 million and is being contributed to the JPMBB 2015-C29 Trust. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $17.5 million, is expected to be contributed to a future securitization trust. The holder of the Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2015-C29 Trust. The trustee of the JPMBB 2015-C29 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the JAGR Portfolio Whole Loan; however, the holder of the Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The JAGR Portfolio Whole Loan has a five-year term, and subsequent to a two-year interest-only period, will amortize on a 30-year schedule.

The proceeds from the JAGR Portfolio Whole Loan were used to refinance existing debt on the Hilton Jackson, Doubletree Grand Rapids and Doubletree Annapolis properties, each with an outstanding balance of approximately $15.1 million, $10.5 million and $11.5 million, respectively. The three loans were originally issued by Great American Life Insurance Company for the Hilton Jackson property and Bank of America for the Doubletree Grand Rapids and Doubletree Annapolis properties.

The Borrowers. The borrowing entities for the loan are AWH-BP Annapolis Hotel, LLC, AWH-BP Grand Rapids Hotel, LLC and AWH-BP Jackson Hotel, LLC, all Delaware limited liability companies and special purpose entities.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Chad Cooley, Russell Flicker, Jonathan Rosenfeld and Bernard Michael, each a principal of AWH Partners. The loan sponsors formed a joint venture between AWH Partners and the Baupost Group. AWH Partners is a privately held real estate investment, development and management firm, currently managing a portfolio in excess of $800 million. The Baupost Group, led by Seth Klarman, is a hedge fund currently managing approximately $7 billion in assets. The loan sponsors purchased the three properties out of bankruptcy after the previous lender had foreclosed on the properties. The prior ownership group sold the properties and related management company to the current sponsor.

The sponsors acquired the Hilton Jackson in 2012 for approximately $19.3 million, the Doubletree Grand Rapids in 2013 for approximately $8.6 million and the Doubletree Annapolis in 2013 for approximately $13.4 million. Additionally, the sponsors have invested approximately $13.4 million in capital improvements and other costs since acquisition of the three properties bringing the loan sponsors’ total basis to approximately $54.7 million.

The Portfolio. The collateral consists of three full service hotels totaling 721 rooms located in Mississippi, Michigan and Maryland.  The portfolio is comprised of three Hilton flagged hotels: the Hilton Jackson (276 rooms, 51.1% of UW NCF), the Doubletree Grand Rapids (226 rooms, 28.0% of UW NCF) and the Doubletree Annapolis (219 rooms, 20.9% of UW NCF).  The portfolio has an aggregate appraised value of $73.5 million resulting in a 64.6% Cut-off Date LTV. The Hilton Jackson and Doubletree Grand Rapids properties have exhibited a strong performance in relation to their respective competitive sets in terms of occupancy, ADR and RevPAR.  The Doubletree Annapolis property has operated on par with its competitive set over the previous three years; however, a soon-to-be completed property improvement plan is likely to improve upon performance going forward.

Portfolio Summary
Property	Location	Rooms	Year Built / Renovated	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Hilton Jackson	Jackson, MS	276	1984 / 2013	$14,256,632	47.5%	$34,500,000	$2,764,383	51.1%
Doubletree Grand Rapids	Grand Rapids, MI	226	1979, 1987 / 2015	8,480,211	28.3	20,500,000	1,513,724	28.0
Doubletree Annapolis	Annapolis, MD	219	1961, 1985 / 2015	7,263,158	24.2	18,500,000	1,132,343	20.9
Total		721		$30,000,000	100.0%	$73,500,000	$5,410,450	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

JAGR Portfolio

Historical Occupancy, ADR and RevPAR(1)
	Occupancy				ADR				RevPAR
Property	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)
Hilton Jackson	65.2%	66.9%	67.5%	68.1%	$112.02	$115.35	$118.63	$120.23	$72.99	$77.15	$80.09	$81.90
Doubletree Grand Rapids	62.6%	66.5%	67.4%	65.0%	$106.11	$108.89	$113.83	$114.77	$66.45	$72.42	$76.74	$74.63
Doubletree Annapolis	60.3%	57.7%	59.3%	58.4%	$111.49	$116.15	$114.10	$114.34	$67.24	$67.00	$67.61	$66.79
Weighted Average(3)	62.9%	64.0%	65.0%	64.2%	$110.02	$113.46	$115.81	$116.73	$69.20	$72.58	$75.25	$75.03
(1)	Based on operating statements provided by the borrowers.
(2)	TTM as of March 31, 2015.
(3)	Weighted by room count.

Historical Occupancy, ADR and RevPAR Penetration Rates(1)
	Occupancy				ADR				RevPAR
Property	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)
Hilton Jackson	104.1%	104.2%	108.1%	110.3%	105.1%	105.5%	107.8%	109.1%	109.4%	109.9%	116.6%	120.3%
Doubletree Grand Rapids(3)	110.0%	109.8%	104.1%	99.5%	120.2%	119.9%	123.4%	122.5%	132.3%	131.7%	128.5%	121.8%
Doubletree Annapolis	89.9%	92.5%	89.9%	87.6%	105.2%	107.8%	103.8%	104.5%	94.6%	99.7%	93.3%	91.6%
Weighted Average(4)	101.7%	102.4%	101.3%	100.0%	109.9%	110.7%	111.5%	111.9%	112.1%	113.6%	113.3%	112.1%
(1)	2012, 2013, 2014 and TTM Penetration Rates are per reports provided by a third party data provider.
(2)	TTM as of March 31, 2015.
(3)	2012, 2013 and 2014 figures presented are for the Hilton Grand Rapids Airport.
(4)	Weighted by room count.

Hilton Jackson. The Hilton Jackson is a full service hotel located in Jackson, Mississippi. The 13-story property opened in 1984 and features 276 rooms comprised of 166 queen guestrooms, 99 king guestrooms, nine executive suites and two presidential suites. All guestrooms feature a large work desk, 42-inch flat panel television and complimentary internet access while the suite rooms feature sleeper sofas as well as separate living areas and dining areas. Hotel amenities include multiple food and beverage outlets, a fitness center, an outdoor pool, approximately 19,892 square feet of meeting space across 12 different rooms and approximately 422 surface parking spaces. Since 2012, the property has undergone approximately $2.7 million ($9,623 per room) in capital expenditures primarily related to a renovation of Drago’s Seafood Restaurant, meeting spaces and guestrooms. Among the property’s food and beverage outlets is Drago’s Seafood Restaurant, a 403-seat freestanding restaurant franchised from the popular New Orleans area eatery. The restaurant opened in December 2014 to positive reviews and has exceeded budgeted forecasts to date. Year to date food and beverage revenues specific to the Drago’s Seafood Restaurant, as of March 31, 2015, are $1.8 million as compared to budgeted revenues of $1.0 million. Additional food and beverage facilities include Fitzgeralds, an 88-seat cocktail bar offering nightly live entertainment, and Wellingtons, a 157-seat restaurant offering breakfast and lunch options.

The property is located in Hinds County, along East County Line Road, off of Interstate 55 and is among the tallest buildings in the area. The property is located adjacent to an office property that houses national tenants such as UBS, Travelers Insurance and Eco-Systems. East County Line Road is one of the major retail corridors in Jackson and is anchored by Northpark Mall, a regional shopping center anchored by Dillard’s and JCPenney. The hotel also benefits from its proximity to Tougaloo College with approximately 900 undergraduate students enrolled. Additionally, Jackson-Evers International Airport is located approximately 6.5 miles southeast and the hotel offers a complimentary shuttle to and from the airport. According to the appraisal, the property’s estimated 2014 demand segmentation was approximately 50% commercial, 40% meeting and group and 10% leisure. The primary competitive set for the property consists of eight hotels, which range in size from 96 to 303 rooms. Per the appraisal, there is one hotel project currently under construction in the Jackson market: a 93-room Hampton Inn & Suites expected to open in January 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

JAGR Portfolio

Doubletree Grand Rapids. The Doubletree Grand Rapids is a full service hotel located in Grand Rapids, Michigan, and is the only full service Hilton-affiliated property in the Grand Rapids market. The four-story property opened in 1979, was subsequently expanded in 1987, and features 226 rooms comprised of 88 double-double guestrooms, 12 queen guestrooms, 124 king guestrooms and two suites. All guestrooms feature a work desk, complimentary internet access while the suites feature separate living and dining areas. Hotel amenities include a restaurant, bar lounge, a sundry shop, a business center, a fitness center, an indoor pool, seven meeting rooms totaling approximately 7,500 square feet of meeting space, outdoor courtyard and 387 parking spaces. Additionally, the food and beverage options at the hotel include the Ganders Restaurant, Ganders Lounge and room service offered 24-hours daily.

Since 2012, the property has undergone approximately $1.8 million ($7,988 per room) in capital expenditures primarily related to an extensive PIP renovation in conjunction with the hotel’s conversion to the Doubletree by Hilton brand, which was completed on April 1, 2015. The conversion to a Doubletree was done in collaboration between the sponsors and the franchisor, which both were in favor of the change. Both parties felt that a traditional Hilton brand was not as relevant in the Grand Rapids market and felt the Doubletree brand would compete at a higher level. The Doubletree Grand Rapids will still maintain the same access to Hilton rewards travelers and no other Hiltons exist or are forthcoming in the market. The recent PIP renovation included the refurbishing to all guestrooms, as well as upgrades to the lobby, restaurant, lounge and other public areas. The brand conversion is not expected to impact the property’s average daily rate.

The property is located in Kent County, approximately 10 miles southeast of Downtown Grand Rapids and approximately three miles north of Gerald R. Ford International Airport, a primary demand driver in the Kent County area. The hotel offers a complimentary shuttle to and from the airport seven days per week. Additionally, the property benefits from its proximity to many large, international corporations such as Steelcase, Amway, Wolverine Worldwide, Gordon Food Service, GE Aviation Systems, Eaton, Meijer, Boeing, Kellogg and many others. According to the appraisal, the property’s 2014 demand segmentation was approximately 60% commercial, 20% meeting and group and 20% leisure. The primary competitive set for the property consists of six hotels, which range in size from 84 to 320 rooms. The appraisal identified three proposed hotel developments within the property’s market; however, the appraisal concluded that the three projects will not compete directly with the Doubletree Grand Rapids.

Doubletree Annapolis. The Doubletree Annapolis is a full service hotel located in Annapolis, Maryland. The property consists of one three-story and one five-story building and features 219 rooms comprised of 126 double-double guestrooms, 88 king guestrooms and five suites. All guestrooms feature an LCD television, complimentary Wi-Fi internet access, desk and remote printing accessibility while the suite guestrooms feature a sofa bed and separate tub and glass shower. Hotel amenities include a fitness center, an outdoor pool, six different meeting rooms totaling 9,833 square feet of space, a business center, a sundry shop, laundry and valet service and a gift shop. Additionally, the hotel features the Chesapeake Bay Café and Ports of Call restaurant, both located on the first floor. The Ports of Call restaurant features a full service bar, outdoor patio seating and two private dining rooms. Since 2012, the property has undergone approximately $2.1 million ($9,583 per room) in capital expenditures primarily related to a PIP renovation.

The property is located in Annapolis, which is centrally located between Baltimore, Maryland to the north and Washington D.C. to the southeast. Downtown Baltimore and downtown Washington D.C. are located approximately 29.2 miles north and 28.5 miles southeast of the property, respectively. The property is a short distance from the United States Naval Academy and additional government related activities that serve as key demand drivers in the Annapolis market. Additionally, the Westfield Annapolis upscale shopping mall is located less than one mile from the hotel and serves as a major draw for the area. The approximately 1.4 million square foot mall is anchored by Macy’s, Lord & Taylor, Nordstrom, JCPenney and a large cinema. According to the appraisal, the property’s 2014 demand segmentation was approximately 45% commercial, 35% meeting and group and 20% leisure. The primary competitive set for the property consists of five hotels, which range in size from 79 to 196 rooms. Additionally, the appraisal did not identify any anticipated new supply within the hotel’s market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

JAGR Portfolio

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	62.9%	64.0%	65.0%	64.2%	64.2%
ADR	$110.02	$113.46	$115.81	$116.23	$116.23
RevPAR	$69.20	$72.58	$75.25	$74.62	$74.62

Room Revenue	$18,228,891	$19,101,808	$19,802,872	$19,636,397	$19,636,397	$27,235	55.1%
Food & Beverage Revenue	11,026,565	11,086,681	10,895,887	10,800,609	10,757,484	14,920	30.2
Telephone Revenue	9,254	6,487	4,257	3,657	3,657	5	0.0
Other Departmental Revenues(4)(5)	424,317	431,768	962,323	2,438,172	5,244,280	7,274	14.7
Total Revenue	$29,689,027	$30,626,744	$31,665,339	$32,878,835	$35,641,818	$49,434	100.0%

Room Expense	$4,699,042	$4,864,420	$4,853,051	$4,782,198	$4,782,198	$6,633	24.4%
Food & Beverage Expense	7,803,732	7,967,275	7,487,987	7,306,295	7,279,118	10,096	67.7
Telephone Expense	193,314	230,069	229,971	227,449	227,449	315	6,219.6
Other Departmental Expenses	141,248	157,287	561,029	1,725,551	4,191,517	5,813	79.9
Departmental Expenses	$12,837,336	$13,219,051	$13,132,038	$14,041,493	$16,480,282	$22,858	46.2%

Departmental Profit	$16,851,691	$17,407,694	$18,533,301	$18,837,342	$19,161,536	$26,576	53.8%

Operating Expenses	$7,931,581	$8,149,992	$8,387,516	$8,464,470	$8,464,470	$11,740	23.7%
Gross Operating Profit	$8,920,110	$9,257,702	$10,145,785	$10,372,872	$10,697,066	$14,836	30.0%

Fixed Expenses	$1,227,677	$1,146,452	$1,127,241	$1,128,275	$1,125,067	$1,560	3.2%
Management Fees	890,671	918,803	951,385	987,773	1,069,255	1,483	3.0
Franchise Fee	1,586,853	1,665,654	1,728,337	1,714,212	1,763,033	2,445	4.9
FF&E	1,187,561	1,225,070	1,266,612	1,315,153	1,329,261	1,844	3.7
Total Other Expenses	$4,892,761	$4,955,979	$5,073,575	$5,145,413	$5,286,616	$7,332	14.8%

Net Operating Income	$4,027,349	$4,301,723	$5,072,210	$5,227,459	$5,410,450	$7,504	15.2%
Net Cash Flow	$4,027,349	$4,301,723	$5,072,210	$5,227,459	$5,410,450	$7,504	15.2%
(1)	TTM column represents the trailing 12-month period ending on February 28, 2015.
(2)	Per Room values are based on 721 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food & Beverage Expense, Telephone Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)
Underwritten Other Departmental Revenues associated with Drago’s Seafood Restaurant is based on the sponsor’s 2015 budgeted revenue. To date, Drago’s Seafood Restaurant has outperformed the monthly budgeted performance.

(5)	The increase from TTM Other Departmental Revenues to Underwritten Other Departmental Revenues is due to the opening of the Drago’s Seafood Restaurant at the Hilton Jackson property in 2014.

Property Management. The Hilton Jackson property is managed by Lane Hotels, Inc. while the Doubletree Grand Rapids and Doubletree Annapolis properties are managed by Spire Hospitality, LLC. The management agreement with Lane Hotels, Inc. is dated July 11, 2012, expires July 11, 2019 and the manager is entitled to a management fee equal to 3.0% of the gross revenues. Additionally, Lane Hotels, Inc. is entitled to an incentive management fee equal to 15.0% of the net operating income over the incentive breakpoint amount. The management agreements with Spire Hospitality, LLC are dated October 2, 2013 and expire on October 2, 2020. Spire Hospitality, LLC is entitled to a management fee equal to 3.0% of gross revenues and an incentive management fee equal to 15.0% of the net operating income over the incentive breakpoint amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

JAGR Portfolio

Franchise Agreements. The Hilton Jackson property has a franchise agreement with Hilton Franchise LLC, a subsidiary of Hilton Hotel Corporation (“Hilton”), for use of the Hilton flag through July 2027 with no extension options. The franchise agreement provides for an aggregate program fee and royalty fee of 9.0% of the hotel’s gross room revenues. Each of the Doubletree Grand Rapids and Doubletree Annapolis properties is subject to a franchise agreement with Doubletree Franchise LLC, a subsidiary of Hilton, for use of the Doubletree by Hilton flag through October 2028 with no extension options. Their respective franchise agreements provide for an aggregate program and royalty fee of 9.0% of each hotel’s gross room revenues.

Franchise Agreement Summary
Property	Flag	Franchise Fee(1)	Expiration Date
Hilton Jackson	Hilton Hotel Corporation	9.0%	July 2027
Doubletree Grand Rapids	Doubletree Franchise	9.0%	October 2028
Doubletree Annapolis	Doubletree Franchise	9.0%	October 2028
(1)	Includes marketing fees due under the franchise agreements.

Escrows and Reserves. At origination, the borrowers deposited into escrow $1,515,449 for PIP reserves ($1,243,227 in connection with the Doubletree Grand Rapids property and $272,222 in connection with the Doubletree Annapolis property), $375,291 for real estate taxes, $116,939 for FF&E reserves and $70,725 for immediate repairs.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $78,882.

Insurance Escrows - The requirement for the borrowers to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrowers provide satisfactory evidence that the properties are insured under an approved blanket policy in accordance with the loan documents.

FF&E Reserves - On a monthly basis, the borrowers are required to deposit an amount equal to 4.0% of gross revenues from the hotels, excluding gross revenues from the operation of Drago’s Seafood Restaurant, for the calendar month two months prior to such payment date for FF&E. The borrowers are required to deposit an amount equal to 2.0% of gross revenues from operation of Drago’s Seafood Restaurant at the Hilton Jackson property.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in place cash management. The borrowers and property managers were required to direct credit card companies to deliver all receipts directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a segregated cash management account under control of the lender. During a Cash Sweep Event (as defined below), all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flows after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the loan.

A “Cash Sweep Event” means (i) there is an event of default under the loan documents, (ii) the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period falls below 1.15x or (iii) the borrowers, the property manager or the concessionaire which operates the food and beverage outlets becomes the subject of a bankruptcy, insolvency or similar action.

Release of Individual Properties. After the lockout period, the borrowers are permitted to obtain the release of any individual property in connection with a partial prepayment of the loan, subject to the satisfaction of certain conditions, including, but not limited to the following: (i) partial prepayment of a principal amount equal to or exceeding the adjusted release amount for the applicable property, which is 110% of the allocated JAGR Portfolio Whole Loan amount for the Doubletree Annapolis property and 120% of the allocated JAGR Portfolio Whole Loan amount for the remaining properties, (ii) after giving effect to such release and prepayment, the debt yield of the properties then remaining shall be no less than the greater of (a) the debt yield as of the origination date and (b) the lesser of (A) the debt yield for all of the properties subject to the liens of the mortgage immediately prior to the date of such release and (B) 14.0% and (iii) after giving effect to such release and prepayment, the loan-to-value ratio of the properties then remaining may be no higher than the loan-to-value ratio as of the origination date. In addition, the Doubletree Annapolis property may not be the only property remaining subject to the lien of the loan documents.

Additional Debt. JPMCB has provided a $7.5 million mezzanine loan that is secured by the direct equity interests in the borrowers and is coterminous with the mortgage loan. The mezzanine loan was sold to a third party investor. The mezzanine loan has a 10.50000% coupon and is interest-only for the full term of the loan. Including the mezzanine loan, the Cut-off Date LTV is 74.8%, the UW NCF DSCR is 1.41x and the UW NOI Debt Yield is 9.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Lenox Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Lenox Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Lenox Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Lenox Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Lenox Towers

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,500,000	Title:	Fee
Cut-off Date Principal Balance:	$27,500,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	378,838
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	Lenox Towers, L.P.	Year Built / Renovated:	1962, 1966 / 1995
Sponsor:	Robert C. Goddard, III	Occupancy(1):	77.6%
Interest Rate:	3.98000%	Occupancy Date:	4/1/2015
Note Date:	5/12/2015	Number of Tenants:	81
Maturity Date:	6/1/2020	2012 NOI:	$2,057,941
Interest-only Period:	None	2013 NOI:	$1,960,033
Original Term:	60 months	2014 NOI:	$2,653,613
Original Amortization:	360 months	TTM NOI (as of 4/2015)(2):	2,880,723
Amortization Type:	Balloon	UW Economic Occupancy:	77.2%
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Revenues:	$6,472,524
Lockbox:	Springing	UW Expenses:	$3,431,162
Additional Debt:	N/A	UW NOI(1)(2):	$3,041,362
Additional Debt Balance:	N/A	UW NCF(1):	$2,456,811
Additional Debt Type:	N/A	Appraised Value / Per SF:	$50,000,000 / $132
		Appraisal Date:	4/17/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$73
Taxes:	$516,948	$57,439	N/A	Maturity Date Loan / SF:	$66
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.0%
Replacement Reserves:	$6,314	$6,314	$227,303	Maturity Date LTV:	49.9%
TI/LC:	$41,667	$41,667	$1,500,000	UW NCF DSCR:	1.56x
Other:	$1,159,257	$0	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,500,000	100.0%	Payoff Existing Debt	$23,830,756	86.7%
			Upfront Reserves	1,724,185	6.3
			Return of Equity	1,570,033	5.7
			Closing Costs	375,025	1.4
Total Sources	$27,500,000	100.0%	Total Uses	$27,500,000	100.0%
(1)
Occupancy, UW NOI and UW NCF include the Arke Systems, LLC expansion space totaling 11,477 square feet, for which the tenant has executed a lease but is not yet in occupancy or paying rent. Arke Systems, LLC is expected to take occupancy and begin paying rent on October 1, 2015, subject to a rent abatement through December 2016. The borrower deposited $389,853 in escrow at closing for free rent associated with tenants currently in occupancy.

(2)
Increase from TTM NOI to UW NOI is primarily due to the execution of two leases in early 2015, totaling 22,642 square feet and accounting for $524,590 in annual rent, comprised of expansion spaces for existing tenants, Arke Systems, LLC and Cox Delta, LLC.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Lenox Towers loan has an outstanding principal balance of $27.5 million and is secured by a first mortgage lien on two 17-story office buildings totaling 378,838 square feet in Atlanta, Georgia. The loan has a five-year term and amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the Lenox Towers loan is Lenox Towers, L.P., a Georgia limited partnership and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Lenox Towers

The Sponsor. The loan sponsor is Robert C. Goddard, III, the head of Goddard Investment Group (“GIG”), a privately held, Atlanta based commercial real estate investment firm, chairman of Post Properties and the nonrecourse carve-out guarantor of the Lenox Towers loan. GIG concentrates on value-add opportunities in targeted, high-growth markets and has acquired over 8.0 million square feet of commercial real estate. Additionally, GIG provides third party real estate consulting services, specializing in problem resolution of distressed real estate loans and assets. GIG acquired the property in 1994 and has since completed a comprehensive ongoing renovation project. The Lenox Towers property was acquired by the seller in 1994, and according to the sponsor, since 2010, there has been approximately $3.9 million invested in capital expenditures and re-leasing costs in order to renovate the common areas and re-tenant the space. The extensive renovations to the property have brought overall occupancy from 66.1% in early 2010 to 77.6% as of April 1, 2015. GIG purchased the property 1994 for a total cost of approximately $17.5 million and has a current basis of approximately $29.2 million.

The Property. The Lenox Towers property consists of two 17-story office buildings totaling 378,838 square feet located in Atlanta, Georgia. The office buildings were built in 1962 and 1966 and include a structured parking facility containing a total of 1,174 spaces, providing for an above market parking ratio of 3.1 spaces per 1,000 square feet. The property is strategically located in the heart of Buckhead along Peachtree Road, among Atlanta’s more prominent commercial and residential areas. In addition, Buckhead is considered a dominant retail and residential market. Lenox Towers is currently zoned for 988,130 square feet of office and 633,000 square feet of residential space, which will enable future development as the sponsor has only utilized a fraction of its legally zoned square footage.

As of April 1, 2015, the property was 77.6% occupied by 81 tenants. The largest tenant, TransUnion, is a global leader in credit information and information management services. After initially executing a lease for 17,972 square feet in November 2003, TransUnion subsequently expanded its space on more than one occasion, currently occupying 23,144 square feet (6.1% of net rentable area). The current lease agreement commenced in November 2010 and expires in January 2017 with one remaining five-year renewal option. The second largest tenant, BKV, Inc., is an Atlanta based direct marketing firm with more than three decades of experience. BKV, Inc.’s lease commenced in September 2014 with an initial term of 34 months and encompasses 23,144 square feet (6.1% of net rentable area). BKV, Inc. currently has two five-year renewal options remaining. The third largest tenant, Arke Systems, LLC, is a technology-consulting firm with a focus on information technology and the implementation of technology based marketing. Arke Systems, LLC currently occupies 11,566 square feet and recently executed the lease on an expansion space for an additional 11,477 square feet (6.1% of net rentable area in total). Under the current tenant lease, Arke Systems, LLC will occupy both spaces through March 2022. With regard to the expansion space, Arke Systems, LLC will take occupancy and begin paying rent in October 2015 subject to a rent abatement through December 2016. Currently, no tenant occupies more than 6.1% of the property’s net rentable area.

Lenox Towers is located in Atlanta, Georgia, in the Buckhead neighborhood approximately 9.4 miles north of downtown Atlanta. The property is within walking distance of two separate Metropolitan Atlanta Rapid Transit Authority stations, providing access to Downtown Atlanta (15 minutes) and Hartsfield-Jackson Atlanta International Airport (25 minutes). Additionally, Buckhead benefits from an extensive network of surface roads, interstate highways and public transportation. GA 400 connects the Buckhead area with Atlanta’s primary submarkets: Midtown, Downtown, North Fulton and Central Perimeter.

The Lenox Towers property is located in the Buckhead office submarket which, according to the appraisal, contained approximately 22.6 million square feet as of year-end 2014, of which approximately 4.1 million square feet is Class B office space. The Buckhead office submarket had an estimated vacancy rate of 12.3% and average asking rents of $20.45 per square foot as of year end 2014 for Class B office properties. The Buckhead office submarket 2015 estimated population within a one-, three- and five-mile radius of the property is 17,877, 128,165 and 294,066, respectively. The 2015 median household income within a one-,three- and five-mile radius of the property is $83,546, $64,567 and $65,092, respectively. The appraisal identified five directly competitive properties built between 1964 and 1989 and ranging in size from approximately 125,699 to 279,143 square feet. The comparable properties reported occupancies ranging from 56% to 85% with a weighted average of 71.4%. Asking rents for the comparable properties range from $23.00 to $26.00 per square foot. The in-place rent at the property is $20.08 per square foot, below the appraisal’s market rent conclusion of $21.00 per square foot and the overall submarket average.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)(3)
70.0%	73.0%	75.0%	77.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2015.
(3)
Current Occupancy includes the Arke Systems, LLC expansion space, for which Arke Systems, LLC has signed a lease but is not yet in occupancy. The tenant is expected to take occupancy and begin paying rent in October 2015, subject to a rent abatement through December 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Lenox Towers

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
TransUnion	B2 / NA / NA	23,144	6.1%	$22.29	1/31/2017
BKV, Inc.	NA / NA / NA	23,144	6.1%	$21.63	6/30/2017
Arke Systems, LLC(3)	NA / NA / NA	23,013	6.1%	$23.15	3/31/2022
Davis Matthews	NA / NA / NA	15,287	4.0%	$17.01	11/30/2023
Goddard Investment Group	NA / NA / NA	13,392	3.5%	$15.00	7/31/2027
Counsel on Call	NA / NA / NA	11,603	3.1%	$23.49	7/31/2017
Cox Delta, LLC	NA / NA / NA	11,603	3.1%	$20.56	5/31/2017
Wimberly & Lawson	NA / NA / NA	11,600	3.1%	$21.71	9/30/2016
RMI	NA / NA / NA	11,572	3.1%	$21.63	6/30/2017
Interventional Management	NA / NA / NA	11,572	3.1%	$19.89	11/1/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Arke Systems, LLC recently executed a lease on an 11,477 square foot expansion space. The tenant is expected to take occupancy and begin paying rent in October 2015, subject to a rent abatement through December 2016.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	84,896	22.4%	NAP	NAP	84,896	22.4%	NAP	NAP
2015 & MTM(2)	16	19,028	5.0	326,064	5.4%	103,924	27.4%	$326,064	5.4%
2016	10	29,364	7.8	633,195	10.4	133,288	35.2%	$959,259	15.8%
2017	21	122,488	32.3	2,646,915	43.6	255,776	67.5%	$3,606,174	59.4%
2018	18	36,227	9.6	754,464	12.4	292,003	77.1%	$4,360,639	71.8%
2019	6	10,519	2.8	219,538	3.6	302,522	79.9%	$4,580,177	75.4%
2020	5	22,216	5.9	453,197	7.5	324,738	85.7%	$5,033,374	82.8%
2021	0	0	0.0	0	0.0	324,738	85.7%	$5,033,374	82.8%
2022	1	23,013	6.1	532,728	8.8	347,751	91.8%	$5,566,101	91.6%
2023	1	15,287	4.0	260,032	4.3	363,038	95.8%	$5,826,133	95.9%
2024	2	2,408	0.6	49,028	0.8	365,446	96.5%	$5,875,162	96.7%
2025	0	0	0.0	0	0.0	365,446	96.5%	$5,875,162	96.7%
2026 & Beyond	1	13,392	3.5	200,880	3.3	378,838	100.0%	$6,076,042	100.0%
Total	81	378,838	100.0%	$6,076,042	100.0%
(1)	Based on the underwritten rent roll.
(2)
2015 & MTM includes a management office and exercise room totaling 3,232 square feet with no attributable base rent. The space is not considered vacant for underwriting purposes as the facilities contribute to building amenities and services.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Lenox Towers

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,559,138	$4,544,837	$4,947,359	$5,008,191	$6,076,042	$16.04	72.5%
Vacant Income	0	0	0	0	1,795,441	4.74	21.4
Gross Potential Rent	$4,559,138	$4,544,837	$4,947,359	$5,008,191	$7,871,483	$20.78	93.9%
Total Reimbursements	894,097	662,397	628,900	714,013	513,641	1.36	6.1
Net Rental Income	$5,453,235	$5,207,234	$5,576,259	$5,722,204	$8,385,123	$22.13	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,912,600)	(5.05)	(22.8)
Other Income	38,067	27,986	15,428	18,531	0	0.00	0.0
Effective Gross Income	$5,491,302	$5,235,220	$5,591,687	$5,740,735	$6,472,524	$17.09	77.2%

Total Expenses	$3,433,361	$3,275,187	$2,938,075	$2,860,012	$3,431,162	$9.06	53.0%

Net Operating Income(3)	$2,057,941	$1,960,033	$2,653,613	$2,880,723	$3,041,362	$8.03	47.0%

Total TI/LC, Capex/RR	0	0	0	0	584,551	1.54	9.0
Net Cash Flow	$2,057,941	$1,960,033	$2,653,613	$2,880,723	$2,456,811	$6.49	38.0%
(1)	TTM column represents the trailing 12-month period ending on April 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily due to the execution of two leases in early 2015, totaling 22,642 square feet and accounting for $524,590 in annual rent, comprised of expansion spaces for existing tenants, Arke Systems, LLC and Cox Delta, LLC.

Escrow and Reserves. At origination, the borrower deposited into escrow $769,404 for outstanding tenant improvements associated with leases in effect at closing, $516,948 for real estate taxes, $389,853 related to outstanding free rent, $41,667 for future tenant improvements and leasing commissions and $6,314 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $57,349.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,314 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $227,303 (approximately $0.60 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $41,667 (approximately $1.32 per square foot annually) into the TI/LC reserve. The reserve is subject to a cap of $1,500,000 (approximately $3.96 per square foot).

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Cash Sweep Event (as defined below), the borrower and manager shall cause all income from the property to be deposited directly into the lockbox account. During the continuance of a Cash Sweep Event, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the borrower or manager or (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing six months falling below 1.20x.

Permitted Mezzanine Debt. In connection with the initial sale of the property to a third party and assumption of the mortgage loan as permitted by the loan documents, the owners of the transferee will be permitted to obtain a mezzanine loan subject to the terms and conditions of the loan documents, which include, without limitation, the following: (i) the aggregate combined loan-to-value ratio may not be greater than 60.0%; (ii) the aggregate debt service coverage ratio (as calculated in the loan documents) may not be less than 1.40x; (iii) the maturity date of the mezzanine loan may not be earlier than the maturity date of the mortgage loan; and (iv) the lenders enter into an intercreditor agreement satisfactory to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Horizon Outlet Shoppes Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Horizon Outlet Shoppes Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Horizon Outlet Shoppes Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$26,675,000	Title:	Fee
Cut-off Date Principal Balance(1):	$26,675,000	Property Type - Subtype:	Retail - Outlet Centers
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	555,682
Loan Purpose:	Refinance	Location:	Various
Borrower:	BFO Factory Shoppes LLC	Year Built / Renovated:	Various / Various
Sponsor:	Horizon Group Properties, Inc.	Occupancy:	85.6%
Interest Rate:	4.50900%	Occupancy Date:	2/1/2015
Note Date:	2/17/2015	Number of Tenants:	92
Maturity Date:	3/6/2025	2012 NOI:	$5,275,426
Interest-only Period:	24 months	2013 NOI:	$5,529,549
Original Term:	120 months	2014 NOI:	$5,309,914
Original Amortization:	360 months	UW Economic Occupancy:	86.5%
Amortization Type:	IO-Balloon	UW Revenues:	$9,360,656
Call Protection:	L(27),Def(89),O(4)	UW Expenses:	$4,107,547
Lockbox:	Hard	UW NOI:	$5,253,108
Additional Debt:	Yes	UW NCF:	$4,711,470
Additional Debt Balance:	$28,000,000	Appraised Value / Per SF:	$87,400,000 / $157
Additional Debt Type:	Pari Passu	Appraisal Date(2):	January 2015

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$98
Taxes:	$151,880	$89,263	N/A	Maturity Date Loan / SF:	$84
Insurance:	$133,817	$18,572	N/A	Cut-off Date LTV:	62.6%
Replacement Reserves:	$0	$10,406	N/A	Maturity Date LTV:	53.4%
TI/LC:	$200,000	$34,730	$1,000,000	UW NCF DSCR:	1.42x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$54,675,000	100.0%	Payoff Existing Debt	$47,974,957	87.7%
			Return of Equity	4,991,532	9.1
			Closing Costs	1,222,814	2.2
			Upfront Reserves	485,697	0.9
Total Sources	$54,675,000	100.0%	Total Uses	$54,675,000	100.0%
(1)
Horizon Outlet Shoppes Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $54.675 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $54.675 million Horizon Outlet Shoppes Portfolio Whole Loan.

(2)	The Appraisal Dates range from January 6, 2015 through January 13, 2015.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Horizon Outlet Shoppes Portfolio loan has an outstanding balance of $54.675 million and is secured by a first mortgage lien on a portfolio of three properties (the “Horizon Outlet Shoppes Portfolio Properties”) totaling 555,682 square feet located in Wisconsin, Washington and Indiana, respectively. The whole loan has an outstanding principal balance as of the Cut-off Date of $54.675 million (the “Horizon Outlet Shoppes Portfolio Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $26.675 million and is being contributed to the JPMBB 2015-C29 Trust. Note A-1, which has an outstanding principal balance as of the Cut-off Date of $28.0 million, was contributed to the JPMBB 2015-C28 trust. The holder of the Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C28 trust. The trustee of the JPMBB 2015-C28 trust (or, prior to the occurrence and continuance of a Control Event under the Pooling and Servicing Agreement, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Horizon Outlet Shoppes Portfolio Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The loan has a 10-year term, and subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in WBCMT 2006-C23 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Horizon Outlet Shoppes Portfolio

The Borrower. The borrowing entity for the Horizon Outlet Shoppes Portfolio loan is BFO Factory Shoppes LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Horizon Group Properties, Inc. (“Horizon”). Horizon is an owner and developer of factory outlet shopping centers with an executive team with more than 150 combined years of shopping center experience. Horizon was founded in 1998 and is based in Norton Shores, Michigan, with executive offices in Rosemont, Illinois. In addition to the Horizon Outlet Shoppes Portfolio Properties, Horizon’s portfolio includes ownership interests in five outlet centers containing approximately 1.8 million square feet located in Atlanta, Georgia, Louisville, Kentucky, Gettysburg, Pennsylvania, Oklahoma City, Oklahoma and El Paso, Texas.

The Properties. The collateral is comprised of three properties located in Oshkosh, Wisconsin (the “Oshkosh Property”), Burlington, Washington (the “Burlington Property”) and Fremont, Indiana (the “Fremont Property”). Anchor and in-line tenants at the Horizon Outlet Shoppes Portfolio Properties consist of national tenants such as VF Outlet, Nike Factory Store, Gap Outlet, Reebok, Old Navy and lululemon, amongst others. Collectively, the Horizon Outlet Shoppes Portfolio Properties include 3,097 parking spaces, resulting in a parking ratio of approximately 5.57 spaces per 1,000 square feet of net rentable area.

As of February 1, 2015, the Horizon Outlet Shoppes Portfolio Properties were 85.6% occupied by 92 tenants and have had an average occupancy level of 89.4% over the past three years. For those tenants reporting sales, 2014 sales per square foot were $298, $287 and $278 at the Burlington, Fremont and Oshkosh properties, respectively.

Portfolio Summary

Property	Location	Net Rentable Area (SF)	Allocated Cut-off Balance	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow	2014 Sales	Occupancy Cost
Oshkosh	Oshkosh, WI	270,512	$15,453,692	$45,500,000	$2,749,765	58.4%	$278	7.4%
Burlington	Burlington, WA	174,660	6,391,267	23,200,000	1,132,004	24.0	$298	6.3%
Fremont	Fremont, IN	110,510	4,830,041	18,700,000	829,701	17.6	$287	5.9%
Total / Wtd. Avg.		555,682	$26,675,000	$87,400,000	$4,711,470	100.0%	$286	6.8%

Oshkosh. The Oshkosh Property is located in Oshkosh, Wisconsin, within the Oshkosh-Neenah metropolitan statistical area. Primary access to the area is provided by Interstate 41. Within the 80-mile trade area of the Oshkosh Property, the 2014 estimated median household income was $52,716, with an estimated 2014 population of 2,988,998. The Oshkosh Property is located within a retail corridor that includes Best Buy, TJ Maxx, JCPenney, Wal-Mart Supercenter and other national retailers. The Oshkosh Property is approximately 85 miles northwest of Milwaukee, Wisconsin and 55 miles southwest of Green Bay, Wisconsin.

There are three outlet centers within 300 miles of the Oshkosh Property, with the closest outlet center, Pleasant Prairie, approximately 163 miles away. As a result, the appraisal concluded a primary trade area radius of approximately 80 miles, or areas within a drive time of approximately 90 minutes. The occupancy of the area outlet centers ranges from 94% to 98%. According to the appraisal, market rents for comparable in-line and end-cap retail space range from $18.00 to $25.00 per square foot on a triple net basis, while market rents for comparable anchor retail space range from $15.00 to $18.00 per square foot on a triple net basis. The in-place rent at the Oshkosh Property is $17.29 per square foot. According to the appraisal, there is no planned retail outlet construction in the trade area. A market research report identified six comparable anchored retail centers in the Oshkosh retail market. The comparable properties contain 773,418 square feet with occupancy ranging from 84.4% to 99.5%. The average occupancy of the comparable properties is 94.7%.

Burlington. The Burlington Property is located in Burlington, Washington. Primary access to the area is provided by Interstate 5. Within the 90-mile trade area of the Burlington Property, the 2014 estimated median household income was $67,235, with an estimated 2014 population of 2,681,106. The Burlington Property is located within a retail corridor that includes Costco, K-Mart and Burlington Crossings, a 2006-built power center with tenants such as Home Depot, Kohl’s, Best Buy and other national retailers. The Burlington Property is approximately 75 miles south of Vancouver, British Columbia and 65 miles north of Seattle, Washington.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Horizon Outlet Shoppes Portfolio

There are five outlet centers within 160 miles of the Burlington Property. As a result, the appraisal concluded a primary trade area radius of approximately 90 miles, or areas within a drive time of approximately 90 minutes. The occupancy of the area outlet centers ranges from 80% to 93%. According to the appraisal, market rents for comparable in-line, end-cap and anchor retail space range from $14.00 to $22.00, $18.00 to $22.00 and $15.00 to $17.00 per square foot on a triple net basis, respectively. The in-place rent at the Burlington Property is $17.86 per square foot. The Mount Vernon - Burlington area retail market contains approximately 4.2 million square feet and 268 buildings. As of the third quarter of 2014, the vacancy rate was 7.6%, down from 9.1% as of the second quarter of 2014. According to a market research report, there are four proposed retail projects in the Mount Vernon - Burlington submarket totaling 74,798 square feet. Mount Vernon Commons is a proposed 55,536 square foot neighborhood center consisting of small shop space and pad buildings. The other proposals are for small standalone buildings. According to the appraisal, there are no projects that are anticipated to compete with the Burlington Property.

Fremont. The Fremont Property is located in Fremont, Indiana. The Fremont Property was developed in three phases, with Phase II and Phase III serving as collateral for the Horizon Outlet Shoppes Portfolio loan. Primary access to the area is provided by Interstate 80/90 and Interstate 69. Within the 60-mile trade area of the Fremont Property, the 2014 estimated median household income was $47,162, with an estimated 2014 population of 1,038,560. The Fremont Property is approximately 50 miles north of Fort Wayne, Indiana.

There are five outlet centers within 160 miles of the Fremont Property. As a result, the appraisal concluded a primary trade area radius of approximately 60 miles, or areas within a drive time of approximately 60 minutes. The occupancy of the area outlet centers ranges from 92% to 98%. According to the appraisal, market rents for comparable end-cap retail space range from $14.00 to $17.00 per square foot on a triple net basis for anchor retail space, while market rents for comparable in-line retail space range from $18.00 to $26.00 per square foot on a triple net basis. The in-place rent at the Fremont Property is $15.62 per square foot. According to the appraisal, there is no planned retail outlet construction in the trade area.

Historical and Current Occupancy(1)

2012	2013	2014(2)	Current(3)
91.7%	87.2%	89.4%	85.6%
(1)	Historical Occupancies are as of December 1 of each respective year.
(2)	Based on the rent roll dated January 1, 2015.
(3)	Current Occupancy is as of February 1, 2015.

Tenant Summary(1)

Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
VF Outlet	Oshkosh	NA / NA / NA	27,402	4.9%	$11.25	4/30/2016
Old Navy	Oshkosh	Baa3 / BBB- / BBB-	14,400	2.6%	$13.03	1/31/2016
Gap Outlet(3)	Oshkosh	Baa3 / BBB- / BBB-	12,960	2.3%	$13.93	6/30/2016
Nike Factory Store	Burlington	A1 / AA- / NA	10,000	1.8%	$19.00	1/31/2016
Land’s End	Oshkosh	NA / NA / NA	10,000	1.8%	$16.75	7/31/2016
Brooks Brothers(3)	Oshkosh	NA / NA / NA	9,940	1.8%	$6.47	8/31/2017
Nike	Oshkosh	A1 / AA- / NA	9,642	1.7%	$19.50	1/31/2019
Gap Outlet(3)	Fremont	Baa3 / BBB- / BBB-	9,231	1.7%	$5.24	3/31/2016
Gap Outlet(3)(4)	Burlington	Baa3 / BBB- / BBB-	9,200	1.7%	$4.27	7/31/2015
Eddie Bauer	Oshkosh	NA / NA / NA	9,000	1.6%	$17.50	1/31/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Tenant pays percentage of gross sales in lieu of base rent (“PIL”). PIL is based on the sales provided by the borrower.
(4)	The Gap Outlet at the Burlington Property has the right to terminate its lease at any time with 90 days’ written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Horizon Outlet Shoppes Portfolio

Percent-in-lieu Rent Schedule
Tenant	Property	Estimated 2014 Sales(1)	Estimated Sales PSF	PIL	Underwritten Rent
Gap Outlet	Oshkosh	$3,641,760	$281	5.00%	$180,516
Eddie Bauer(2)	Burlington	1,668,000	$278	10.00%	167,672
Dress Barn(2)	Burlington	993,300	$129	12.00%	125,762
Puma	Burlington	1,259,600	$235	8.00%	103,458
Bath & Body Works(2)	Fremont	1,778,000	$508	6.00%	97,416
Coach Factory Store	Fremont	3,098,244	$1,228	3.00%	93,865
Coach	Oshkosh	3,569,736	$708	2.50%	90,859
Factory Brand Shoes(2)	Burlington	800,100	$254	8.00%	88,703
Puma	Oshkosh	1,188,800	$238	7.00%	83,216
Tommy Hilfiger	Fremont	1,027,000	$158	7.50%	76,812
Nine West(2)	Burlington	742,500	$275	9.00%	74,219
Helly Hansen	Burlington	891,708	$160	(3)	69,045
Brooks Brothers	Oshkosh	795,200	$80	8.00%	64,315
Filson(2)	Burlington	996,300	$369	7.00%	62,509
Pendleton Woolen Mills	Burlington	663,825	$159	(4)	58,858
Jockey(2)	Oshkosh	639,900	$237	8.00%	51,661
Van Heusen	Burlington	820,000	$205	6.00%	50,117
Gap Outlet	Fremont	2,418,522	$262	2.00%	48,358
Jockey(2)	Fremont	619,200	$172	8.00%	48,244
Bass Company Store	Fremont	966,555	$141	5.00%	48,028
Gymboree	Oshkosh	425,040	$161	10.00%	42,928
Wilson’s Leather Outlet	Oshkosh	602,800	$137	7.00%	41,306
Bass Company Store	Burlington	651,000	$93	6.00%	40,916
Polo Ralph Lauren	Oshkosh	1,972,592	$248	2.00%	39,992
Gap Outlet	Burlington	1,932,000	$210	2.00%	39,264
Bass Company Store	Oshkosh	952,000	$112	4.00%	37,699
Motherhood Maternity Outlet	Oshkosh	342,000	$152	11.00%	37,690
Maurices	Fremont	756,000	$216	5.00%	37,324
Maidenform	Burlington	456,300	$169	3.50%	15,713
Total		$36,667,982			$2,016,465
(1)	Based on actual sales from January through November 2014 and sponsor’s estimates for December 2014.
(2)	Tenant pays the greater of PIL and base rent.
(3)	Helly Hansen pays 7.00% PIL rent up to $100 PSF of gross sales plus 8.00% PIL rent in excess of $100 PSF of gross sales.
(4)	Pendleton Woolen Mills pays 8.00% PIL rent up to $175 PSF of gross sales plus 10.00% PIL rent in excess of $175 PSF of gross sales.

Of the 92 tenants, 58 tenants representing 317,698 square feet have co-tenancy provisions. These provisions generally require a minimum occupancy at each property ranging from 50.0% to 80.0%. Seven of these tenants representing 43,272 square feet, require that key tenants, such as Nike, Coach and lululemon remain at the Horizon Outlet Shoppes Portfolio Properties. If these co-tenancy clauses are breached, certain tenants may begin paying abated rent, which is calculated as a percentage of gross sales generally ranging from 1.0% to 7.5% and certain other tenants may be permitted to terminate their respective leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Horizon Outlet Shoppes Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	79,746	14.4%	NAP	NAP	79,746	14.4%	NAP	NAP
2015 & MTM	22	90,893	16.4	$1,100,184	14.4%	170,639	30.7%	$1,100,184	14.4%
2016	30	208,207	37.5	3,160,154	41.4	378,846	68.2%	$4,260,338	55.9%
2017	15	67,574	12.2	1,268,931	16.6	446,420	80.3%	$5,529,269	72.5%
2018	6	27,994	5.0	456,318	6.0	474,414	85.4%	$5,985,587	78.5%
2019	9	40,802	7.3	731,415	9.6	515,216	92.7%	$6,717,002	88.1%
2020	2	8,222	1.5	134,752	1.8	523,438	94.2%	$6,851,754	89.9%
2021	2	7,720	1.4	191,460	2.5	531,158	95.6%	$7,043,214	92.4%
2022	3	10,525	1.9	330,059	4.3	541,683	97.5%	$7,373,273	96.7%
2023	2	9,580	1.7	176,560	2.3	551,263	99.2%	$7,549,833	99.0%
2024	1	4,419	0.8	75,123	1.0	555,682	100.0%	$7,624,956	100.0%
2025	0	0	0.0	0	0.0	555,682	100.0%	$7,624,956	100.0%
2026 & Beyond	0	0	0.0	0	0.0	555,682	100.0%	$7,624,956	100.0%
Total	92	555,682	100.0%	$7,624,956	100.0%
(1)	Based on the underwritten rent roll.
(2)	Base rent includes underwritten base rent and 2014 PIL as estimated by the borrower.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$7,237,468	$7,648,591	$7,583,594	$7,624,956	$13.72	71.2%
Vacant Income	0	0	0	1,405,016	2.53	13.1
Gross Potential Rent	$7,237,468	$7,648,591	$7,583,594	$9,029,972	$16.25	84.3%
Total Reimbursements	1,022,068	1,039,405	1,082,225	1,082,225	1.95	10.1
Percentage Rent(3)	318,058	408,302	550,645	601,748	1.08	5.6
Net Rental Income	$8,577,594	$9,096,299	$9,216,464	$10,713,944	$19.28	100.0%
(Vacancy/Credit Loss)	(4,075)	(2,171)	(1,428)	(1,445,701)	(2.60)	(13.5)
Other Income(4)	197,614	162,662	92,412	92,412	0.17	0.9
Effective Gross Income	$8,771,132	$9,256,790	$9,307,447	$9,360,656	$16.85	87.4%

Total Expenses	$3,495,707	$3,727,241	$3,997,533	$4,107,547	$7.39	43.9%

Net Operating Income	$5,275,426	$5,529,549	$5,309,914	$5,253,108	$9.45	56.1%

Total TI/LC, Capex/RR	0	0	0	541,638	0.97	5.8

Net Cash Flow	$5,275,426	$5,529,549	$5,309,914	$4,711,470	$8.48	50.3%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place are based on February 1, 2015 rent roll. Twenty-nine tenants currently pay PIL (in the case of eight tenants, the greater of base rent or PIL), which comprises approximately $2.0 million of Underwritten Rents in Place.

(3)	Percentage Rent includes overage income derived from tenants that have met their sales breakpoints.
(4)	Other Income primarily consists of temporary tenant space income and miscellaneous fees.

Property Manager. The Horizon Outlet Shoppes Portfolio Properties are managed by Horizon Group Properties, L.P., an affiliate of the loan sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Horizon Outlet Shoppes Portfolio

Escrows and Reserves. At origination, the borrower deposited $200,000 for future tenant improvements and leasing commissions, $151,880 for real estate taxes and $133,817 for insurance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $89,263.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premiums, which currently equates to $18,572.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $10,406 (approximately $0.22 per square foot annually as recommended in the engineering report) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $34,730 (approximately $0.75 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1,000,000 (approximately $1.80 per square foot annually).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower and/or property manager were required to send tenant direction letters to tenants instructing them to deposit all rents and payments into a lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during the term of the loan in accordance with the loan documents. During a Sweep Event Period (as defined below), all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Sweep Event Period” means: (i) the occurrence of an event of default under the loan documents, (ii) the debt service coverage ratio as calculated in the loan documents based on a trailing 12-month period falls below 1.10x or (iii) the loan sponsor fails to maintain a net worth equal to or greater than $25.0 million and liquidity equal to or greater than $2.0 million.

Release of Outparcel. At any time during the term of the loan, provided no Sweep Event Period has occurred or is continuing, the borrower is permitted to release an unimproved parcel at the Oshkosh Property in accordance with certain terms and conditions set forth in the loan documents.

Release of Individual Properties. Provided no Sweep Event Period has occurred or is continuing, the borrower may release one or more of the individual Horizon Outlet Shoppes Portfolio Properties, provided that, among other things, (i) the borrower will partially defease the loan in an amount equal to the greatest of (x) if the first release property is (A) the Burlington Property, 110% of the loan amount allocated to the Burlington Property, as determined by the lender, or (B) the Fremont Property or the Oshkosh Property, 130% of the loan amount allocated to such release property, as determined by the lender, and (y) for a subsequent release property, 120% of the loan amount allocated to such release property, as determined by the lender, (ii) the loan-to-value ratio for the Horizon Outlet Shoppes Portfolio Property(ies) immediately following such partial release is equal to or less than 75%, as determined by the lender, (iii) the debt service coverage ratio for the Horizon Outlet Shoppes Portfolio Property(ies) immediately following such partial release is equal to or greater than 1.30x, as determined by the lender and (iv) the debt yield for the Horizon Outlet Shoppes Portfolio Property(ies) immediately following such partial release is equal to or greater than 8.5%, as determined by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Aspen Heights – Texas A&M University Corpus Christi

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RAIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Multifamily – Student
% of Pool by IPB:	2.6%	Number of Beds:	500
Loan Purpose:	Refinance	Location:	Corpus Christi, TX
Borrower:	Breckenridge Group Corpus Christi	Year Built / Renovated:	2014 / N/A
	Texas, LP	Occupancy:	97.8%
Sponsors:	Aspen Heights, Capital Solutions, Inc.	Occupancy Date:	3/31/2015
	and Gregory Henry	Number of Tenants:	N/A
Interest Rate:	4.18000%	2012 NOI(1):	N/A
Note Date:	12/18/2014	2013 NOI(1):	N/A
Maturity Date:	1/1/2025	2014 NOI(1):	N/A
Interest-only Period:	60 months	TTM NOI (as of 3/2015)(2):	$2,775,487
Original Term:	120 months	UW Economic Occupancy:	94.5%
Original Amortization(3):	360 months	UW Revenues:	$4,215,154
Amortization Type:	IO-Balloon	UW Expenses:	$1,885,214
Call Protection:	L(29),Def(87),O(4)	UW NOI:	$2,329,939
Lockbox:	Springing	UW NCF:	$2,279,939
Additional Debt:	Yes	Appraised Value / Per Bed:	$39,200,000 / $78,400
Additional Debt Balance:	$4,380,000	Appraisal Date:	11/18/2014
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$52,000
Taxes:	$62,016	$62,016	N/A	Maturity Date Loan / Bed:	$47,779
Insurance:	$55,026	$11,005	N/A	Cut-off Date LTV:	66.3%
Replacement Reserves:	$0	$4,167	N/A	Maturity Date LTV:	60.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR(4):	1.54x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	85.6%	Payoff Existing Debt	$24,359,611	80.2%
Mezzanine Loan	4,380,000	14.4	Return of Equity	5,349,447	17.6
			Closing Costs	553,899	1.8
			Upfront Reserves	117,043	0.4
Total Sources	$30,380,000	100.0%	Total Uses	$30,380,000	100.0%
(1)	Historical NOI is not available because the property was newly constructed in 2014.
(2)	The TTM NOI is based on the trailing eight-month period ending on March 31, 2015, annualized.
(3)	The Aspen Heights – Texas A&M University Corpus Christi loan is structured with a principal payment schedule based on a 360-month amortization period. See Annex F of the Free Writing Prospectus.
(4)
The UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the initial interest-only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

The Loan. The Aspen Heights – Texas A&M University Corpus Christi loan has an outstanding principal balance of $26,000,000 and is secured by a first mortgage lien on the borrower’s fee simple interest in a student housing complex totaling 500 beds located in Corpus Christi, Texas.  The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a planned amortization schedule. The borrowing entity is Breckenridge Group Corpus Christi Texas, LP, a Texas limited partnership and special purpose entity, which is a joint venture between Aspen Heights and Capital Solutions, Inc. The loan sponsors are Aspen Heights, Capital Solutions, Inc. and Gregory Henry, the Chief Executive Officer of Aspen Heights. The nonrecourse carve-out guarantors are Breckenridge Development 2014, LLC and BRG Partners, LP, each of which are owned by principals of Aspen Heights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Aspen Heights – Texas A&M University Corpus Christi

The Property. The Aspen Heights – Texas A&M University Corpus Christi property is a Class A+ student housing property located in Corpus Christi, Texas for students attending Texas A&M University – Corpus Christi (“TAMUCC”).  Constructed in 2014, the Aspen Heights – Texas A&M University Corpus Christi property consists of 153 units and 500 beds and is comprised of 109 buildings with various floor plans including 48 two-bedroom, 42 three-bedroom, 37 four-bedroom, and 26 five-bedroom units. The apartments feature granite counter tops, fully-equipped kitchens with breakfast bars, vinyl wood flooring, and individual climate controls, and each bedroom has its own private bath. Amenities at the property include a club house with a fitness center and computer lab, as well as a swimming pool with sun deck, movie theater, 24-hour emergency maintenance, free parking, full-sized volleyball court and dog park. The property has 530 parking spaces, which equates to a parking ratio of approximately 3.5 spaces per unit and approximately 1.1 parking spaces per bed.  The Corpus Christi Regional Transportation Authority has a B-line bus stop at the property’s entrance, which provides direct access to the TAMUCC campus. A parental or sponsor guarantee is required for tenants under 21 years old. If a tenant is over 21 and has verifiable income three times the rent, the tenant qualifies on his own. Currently, approximately 90% of the leases have a parental guaranty. All leases are per bed and are based on a 12-month term. As of March 31, 2015, the Aspen Heights – Texas A&M University Corpus Christi property was 97.8% occupied.  As of April 19, 2015, the property was approximately 60% pre-leased for the 2015-2016 school year.

The Market. The Aspen Heights – Texas A&M University Corpus Christi property is located in Corpus Christi, Texas, approximately two miles south of the TAMUCC campus. Founded in 1947, TAMUCC, located on an approximately 240-acre island campus, is surrounded by Cayo del Oso and Corpus Christi Bays and is just 10 miles from downtown. According to the appraisal, the overall demand for student housing in Corpus Christi, Texas is derived from approximately 11,240 students as of fall 2014, up from 8,563 students in fall 2007 (approximately 4.0% annual growth) at TAMUCC. The total TAMUCC student housing supply is estimated at 3,774 beds (which includes projects currently under construction) consisting of 2,290 on-campus beds and an estimated 1,484 off-campus beds in privately owned properties. The property is located near the intersection of Highway 358-John F. Kennedy Memorial Highway and Route 3.  Route 3 provides access to TAMUCC, while Highway 358 provides access to downtown Corpus Christi to the west and the beaches to the east. Aspen Heights and Greg Henry, two of the loan sponsors, currently have a projected 336-bed student housing development, Aspen Heights Phase II, under construction at an adjacent site. The loan sponsors reported that, as of April 19, 2015, Aspen Heights Phase II is approximately 69.0% pre-leased for the 2015-2016 school year.

According to the appraisal, on-campus housing options at TAMUCC are limited to residence halls or two housing complexes: Camden Miramar (98.0% leased) and Momentum Village. Momentum Village is currently under construction and is expected to be delivered by the beginning of the 2015-16 school year.  Off-campus purpose built student housing consists of two properties (excluding the Aspen Heights – Texas A&M University Corpus Christi property and Aspen Heights Phase II): Campus Quarters, a 336-bed complex built in 2010, which is 98.0% occupied, and Islander Village, a 312-bed complex built in 2007, which is 98.0% occupied.

Multifamily Unit Mix(1)

Unit Type	# of Beds	% of Total	Occupied Beds	Occupancy	Average Bed Size (SF)	Average Monthly In- Place Rent per Bed	Average Monthly Rental Rate PSF
Aspen - 2 Bedroom / 2.5 Bath	40	8.0%	40	100.0%	734	$785	$1.07
Keystone – 2 Bedroom / 2.5 Bath	56	11.2	55	98.2%	745	$786	$1.05
Frisco – 3 Bedroom / 3.5 Bath	78	15.6	75	96.2%	609	$702	$1.15
Telluride – 3 Bedroom / 3.5 Bath	48	9.6	47	97.9%	609	$705	$1.16
Vail – 4 Bedroom / 4.5 Bath	48	9.6	48	100.0%	492	$684	$1.39
Breckenridge – 4 Bedroom / 4.5 Bath	52	10.4	48	92.3%	492	$682	$1.39
Boulder – 4 Bedroom / 4.5 Bath	48	9.6	47	97.9%	492	$684	$1.39
A-Basin – 5 Bedroom / 5.5 Bath	100	20.0	100	100.0%	460	$685	$1.49
Durango – 5 Bedroom / 5.5 Bath	30	6.0	29	96.7%	469	$679	$1.45
Total / Wtd. Avg.	500	100.0%	489	97.8%	561	$708	$1.26
(1)	Based on the underwritten rent roll dated March 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Aspen Heights – Texas A&M University Corpus Christi

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Bed	%(2)
Rents in Place(3)	$4,306,080	$4,154,412	$8,309	97.8%
Vacant Income	0	94,428	189	2.2
Gross Potential Rent	$4,306,080	$4,248,840	$8,498	100.0%
Reimbursements	0	0	0	0.0
Net Rental Income	$4,306,080	$4,248,840	$8,498	100.0%
(Vacancy/Credit Loss/Concessions)	(180,702)	(233,686)	(467)	(5.5)
Other Income	213,332	200,000	400	4.7
Effective Gross Income	$4,338,710	$4,215,154	$8,430	99.2%

Total Expenses	$1,563,223	$1,885,214	$3,770	44.7%

Net Operating Income	$2,775,487	$2,329,939	$4,660	55.3%

Replacement Reserves	0	50,000	100	1.2
Net Cash Flow	$2,775,487	$2,279,939	$4,560	54.1%
Occupancy(4)	97.8%	94.5%
(1)	The TTM column represents a trailing eight-month period ending March 31, 2015, annualized.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the November 11, 2014 rent roll.
(4)	TTM Occupancy is based on the underwritten rent roll dated March 31, 2015. Underwritten Occupancy represents economic occupancy.

Additional Mezzanine Debt.  A mezzanine loan of $4,380,000 secured by the equity interests in the borrower was provided by RAIT Partnership, L.P., an affiliate of the mortgage loan seller, and is coterminous with the mortgage loan.  The mezzanine loan is interest-only throughout the term of the loan and has a coupon of approximately 8.13356% per annum.  Including the mezzanine loan, the Cut-off Date LTV is 77.5%, the UW NCF DSCR is 1.20x and the UW NOI Debt Yield is 7.7%. The lender has entered into a customary intercreditor agreement with the mezzanine lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Marriott - Pittsburgh

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms):	402
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrower:	Shaner Pittsburgh Hotel	Year Built / Renovated:	1964 / 2012
	Limited Partnership	Occupancy / ADR / RevPAR:	72.1% / $151.89 / $109.44
Sponsor:	Lance T. Shaner	Occupancy / ADR / RevPAR Date:	3/31/2015
Interest Rate:	4.52700%	Number of Tenants:	N/A
Note Date:	10/31/2014	2012 NOI:	$3,256,231
Maturity Date:	11/1/2024	2013 NOI:	$4,206,031
Interest-only Period:	24 months	2014 NOI:	$4,866,696
Original Term:	120 months	TTM NOI (as of 3/2015):	$5,241,956
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	71.1% / $150.23 / $106.89
Amortization Type:	IO-Balloon	UW Revenues:	$21,506,160
Call Protection(2):	L(31),Def(85),O(4)	UW Expenses:	$16,721,048
Lockbox:	Hard	UW NOI:	$4,785,112
Additional Debt:	Yes	UW NCF:	$4,785,112
Additional Debt Balance:	$19,060,000 / $7,140,000	Appraised Value / Per Room:	$64,000,000 / $159,204
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	9/1/2014

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$109,602
Taxes:	$267,171	$30,400	N/A	Maturity Date Loan / Room:	$93,668
Insurance:	$101,105	$16,851	N/A	Cut-off Date LTV:	68.8%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	58.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.78x
Other(3):	$60,455	$2,925	N/A	UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$44,060,000	86.1%	Payoff Existing Debt	$31,869,660	62.2%
Mezzanine Loan	7,140,000	13.9	Return of Equity	18,530,586	36.2
			Upfront Reserves	428,731	0.8
			Closing Costs	371,023	0.7
Total Sources	$51,200,000	100.0%	Total Uses	$51,200,000	100.0%
(1)
Marriott - Pittsburgh is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $44.06 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of $44.06 million for the Marriott - Pittsburgh Whole Loan.

(2)
The lockout period will be at least 31 payments beginning with and including the first payment date of December 1, 2014. Defeasance of the full $44.06 million Marriott - Pittsburgh Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.

(3)	The Initial Other Escrows and Reserves represent a ground rent reserve and deferred maintenance reserve.

The Loan. The Marriott - Pittsburgh loan is secured by a first mortgage lien on a 402-room, full service hotel located in Pittsburgh, Pennsylvania. The whole loan has an outstanding principal balance of $44.06 million (the “Marriott - Pittsburgh Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $25.00 million, is being contributed to the JPMBB 2015-C29 Trust. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $19.06 million, is expected to be contributed to a future securitization trust. The holder of the Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2015-C29 Trust. The trustee of the JPMBB 2015-C29 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Marriott - Pittsburgh Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Marriott - Pittsburgh

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Lance T. Shaner, chairman and CEO of Shaner Hotel Group (“Shaner”). Shaner, an owner-operator in the hospitality industry, owns or manages 40 hotel properties in 17 states comprising of 16 different brands.

The Property. The Marriott - Pittsburgh is a 402-room, full service hotel located in downtown Pittsburgh, Pennsylvania. The property was built in 1964, commenced operations as a Marriott hotel in 1976 and was renovated in 2012. The Marriott - Pittsburgh is located within a 21-story mixed-use building known as the Chatham Center. The hotel is situated on floors 10 through 21, with additional amenities located on the first and second floors. The Marriott - Pittsburgh features a fitness center, a business center, an indoor pool, the Steelhead Grill Restaurant, a Starbucks coffee shop, a newsstand, a gift shop, and 27,000 square feet of meeting and event space. The property’s meeting and banquet area spans across 16 different spaces, all located on the second floor. The largest of these spaces is the Grand Ballroom, which measures approximately 8,831 square feet with a capacity of 600 people. Food and beverage options at the Marriott - Pittsburgh consist of Steelhead Brasserie and Wine Bar, Steelhead Lounge and Starbucks coffee shop. Steelhead Brasserie and Wine Bar is an American fusion restaurant serving breakfast, lunch, and dinner while Steelhead Lounge offers signature cocktails and an extensive wine menu throughout the day.

The property is located in downtown Pittsburgh, in Allegheny County, Pennsylvania, adjacent to Center Avenue and Interstate 579, which provide primary regional access to the greater Pittsburgh metropolitan statistical area. The property is located within a three mile radius of major highways such as Interstate 279 and Interstate 376 and is less than 20 miles east of the Pittsburgh International Airport. Port Authority of Allegheny County is the region’s mass transit system and the downtown station is located less than half mile from the property. Amtrak, an intercity rail service, serves the Pittsburgh region from Pennsylvania Station, located less than one mile north of the property. The Marriott - Pittsburgh is proximate to several demand generators. Heinz Field, home of Pittsburgh Steelers, is located approximately two miles from the property. The Pittsburgh Zoo and PPG Aquarium are located approximately seven miles from the property and the Rivers Casino is less than three miles from the property. The city’s economy thrives on technology-oriented businesses and nine Fortune 500 companies are headquartered in the area. In addition to major corporations, Pittsburgh is home to many higher level educational institutions such as Carnegie Mellon University, University of Pittsburgh, Duquesne University and Robert Morris University.

The appraisal identified three new hotel developments for the downtown Pittsburgh market that are expected to be competitive with the Marriott - Pittsburgh. The 247-room Kimpton Hotel Monaco Pittsburgh opened in January 2015 and is located 0.3 miles west of the Marriott - Pittsburgh. The Kimpton Hotel Monaco Pittsburgh is a nine-story building that features a 120-seat restaurant and approximately 9,000 square feet of meeting space. The 175-room Hilton Garden Inn Pittsburgh City Center opened in May 2015 and is located approximately 2.0 miles from the Marriott - Pittsburgh. The 229-room Embassy Suites Pittsburgh Downtown is anticipated to open in September 2015 and will be located approximately 0.4 miles west of the property.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Marriott - Pittsburgh(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	65.0%	$148.10	$96.20	71.0%	$135.88	$96.45	109.2%	91.7%	100.3%
2013	64.7%	$149.17	$96.49	70.7%	$142.58	$100.87	109.3%	95.6%	104.5%
2014	67.9%	$152.16	$103.37	71.3%	$149.68	$106.68	105.0%	98.4%	103.2%
TTM(4)	68.8%	$153.64	$105.70	72.1%	$151.89	$109.44	104.8%	98.9%	103.5%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Wyndham Grand Pittsburgh Downtown, Omni William Penn Hotel, Doubletree Hotel Pittsburgh Downtown, Westin Convention Center Pittsburgh and Renaissance Pittsburgh Hotel.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and operating statements for the property provided by the borrower.
(4)	TTM represents the trailing 12-month period ending on March 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Marriott - Pittsburgh

Competitive Hotels Profile(1)

				2013 Market Mix			2013 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Marriott - Pittsburgh	402	1964	16,784	55%	25%	20%	71%	$142.58	$100.87
Wyndham Grand Pittsburgh Downtown	712	1959	40,000	55%	25%	20%	55%	$130.00	$71.50
Omni William Penn Hotel	596	1916	52,000	60%	20%	20%	70%	$167.00	$116.90
Doubletree Hotel Pittsburgh Downtown	337	1952	10,000	55%	30%	15%	65%	$140.00	$91.00
Westin Convention Center Pittsburgh	616	1987	42,000	50%	30%	20%	68%	$150.00	$102.00
Renaissance Pittsburgh Hotel	300	2001	9,500	65%	20%	15%	71%	$160.00	$113.60
Total(2)	2,561
(1)	Based on the appraisal.
(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow(1)
	2012	2013	2014	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	71.0%	70.7%	71.3%	72.1%	71.1%
ADR	$135.88	$142.58	$149.68	$151.89	$150.23
RevPAR	$96.45	$100.87	$106.68	$109.44	$106.89

Room Revenue	$14,190,942	$14,800,895	$15,653,243	$16,057,684	$15,683,283	$39,013	72.9%
Food and Beverage	4,253,940	5,325,410	5,233,337	5,440,272	5,182,934	12,893	24.1
Other Departmental Revenues	646,687	661,480	641,163	653,467	639,943	1,592	3.0
Total Revenue	$19,091,569	$20,787,785	$21,527,743	$22,151,423	$21,506,160	$53,498	100.0%

Room Expense	$4,763,288	$4,758,970	$4,883,061	$5,010,332	$4,903,897	$12,199	31.3%
Food and Beverage Expense	3,028,719	3,445,633	3,226,876	3,301,637	3,198,961	7,958	61.7
Other Departmental Expenses	448,720	453,322	464,562	468,462	461,834	1,149	72.2
Departmental Expenses	$8,240,727	$8,657,925	$8,574,499	$8,780,431	$8,564,692	$21,305	39.8%

Departmental Profit	$10,850,842	$12,129,860	$12,953,244	$13,370,992	$12,941,468	$32,193	60.2%

Operating Expenses	$5,351,346	$5,557,479	$5,634,508	$5,632,683	$5,624,864	$13,992	26.2%
Gross Operating Profit	$5,499,496	$6,572,381	$7,318,736	$7,738,309	$7,316,604	$18,201	34.0%

Management Fee	$572,747	$623,633	$645,832	$664,598	$645,185	$1,605	3.0%
Fixed Expenses	715,939	703,327	729,821	724,184	811,000	2,017	3.8
FF&E	954,578	1,039,389	1,076,387	1,107,571	1,075,308	2,675	5.0
Total Other Expenses	$2,243,265	$2,366,350	$2,452,040	$2,496,353	$2,531,493	$6,297	11.8%

Net Operating Income	$3,256,231	$4,206,031	$4,866,696	$5,241,956	$4,785,112	$11,903	22.2%
Net Cash Flow	$3,256,231	$4,206,031	$4,866,696	$5,241,956	$4,785,112	$11,903	22.2%
(1)	The information provided in the table reflects the cash flow from operations of the hotel.
(2)	TTM column represents the trailing twelve month period ending on March 31, 2015.
(3)	Per Room values are based on 402 guest rooms.
(4)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Property Management. The property is managed by Shaner Hotel Holdings Limited Partnership, an affiliate of the loan sponsor.

Franchise Agreements. The property has a franchise agreement with Marriott International, Inc., which is set to expire on December 20, 2021 with no extension options. The loan is structured with a cash flow sweep that would begin 18 months in advance of the franchise expiration. The agreement provides for a contractual monthly program fee equal to 6.0% of gross room revenue and 3.0% of gross food and beverage sales.

Ground Lease. The property is subject to a ground lease which commenced in 1964 and will expire on October 31, 2051, with no extensions remaining. The current monthly ground rent payment is $2,925.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Marriott - Pittsburgh

Additional Debt. The $7.14 million mezzanine loan is secured by the direct equity interests in the borrower and is coterminous with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 10.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.0%, the UW NCF DSCR is 1.40x and the UW NOI Debt Yield is 9.3%. The lenders have entered into an intercreditor agreement. The mezzanine loan is cross-collateralized and cross-defaulted with three other mezzanine loans related to other mortgage loans through guaranties signed by the various mezzanine loan borrowers. The total amount of all four mezzanine loans including the cross-collateralized and cross-defaulted mezzanine loan related to the Marriott - Pittsburgh mortgage loan is approximately $31.6 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Crest at Greylyn

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,000,000	Title:	Fee
Cut-off Date Principal Balance:	$24,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.4%	Net Rentable Area (Units):	259
Loan Purpose:	Refinance	Location:	Charlotte, NC
Borrower:	Golden Triangle #1, LLC	Year Built / Renovated:	2013 / N/A
Sponsor:	Daniel S. Levine	Occupancy:	99.6%
Interest Rate:	4.27800%	Occupancy Date:	4/27/2015
Note Date:	5/6/2015	Number of Tenants:	N/A
Maturity Date:	5/6/2025	2012 NOI(1):	N/A
Interest-only Period:	48 months	2013 NOI(1):	N/A
Original Term:	120 months	2014 NOI:	$1,991,421
Original Amortization:	360 months	TTM NOI (as of 3/2015):	$2,014,190
Amortization Type:	IO-Balloon	UW Economic Occupancy:	92.6%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$3,192,720
Lockbox:	Springing	UW Expenses:	$1,273,213
Additional Debt:	N/A	UW NOI:	$1,919,507
Additional Debt Balance:	N/A	UW NCF:	$1,861,232
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$34,000,000 / $131,274
		Appraisal Date:	3/26/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$92,664
Taxes:	$70,723	$14,145	N/A	Maturity Date Loan / Unit:	$82,644
Insurance:	$32,803	$3,645	N/A	Cut-off Date LTV:	70.6%
Replacement Reserves:	$0	$5,396	$129,500	Maturity Date LTV:	63.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.31x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,000,000	100.0%	Payoff Existing Debt	$18,028,321	75.1%
			Return of Equity	5,788,028	24.1
			Upfront Reserves	103,526	0.4
			Closing Costs	80,126	0.3
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%
(1)	2012 and 2013 NOI are unavailable because the property was built in 2014.

The Loan. The Crest at Greylyn loan has an outstanding principal balance of $24.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 259-unit, garden-style multifamily property located in Charlotte, North Carolina. The loan has a 10-year term, and subsequent to a four-year interest-only period, will amortize on a 30-year schedule. The nonrecourse carve-out guarantors for the loan are Daniel S. Levine, Todd Gorelick, Israel Gorelick, Jeffrey Gorelick and Scott Gorelick. The loan sponsor is Mr. Levine, who has over 30 years of experience in commercial real estate, and co-founded Levine Properties, which is based in Charlotte. Mr. Levine is a multifamily developer and sponsor, and currently has 524 units in development. Levine Properties is currently developing a 4.0 acre park in uptown Charlotte’s First Ward.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Crest at Greylyn

The Property. Crest at Greylyn is a 259-unit, Class A multifamily property located in Charlotte, North Carolina. The property consists of six two-, three- and four-story apartment buildings that were built in 2013. Occupancy as of April 27, 2015 was 99.6%. The property is located in the Sardis Woods neighborhood of Charlotte, approximately 10 miles from the Charlotte central business district. The property is within a 15 minute drive from a large number of retail locations, including Walmart, Costco, Kohl’s, Target, and the SouthPark Mall, which is anchored by Neiman Marcus, Nordstrom, Macy’s, Dillard’s, Belk and Dick’s Sporting Goods. The property is LEED certified and unit features include chef kitchens with dark maple cabinets, steel appliances, balconies and washer/dryers. Property amenities include an entertainment lounge, a business center, a fitness center, a saltwater swimming pool and a grilling station. The property also has 397 parking spaces resulting in a parking ratio of 1.53 spaces per unit.

The Market. The property is located within the Charlotte apartment market and the East-3 multifamily submarket. The submarket had a 4.9% vacancy rate as of February 2015. The submarket vacancy has trended downward over the last three years with average vacancies of 6.6% in 2012, 5.3% in 2013 and 4.7% in 2014. According to the appraisal, the 2015 estimated population within a one- and three-mile radius of the property is 8,835 and 74,024, respectively. The 2015 estimated median household income within a one- and three-mile radius of the property is $47,810 and $58,214, respectively. As of March 2015, the submarket contained 8,480 units, according to a market research report. The appraisal identified five comparable rentals proximate to the Crest at Greylyn property. The property’s comparable monthly market rent for one-, two- and three-bedroom units ranges from $725 to $970, $925 to $1,160 and $1,200 to $1,465, respectively.

Multifamily Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Monthly Market Rent	Monthly In- Place Rents
Studio	5	1.9%	5	100.0%	435	$755	$650
1 BR / 1 BA	110	42.5	110	100.0%	657	$890	$779
2 BR / 2 BA	132	51.0	131	99.2%	981	$1,178	$1,082
3 BR / 2 BA	12	4.6	12	100.0%	1,287	$1,376	$1,257
Total / Wtd. Average	259	100.0%	258	99.6%	847	$1,057	$953
(1)	Based on the rent roll dated April 27, 2015 provided by the borrower.

Operating History and Underwritten Net Cash Flow

	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,696,685	$2,744,097	$2,948,928	$11,386	99.5%
Vacant Income	0	0	15,060	58	0.5
Gross Potential Rent	$2,696,685	$2,744,097	$2,963,988	$11,444	100.0%
Total Reimbursements	0	0	0	0	0.0
Net Rental Income	$2,696,685	$2,744,097	$2,963,988	$11,444	100.0%
(Vacancy/Credit Loss)	0	0	(219,891)	(849)	(7.4)
Other Income(3)	430,869	448,624	448,624	1,732	15.1
Effective Gross Income	$3,127,555	$3,192,720	$3,192,720	$12,327	107.7%

Total Expenses	$1,136,134	$1,178,530	$1,273,213	$4,916	39.9%

Net Operating Income	$1,991,421	$2,014,190	$1,919,507	$7,411	60.1%

Replacement Reserves	0	0	58,275	225	1.8
Net Cash Flow	$1,991,421	$2,014,190	$1,861,232	$7,186	58.3%

Occupancy(4)	92.5%	99.6%	92.6%
(1)	TTM column represents the trailing 12-month period ending on March 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income represents cable rebill, trash removal rebill, water/sewage rebill and miscellaneous fees.
(4)	2014 Occupancy represents economic occupancy. TTM Occupancy represents occupancy as of April 27, 2015. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Pinecrest Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,525,000	Title:	Fee
Cut-off Date Principal Balance:	$23,525,000	Property Type - Subtype:	Mixed Use – Retail/Office
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	94,175
Loan Purpose:	Acquisition	Location:	Pinecrest, FL
Borrower:	COFE Town Center, LLC	Year Built / Renovated:	1985 / 2004
Sponsors:	Eugenio Cosculluela, Jr. and	Occupancy:	86.8%
	Mario A. Fernandez	Occupancy Date:	2/26/2015
Interest Rate:	4.10000%	Number of Tenants:	52
Note Date:	5/1/2015	2012 NOI:	$1,146,726
Maturity Date:	5/1/2025	2013 NOI:	$1,377,511
Interest-only Period:	36 months	2014 NOI(1):	$1,495,781
Original Term:	120 months	TTM NOI(2)	N/A
Original Amortization:	360 months	UW Economic Occupancy:	87.4%
Amortization Type:	IO-Balloon	UW Revenues:	$3,226,426
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$1,214,945
Lockbox:	Springing	UW NOI(1):	$2,011,481
Additional Debt:	N/A	UW NCF:	$1,856,093
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$32,000,000 / $340
Additional Debt Type:	N/A	Appraisal Date:	3/6/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$250
Taxes:	$122,526	$17,504	N/A	Maturity Date Loan / SF:	$217
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	73.5%
Replacement Reserves(3):	$75,000	Springing	$28,272	Maturity Date LTV:	63.8%
TI/LC(4):	$475,000	Springing	$423,792	UW NCF DSCR:	1.36x
Other(5):	$1,140,425	$0	N/A	UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,525,000	68.6%	Purchase Price	$32,000,000	93.3%
Sponsor Equity	10,787,566	31.4	Upfront Reserves	1,875,451	5.5
			Closing Costs	437,116	1.3
Total Sources	$34,312,566	100.0%	Total Uses	$34,312,566	100.0%

(1)
UW NOI is higher than 2014 NOI due to new leasing, burn-off of rent concessions, reduced expenses and increased common area maintenance reimbursements attributable to new or renewal tenants in 2014 and 2015.

(2)	TTM NOI was not provided by the seller.
(3)
Monthly deposits of $1,178 into the Replacement Reserve are required on the first payment date the Replacement Reserve balance is below the $28,272 cap, and on each payment date thereafter, until such time the Replacement Reserve balance exceeds the cap.

(4)
Monthly deposits of $11,772 into the TI/LC reserve are required beginning on the earlier to occur of (i) the first payment date after the aggregate amount on reserve (excluding all amounts attributable to any lease termination payments) is less than $200,000 or (ii) the payment date occurring in June, 2018, until such time the amount on deposit equals or exceeds $423,792.

(5)
Initial Other Escrows and Reserves consist of a capital expenditures reserve in the amount of $880,000, an outstanding tenant improvement reserve in the amount of $173,492, a free rent reserve in the amount of $86,933 and an environmental remediation reserve in the amount of $62,500.

The Loan. The Pinecrest Town Center loan has an outstanding principal balance of approximately $23.5 million as of the Cut-off Date and is secured by a first mortgage lien on a 94,175 square foot mixed use retail and office center located in Pinecrest, Florida. The loan has a 10-year term, and subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The loan sponsors and nonrecourse carve-out guarantors are Eugenio Cosculluela, Jr. and Mario A. Fernandez, affiliates of COFE Properties, a full-service real estate investment firm headquartered in Dadeland, Florida. Led by Mr. Cosculluela and Mr. Fernandez, COFE Properties specializes in the acquisition and repositioning of real estate assets specifically in the South Florida region. The company currently owns six other assets in the South Florida market. Proceeds from the mortgage loan were used to acquire the property from American Commercial Realty Corp for approximately $32.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Pinecrest Town Center

The Property. The Pinecrest Town Center property consists of a four-story, 33,691 square foot office building with an adjacent 60,484 square foot retail center for 94,175 square feet of total space. The total property is situated on an approximately 5.24-acre site and contains 383 surface and roof deck parking spaces with a parking ratio of approximately 4.07 spaces per 1,000 square feet. Both the retail building and office component were constructed in 1985 and later renovated in 2004. Since 2011, the previous sponsor spent approximately $2.0 million in capital expenditures to make general property improvements. The property is well situated along South Dixie Highway, a major thoroughfare that traverses throughout Miami-Dade County and provides direct access to the Palmetto Expressway, approximately two miles north of the property. Additionally, the property is located approximately 3.4 miles south of Dadeland Mall, an approximately 1.5 million square foot shopping mall owned by Simon Property Group, Inc. Dadeland mall reported in-line sales per square foot of approximately $1,143 for 2014. As of February 26, 2015, Pinecrest Town Center was 86.8% occupied by 52 tenants.

The largest tenant, Coldwell Banker, is one of the largest real estate brokerage firms in the world with over 3,000 offices across 50 countries. The company is owned by Realogy Holdings Corp., a publicly traded company that owns or has ownership interests in businesses such as Better Homes and Gardens Real Estate, Century 21, The Corcoran Group, ERA, Sotheby’s International, ZipRealty, NRTY LLC and Title Resource Group. Coldwell Banker’s lease commenced in May 2011 and expires in November 2018 with an on-going termination option beginning in May 2016. The lease contains one five-year renewal option. The tenant occupies 7,982 square feet (8.5% of the net rentable area) at the property. The second largest tenant, Get Smart, is an educational superstore headquartered in Pinecrest, Florida. The company sells education supplies to cater to classrooms and offices, arts and crafts, early learning and teacher resources and tools. In addition to a physical store, the company sells its products through its online catalogue. Get Smart’s most recent lease commenced March 2014 and expires in March 2024 and contains two five-year renewal options. The tenant occupies 6,002 square feet (6.4% of the net rentable area) at the property. The third largest tenant, Esslinger Wooten-Maxwell, is a prominent South Florida real estate brokerage company. Founded in 1964, the company has expanded its presence to 10 offices with over 650 associates across Miami-Dade and Broward County. The company was acquired by HomeServices of America, Inc. in 2003, an affiliate of Berkshire Hathaway Inc. The Esslinger Wooten-Maxwell lease commenced in September 2011 and expires in September 2018 and contains two five-year renewal options. The tenant currently occupies 4,390 square feet of space (4.7% of the net rentable area) at the property.

The Market. The Pinecrest Town Center property is located in the Coral Gables / Kendall / Richmond retail submarket of Miami, which according to the appraisal had total retail inventory of approximately 7.7 million square feet with an overall vacancy rate of 7.0% as of the fourth quarter of 2014. Additionally, the property is located within the South Dade office submarket which, according to the appraisal, had total office inventory of approximately 3.7 million square feet with a vacancy rate of 14.4% as of the fourth quarter of 2014. Population within the property’s three-mile trade area was 97,797 with an estimated 2014 average household income of $103,093 as of 2014. The appraisal concluded market rent for the property of $30.00 to $33.00 per square foot for retail space and $26.50 to $40.00 per square foot for office space. The in-place retail rent at the property ranged from $19.72 to $44.71 per square foot with a weighted average of $30.64 per square foot, which is below the appraisal’s concluded market rents. The in-place office rent at the property ranged from $20.00 to $46.30 per square foot with a weighted average of $30.13, which is slightly above the appraisal’s concluded market rents.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Coldwell Banker	NA / NA / NA	7,982	8.5%	$40.52	5/31/2016
Get Smart	NA / NA / NA	6,002	6.4%	$20.31	3/31/2024
Esslinger Wooten-Maxwell	Aa2 / AA / A+	4,390	4.7%	$32.79	9/30/2018
Sea Siam	NA / NA / NA	4,000	4.2%	$40.84	4/30/2026
ProMD Practice	NA / NA / NA	3,591	3.8%	$20.80	12/31/2018
Westside Bagels too Pinecrest	NA / NA / NA	3,552	3.8%	$36.26	2/28/2025
State Farm	NA / AA / NA	2,973	3.2%	$26.03	1/31/2021
Miami Postal Credit Union	NA / NA / NA	2,800	3.0%	$29.87	6/30/2023
Premiere Dental	NA / NA / NA	2,606	2.8%	$28.09	1/31/2024
Corbett Companies	NA / NA / NA	2,450	2.6%	$26.61	8/31/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Pinecrest Town Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	12,456	13.2%	NAP	NAP	12,456	13.2%	NAP	NAP
2015 & MTM	13	7,204	7.6	$212,534	8.4%	19,660	20.9%	$212,534	8.4%
2016	20	26,644	28.3	870,078	34.5	46,304	49.2%	$1,082,612	42.9%
2017	3	4,980	5.3	164,515	6.5	51,284	54.5%	$1,247,127	49.4%
2018	5	12,783	13.6	330,884	13.1	64,067	68.0%	$1,578,011	62.5%
2019	3	4,015	4.3	137,549	5.4	68,082	72.3%	$1,715,560	68.0%
2020	0	0	0.0	0	0.0	68,082	72.3%	$1,715,560	68.0%
2021	3	7,133	7.6	237,684	9.4	75,215	79.9%	$1,953,244	77.4%
2022	0	0	0.0	0	0.0	75,215	79.9%	$1,953,244	77.4%
2023	1	2,800	3.0	83,636	3.3	78,015	82.8%	$2,036,880	80.7%
2024	2	8,608	9.1	195,105	7.7	86,623	92.0%	$2,231,986	88.4%
2025	1	3,552	3.8	128,796	5.1	90,175	95.8%	$2,360,781	93.5%
2026 & Beyond	1	4,000	4.2	163,363	6.5	94,175	100.0%	$2,524,144	100.0%
Total	52	94,175	100.0%	$2,524,144	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place	$2,009,300	$2,102,837	$2,319,310	$2,524,144	$26.80	68.3%
Vacant Income	0	0	0	365,422	3.88	9.9
Gross Potential Rent	$2,009,300	$2,102,837	$2,319,310	$2,889,566	$30.68	78.2%
Total Reimbursements	515,903	446,498	386,644	803,952	8.54	21.8
Net Rental Income	$2,525,203	$2,549,335	$2,705,955	$3,693,518	$39.22	100.0%
(Vacancy/Credit Loss)	(214,451)	(132,308)	(120,422)	(467,092)	(4.96)	(12.6)
Effective Gross Income	$2,310,752	$2,417,027	$2,585,532	$3,226,426	$34.26	87.4%

Total Expenses	$1,164,026	$1,039,517	$1,089,751	$1,214,945	$12.90	37.7%

Net Operating Income(2)	$1,146,726	$1,377,511	$1,495,781	$2,011,481	$21.36	62.3%

Total TI/LC, Capex/RR	0	0	0	155,389	1.65	4.8

Net Cash Flow	$1,146,726	$1,377,511	$1,495,781	$1,856,093	$19.71	57.5%

Occupancy(3)	82.5%	83.3%	90.9%	87.4%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
The increase in Underwritten Net Operating Income from 2014 Net Operating Income is due to new leasing, burn off of rent concessions, reduced expenses and increased common area maintenance reimbursements attributable to new or renewal tenants in 2014 and 2015.

(3)	Historical occupancies are as of December 31 of each respective year. Underwritten occupancy represents economic occupancy.

Environmental Issue. The Phase I environmental assessment (“ESA”) obtained at origination indicates that a dry cleaning facility currently operates at the mortgaged property. The consultant observed external storage of dry cleaning solvents in two 30-gallon drums behind the dry cleaning machine without secondary containment. The consultant also noted the concrete floor in the vicinity of the dry cleaning machine and waste storage area was coated with an epoxy sealant that appeared to be deteriorating or entirely missing in certain areas. As a result of the dry cleaning operation, the ESA characterized the existence of this tenant as a recognized environmental condition. The mortgaged property is currently on a list for funding to be allocated under a state remediation database, but eligibility may be rescinded if the facility is found to not be in compliance with hazardous waste rules. In addition, the ESA also indicates that the state agency will likely not remediate the mortgaged property for some time due to its priority on the list, and soil vapor issues remain a concern at the mortgaged property. The ESA provided a worst-case estimate of $50,000 to install and operate a sub-slab depressurization system and operate it for one year to mitigate this concern. At origination, the borrower was required to reserve $62,500 to cover the cost of installation of the system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118 of 122

Structural and Collateral Term Sheet	JPMBB 2015-C29

Doubletree - Carson

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,650,000	Title:	Fee
Cut-off Date Principal Balance:	$22,586,644	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	2.3%	Net Rentable Area (Rooms):	225
Loan Purpose:	Refinance	Location:	Carson, CA
Borrower:	Carson Hotel, LLC	Year Built / Renovated:	1988 / 2012
Sponsor:	Ensemble Investments, LLC	Occupancy / ADR / RevPAR:	81.6% / $119.87 / $97.77
Interest Rate:	3.96000%	Occupancy / ADR / RevPAR Date:	1/31/2015
Note Date:	3/27/2015	Number of Tenants:	N/A
Maturity Date:	4/5/2025	2012 NOI(1):	$1,849,764
Interest-only Period:	None	2013 NOI(1):	$2,113,029
Original Term:	120 months	2014 NOI(1):	$2,421,178
Original Amortization:	360 months	TTM NOI (as of 1/2015):	$2,494,532
Amortization Type:	Balloon	UW Occupancy / ADR/ RevPAR:	81.5% / $118.93 / $96.92
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$10,391,208
Lockbox:	CMA	UW Expenses:	$7,993,978
Additional Debt:	N/A	UW NOI(1):	$2,397,230
Additional Debt Balance:	N/A	UW NCF:	$2,397,230
Additional Debt Type:	N/A	Appraised Value / Per Room:	$31,800,000 / $141,333
		Appraisal Date:	2/17/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$100,385
Taxes:	$60,735	$30,368	N/A	Maturity Date Loan / Room:	$79,860
Insurance:	$32,224	$8,056	N/A	Cut-off Date LTV:	71.0%
FF&E Reserves(2):	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	56.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.86x
Other(2):	$0	Springing	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,650,000	100.0%	Payoff Existing Debt	$19,864,199	87.7%
			Return of Equity	2,283,213	10.1
			Closing Costs	409,629	1.8
			Upfront Reserves	92,959	0.4
Total Sources	$22,650,000	100.0%	Total Uses	$22,650,000	100.0%
(1)	The increase in historical NOI and UW NOI is partially due to an approximately $5.2 million property renovation that took place between 2010 and 2014 and was primarily completed in 2012.
(2)
The borrower will make monthly deposits into the FF&E Reserve equal to $34,638. Based on the annual operating statements for the property, the lender may adjust the FF&E Reserve monthly deposit to the greater of (x) the then-existing FF&E Reserve monthly deposit, (y) one-twelfth of 4% of the total gross revenue for the prior fiscal year or (z) any greater amount required to be paid under the franchise agreement, the physical conditions report or the annual budget. In addition, at any time, (i) if additional PIP work is required by the franchisor under the franchise agreement, or (ii) at any time after the date that is 24 months prior to expiration of the franchise agreement the lender determines in its reasonable discretion that any future PIP work may be required, then in either case, the borrower will deposit into the PIP reserve an amount equal to 110% of the estimated costs to complete such additional PIP work, as reasonably determined by lender.

The Loan. The DoubleTree - Carson loan has an outstanding principal balance of approximately $22.59 million and is secured by a first mortgage lien on the borrower’s fee interest in the DoubleTree - Carson property, which is comprised of a 225-room full service hotel located in Carson, California. The loan has a 10-year term and will amortize on a 30-year schedule. The sponsor and nonrecourse carve-out guarantor is Ensemble Investments, LLC, which is controlled by Kambiz Babaoff, Shirin Babaoff, Randy McGrane, Darcy McGrane, Michael Moskowitz and Helen Kim Stockdale.  Ensemble Investments, LLC has developed over 1.6 million square feet of building space consisting of office buildings, medical office buildings, healthcare facilities, multifamily high rises and hotels. The property is managed by Ensemble Hotel Partners, LLC, an affiliate of the loan sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Doubletree - Carson

The Property.  DoubleTree - Carson is a 225-room full service hotel located at 2 Civic Plaza Drive in Carson, California, approximately 17 miles south of downtown Los Angeles. The property was constructed in 1988 and the guest rooms and hotel common areas were renovated between 2010 and 2014, with primary renovations completed in 2012, at a cost, according to the loan sponsor, of approximately $5.2 million ($23,111/room). The collateral consists of a fee-owned parcel totaling approximately 1.44 acres along with a 46.5% tenant-in-common interest in a shared parking area. The hotel amenities include the Refinery Restaurant and Scoreboard Lounge, a three-meal restaurant and lounge, an outdoor pool and spa with cabanas and fireplaces, a fitness center, a business center, and a 5,764 square foot meeting and event space, including a 3,075 square foot ballroom which is further divisible into three rooms.  The guestroom mix is comprised of 87 king rooms (365 square feet), 122 double queen rooms (365 square feet), 12 junior suites (450 square feet), two executive suites (900 square feet, including the balcony), and two presidential suites (1,214 square feet, including the balcony). The property is operated under a franchise license agreement with a subsidiary of Hilton Worldwide that expires on October 31, 2029 and does not contain any renewal options.

DoubleTree - Carson is located in Carson, California, just west of Interstate 405, between the 110 and 710 freeways, at the northeast corner of Carson Street and Civic Plaza Drive. The hotel is visible from Interstate 405 and is accessible from the adjacent Carson Street on/off‐ramps. The property is centrally located within a 25-minute drive of downtown Los Angeles and Long Beach and is located within 11 miles of both the Long Beach Airport and Los Angeles International Airport.  In addition, the StubHub Center, a mixed sporting venue that is the home of the LA Galaxy and the California State University Dominguez Hills campus are within two miles. The property is adjacent to the Carson Center, a city-owned convention center with an 11,950-square-foot main hall and 40,000 square feet of total leasable space that’s used for trade shows, seminars, weddings, banquets, and other community events. Per the appraisal, there are no new full service hotels under construction or firmly planned in the area.

The property’s competitive set listed below includes hotels in Torrance, Long Beach, and San Pedro within the South Bay submarket. The properties are all affiliated with national franchises and compete in the full‐service market with on‐site restaurants (with the exception of the Hampton Inn-Carson).

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			DoubleTree - Carson(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	77.8%	$96.22	$74.83	71.7%	$113.24	$81.24	92.2%	117.7%	108.6%
2013	80.4%	$99.32	$79.82	73.7%	$117.27	$86.45	91.7%	118.1%	108.3%
2014	82.2%	$106.29	$87.32	81.5%	$118.93	$96.92	99.1%	111.9%	111.0%
TTM(4)	83.4%	$107.36	$89.49	82.3%	$121.16	$99.73	98.8%	112.9%	111.4%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: DoubleTree - Torrance South Bay, Holiday Inn - Long Beach Airport, DoubleTree - San Pedro Port of Los Angeles, Holiday Inn - Los Angeles Gateway Torrance, Courtyard - Los Angeles Torrance Palos and Hampton Inn - Los Angeles Carson Torrance.

(2)	2012-2014 information is based on operating statements provided by the borrower.
(3)
Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property for 2012-2014 and Smith Travel Research for the property’s TTM.

(4)	TTM represents period ending March 31, 2015 provided by Smith Travel Research.

Competitive Hotels Profile(1)

				2014 Estimated Market Mix			2014 Estimated Operating Statistics

Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
DoubleTree - Carson	225	1988	5,764	40%	20%	15%	81%	$118.93	$96.92
Hampton Inn - Los Angeles Carson Torrance	137	1990	0	70%	10%	20%	80%	$110.00	$88.00
Courtyard - Los Angeles Torrance South Bay	330	1987	1,358	60%	20%	20%	80%	$125.00	$100.00
Holiday Inn - Los Angeles Gateway Torrance	320	1986	3,780	30%	10%	10%	80%	$85.00	$68.00
DoubleTree - Torrance South Bay	367	1976	13,253	30%	10%	20%	90%	$115.00	$103.50
DoubleTree - San Pedro Port of Los Angeles	226	1987	15,958	30%	15%	30%	90%	$105.00	$94.50
Holiday Inn - Long Beach Airport	222	1969	6,029	40%	20%	20%	70%	$105.00	$73.50
Total(2)	1,602
(1)    Based on the appraisal.
(2)    Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C29

Doubletree - Carson

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Room (2)	% of Total Revenue(3)
Occupancy	71.7%	73.7%	81.5%	81.6%	81.5%
ADR	$113.24	$117.27	$118.93	$119.87	$118.93
RevPAR	$81.24	$86.45	$96.92	$97.77	$96.92

Room Revenue	$6,641,957	$7,099,805	$7,959,281	$8,028,985	$7,959,281	$35,375	76.6%
Food and Beverage Revenue	2,113,511	2,109,815	2,356,382	2,358,574	2,356,382	10,473	22.7
Telephone Revenue	3,754	3,900	2,544	4,546	2,544	11	0.0
Other Revenue	133,753	189,389	73,001	69,288	73,001	324	0.7
Total Revenue	$8,892,975	$9,402,909	$10,391,208	$10,461,393	$10,391,208	$46,183	100.0%

Room Expense	$1,582,596	$1,655,906	$2,096,734	$2,113,335	$2,096,734	$9,319	20.2%
Food and Beverage Expense	1,558,447	1,552,016	1,654,456	1,653,744	1,654,456	7,353	15.9
Telephone Expense	16,406	16,202	21,551	22,485	21,551	96	0.2
Departmental Expenses	$3,157,449	$3,224,124	$3,772,741	$3,789,564	$3,772,741	$16,768	36.3%

Departmental Profit	$5,735,526	$6,178,785	$6,618,467	$6,671,829	$6,618,467	$29,415	63.7%

Operating Expenses	$2,279,723	$2,355,709	$2,278,414	$2,247,031	$2,278,414	$10,126	21.9%
Gross Operating Profit	$3,455,803	$3,823,076	$4,340,053	$4,424,798	$4,340,053	$19,289	41.8%

Fixed Expenses	$422,541	$378,401	$455,324	$461,081	$467,266	$2,077	4.5%
Management Fee	266,778	283,482	308,228	310,039	311,736	1,385	3.0
Franchise Fee	561,001	672,048	739,675	740,691	748,172	3,325	7.2
FF&E (4)	355,719	376,116	415,648	418,456	415,648	1,847	4.0
Total Other Expenses	$1,606,039	$1,710,047	$1,918,875	$1,930,267	$1,942,822	$8,635	18.7%

Net Operating Income	$1,849,764	$2,113,029	$2,421,178	$2,494,532	$2,397,230	$10,654	23.1%
Net Cash Flow	$1,849,764	$2,113,029	$2,421,178	$2,494,532	$2,397,230	$10,654	23.1%
(1)	TTM is based on the 12 month period ending January 31, 2015.
(2)	Per Room values are based on 225 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expenses and Telephone Expenses is based on their corresponding revenue line item.
(4)
The borrower will make monthly deposits into the FF&E reserve equal to $34,638. Based on the annual operating statements for the property, the lender may adjust the FF&E reserve monthly deposit to the greater of (x) the then-existing FF&E reserve monthly deposit, (y) one-twelfth of 4% of the total gross revenue for the prior fiscal year or (z) any greater amount required to be paid under the franchise agreement, the physical conditions report, or the annual budget.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Director	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 412-2084

David Kung Director	david.kung@barclays.com	(212) 528-7970

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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